EXECUTION COPY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMONG

THE PROPERTY OWNERS PARTY HERETO FROM TIME TO TIME
each as a Borrower,

SILVER BAY OPERATING PARTNERSHIP L.P.
as the Master Property Manager, solely with respect to Sections 2.8(a), 2.8(b)(ii), 2.8(b)(xii), 2.8(c), 2.13, 2.14(b), 2.15, 2.16, 2.18, 2.22(a), 2.23, 2.25(a)(iii), 2.25(g), 2.26, 3.1(f), 3.1(q), 3.1(r), 3.1(s), 6.7(i), 6.7(j), 13.1(m), 13.11(b), 13.14, 13.15 and 13.17, Article 11 and Schedule 6,

SB FINANCING TRUST OWNER LLC
as the Borrower Representative,

U.S. BANK NATIONAL ASSOCIATION
as Calculation Agent and Paying Agent,

BANK OF AMERICA, NATIONAL ASSOCIATION
as Joint Lead Arranger, Agent and a Lender,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Joint Lead Arranger and a Lender,

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of February 18, 2015

TABLE OF CONTENTS
Page

ARTICLE 1	DEFINITIONS 1

Section 1.1	Definitions 1

Section 1.2	Construction of Certain Terms and Phrases 44

ARTICLE 2	THE CREDIT FACILITY 45

Section 2.1	Description of Facility; Borrower Representative 45

Section 2.2	Procedure for Borrowing Advances 46

Section 2.3	Purpose 50

Section 2.4	Interest and Fees 50

Section 2.5	Payment of Principal and Interest 50

Section 2.6	Reductions and Extensions of Commitments 51

Section 2.7	Prepayments 52

Section 2.8	Application of Available Funds; Accounts 54

Section 2.9	Inability to Determine Applicable Interest Rate 56

Section 2.10	Illegality or Impracticability of LIBOR Rate Advances 56

Section 2.11	Increased Costs 57

Section 2.12	Indemnified Taxes 58

Section 2.13	Property Management and Cash Management 59

Section 2.14	Property Valuations 61

Section 2.15	Annual Budgets, Expense Management; Ongoing Reserve Account 62

Section 2.16	Audit and Information Rights 63

Section 2.17	[Reserved] 63

Section 2.18	Insurance Premiums and Real Property Taxes; Insurance and Tax Reserve Account 64

Section 2.19	Special Reserve Account 65

Section 2.20	Insurance Proceeds Account 66

Section 2.21	Reserve Accounts Generally 66

Section 2.22	Renovations and Renovation Cost Reserve Account 68

Section 2.23	Remedies Upon Breach of Representation As To Eligible Property 69

Section 2.24	The Paying Agent 70

Section 2.25	The Calculation Agent 72

ARTICLE 3	CONDITIONS PRECEDENT 77

Section 3.1	Conditions to Closing 77

Section 3.2	Conditions to Each Advance 81

ARTICLE 4	SECURITY AGREEMENT 83

Section 4.1	Grant By Borrowers 83

ARTICLE 5	REPRESENTATIONS AND WARRANTIES 84

Section 5.1	Existence 85

Section 5.2	Power and Authority; Enforceability 85

Section 5.3	No Violation 85

Section 5.4	Consents; Authorizations 85

Section 5.5	Title to Assets 86

Section 5.6	Collateral 86

Section 5.7	Litigation 86

Section 5.8	Compliance with Laws 86

Section 5.9	Disclosure 86

Section 5.10	Environmental Matters 87

Section 5.11	Solvency 87

Section 5.12	Organization Documents 87

Section 5.13	Taxes 87

Section 5.14	Anti-Money Laundering Laws 87

Section 5.15	ERISA Compliance 88

Section 5.16	Equity Interests and Ownership 88

Section 5.17	Governmental Regulation 88

Section 5.18	Margin Stock 88

Section 5.19	OFAC 89

Section 5.20	Insurance 89

Section 5.21	Eligibility 89

Section 5.22	Investment Company Act 89

Section 5.23	Fiscal Year and Fiscal Quarters 89

Section 5.24	No Delaware Properties As of Effective Date 89

ARTICLE 6	AFFIRMATIVE COVENANTS 89

Section 6.1	Compliance With Laws 89

Section 6.2	Maintenance of Existence 89

Section 6.3	Use of Proceeds 90

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Section 6.4	Delivery of Information 90

Section 6.5	Books and Records 91

Section 6.6	Further Assurances 91

Section 6.7	Insurance 92

Section 6.8	Single Purpose Entity 97

Section 6.9	Taxes and Other Charges 98

Section 6.10	Litigation 99

Section 6.11	Cooperate in Legal Proceedings 99

Section 6.12	Estoppel Statement 99

Section 6.13	Environmental Covenants 99

Section 6.14	Performance and Compliance with Loan Documents 100

Section 6.15	OFAC 100

Section 6.16	Inspection Rights 101

Section 6.17	HOA Dues 102

Section 6.18	Conversion to Stabilized Property 102

Section 6.19	Hedging Arrangements 102

Section 6.20	Anti-Money Laundering Laws 103

Section 6.21	Maintenance of Properties 103

Section 6.22	Maintenance of Documents Relating to Properties 103

ARTICLE 7	NEGATIVE COVENANTS 103

Section 7.1	Debt 103

Section 7.2	Liens; Dispositions 104

Section 7.3	Investments 104

Section 7.4	Mergers; Consolidations; Sales of Assets; Etc 104

Section 7.5	Line of Business 104

Section 7.6	Subsidiaries 104

Section 7.7	Amendment, Modification of Documents or Accounts 104

Section 7.8	Bad Acts 104

Section 7.9	Restricted Payments 106

Section 7.10	Accounts 106

Section 7.11	Equity Interests 106

Section 7.12	No Other Accounts 106

ARTICLE 8	DEFAULT 106

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Section 8.1	Default 106

Section 8.2	Remedies Upon Default 110

ARTICLE 9	THE AGENT 111

Section 9.1	Authorization and Action 111

Section 9.2	Delegation of Duties 111

Section 9.3	Exculpatory Provisions 111

Section 9.4	Reliance 112

Section 9.5	Non-Reliance on Agent 112

Section 9.6	Indemnification 113

Section 9.7	Agent in its Individual Capacity 113

Section 9.8	Successor Agents 113

ARTICLE 10	ASSIGNMENTS AND PARTICIPATIONS 114

Section 10.1	Assignments and Participations 114

ARTICLE 11	THE MASTER PROPERTY MANAGER 116

Section 11.1	Representations and Warranties of the Master Property Manager 116

Section 11.2	Covenants of the Master Property Manager 117

Section 11.3	Grant of Security Interest 120

ARTICLE 12	CROSS-GUARANTY 120

Section 12.1	Cross-Guaranty 120

Section 12.2	Waivers by Borrowers 121

Section 12.3	Benefit of Guaranty 121

Section 12.4	Waiver of Subrogation, Etc 121

Section 12.5	Liability Cumulative 121

ARTICLE 13	MISCELLANEOUS 122

Section 13.1	Amendments and Waivers 122

Section 13.2	Governing Law; Consent to Jurisdiction 123

Section 13.3	Waiver of Jury Trial 123

Section 13.4	Assignment 123

Section 13.5	Notices 124

Section 13.6	Data Site; Access to Information 126

Section 13.7	Severability 127

Section 13.8	Entire Agreement; Amendments; No Third Party Beneficiaries 127

Section 13.9	Counterparts 127

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Section 13.10	Expenses 127

Section 13.11	Indemnity 128

Section 13.12	Usury Savings Clause 129

Section 13.13	Set-off 129

Section 13.14	Confidentiality 130

Section 13.15	Limitation of Liability 131

Section 13.16	No Joint Venture 131

Section 13.17	No Insolvency Proceedings 132

Section 13.18	Lender Communications; Lender Objections 132

EXHIBITS, SCHEDULES AND ANNEXES

Exhibit A    Form of Borrowing Notice
Exhibit A-1    Form of Borrowing Notice Certification
Exhibit A-2    Form of Borrower Representative Certification
Exhibit B    Form of Note
Exhibit C    Form of No Lien Certificate
Exhibit D    Form of Monthly Report
Exhibit E    Form of Joinder Agreement
Exhibit F    Form of Financing Statement
Exhibit G    Form of Certificate of Completion
Exhibit H    Form of Monthly Report Certification
Exhibit I    Form of Backup Property Manager Report
Exhibit J    Form of Eligible Property Management Agreement
Exhibit K    Title Review and Specially Permitted Liens
Exhibit L    Form of Property Manager Acknowledgement

Schedule 1    Borrowers
Schedule 2    Eligibility Requirements
Schedule 3    Filing Offices
Schedule 4    Schedule of Properties
Schedule 5    Leasing Standards
Schedule 6    Sponsor Financial Covenants
Schedule 7    Collecting Property Managers and Managed Properties
Schedule 8    Non-Collecting Property Managers and Managed Properties

Annex A    Lender Accounts

5

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2015 (the “Restatement Effective Date”), by and among each person listed on Schedule 1 hereto and each person that becomes a party hereto pursuant to a Joinder, SILVER BAY OPERATING PARTNERSHIP L.P., solely with respect to Sections 2.8(a), 2.8(b)(ii), 2.8(b)(xii), 2.8(c), 2.13, 2.14(b), 2.15, 2.16, 2.18, 2.22(a), 2.23, 2.25(a)(iii), 2.25(g), 2.26, 3.1(f), 3.1(q), 3.1(r), 3.1(s), 6.7(i), 6.7(j), 13.1(m), 13.11(b), 13.14, 13.15 and 13.17, Article 11 and Schedule 6, as initial master property manager, SB FINANCING TRUST OWNER LLC, as borrower representative (in such capacity, the “Borrower Representative”), U.S. BANK NATIONAL ASSOCIATION, as calculation agent and as paying agent, BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as Joint Lead Arranger, a Lender and agent for each Lender (in such capacity, the “Agent”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Joint Lead Arranger and a Lender and THE LENDERS PARTY HERETO FROM TIME TO TIME.
RECITALS
WHEREAS, the Borrowers, Calculation Agent, Paying Agent, the Lenders and Agent entered into the Revolving Credit Agreement, dated as of May 10, 2013, as amended from time to time (the “Original Agreement”);
WHEREAS, the Borrowers, Calculation Agent, Paying Agent, the Lenders and Agent wish to amend and restate the Original Agreement in its entirety pursuant to this Agreement and the Borrowers, Calculation Agent, Paying Agent, Lenders and Agent have agreed to amend and restate such Original Agreement;
NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:
Accepted Management Practices: With respect to any Property, those management, rental, sales and collection practices (a) of prudent companies that manage single family and 2-4 family residential homes for rent and sale of a type similar to the Properties in the jurisdiction where the related Property is located (b) that are in accordance with commercially reasonable professional standards, (c) that are in compliance with all Applicable Laws and (d) using good faith and commercially reasonable efforts.
Account Control Agreement: With respect to the Ongoing Reserve Account, the Monthly Net Cash Flow Reserve Account, the Insurance and Tax Reserve Account, the Interest Reserve Account, the Special Reserve Account, the Renovation Cost Reserve Account and the Collection Account, a Securities Account Control Agreement among the Borrower Representative, the Agent and the Paying Agent, in form and substance satisfactory to the Agent.
Acquisition Date: With respect to any Property, the date on which the related Borrower acquired title to such Property.
Acquisition Financed Property: Shall mean a Property added to the Facility that is acquired or to be acquired by a Borrower (directly or indirectly through an Affiliate thereof) pursuant to (i) the purchase agreement between 2015A Property Owner LLC and The American Home Real Estate Investment Trust Inc., dated as of February 18, 2015 (the “TAH Acquisition Portfolio”) or (ii) any other portfolio acquisition approved by the Lenders and the Agent, and as to which such Borrower has not delivered a copy of the related originally recorded deed or original final title policy; provided, however, that such Borrower shall have delivered the Document Package on or prior to the related Borrowing Date.
Actual Expenses: With respect to any Property, as defined in Section 2.13(c).
Additional Proposed Qualified Expenses: For any Property and the first Advance made after a Borrower acquires such Property, the amount of Qualified Expenses, real estate taxes, other governmental assessments and insurance premiums proposed by the Borrower Representative to be added to the Approved Budget, both on a monthly and annual basis, subject to the approval of the Agent, subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after such Additional Proposed Qualified Expenses for a Property are initially posted to the Data Site.
Advance: Each advance of funds by each Lender to the Borrowers under Section 2.2.
Advance Rate: As defined in the Fee Letter.
Advances Outstanding: As of any date of determination, the aggregate outstanding principal balance of all outstanding Advances as of such date.
Affected Advances: As defined in Section 2.10.
Affiliate: As applied to any Person, (a) each Person that, (x) directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary such Person, or (y) otherwise has the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise (notwithstanding the foregoing, a Property Manager shall not be an Affiliate of any Borrower-Related Party solely due to such Property Manager being a party to an Eligible Property Management Agreement or Property Management Agreement), (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, joint ventures, managers and partners; provided that the Trustee, solely by virtue of being the trustee of the Trust Guarantor shall not be an Affiliate of any Borrower-Related Party. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no direct or indirect owner of any Equity Interest of the Sponsor shall be deemed to be an Affiliate of any Borrower-Related Party.
Agent: As defined in the introductory paragraph.
Aggregate Property Value (Non-Stabilized): On any date of determination, the positive excess, if any of (a) the sum for the Property Values for all Non-Stabilized Properties included in the Facility as of such date (determined (i) for each Property that is, on such date of determination, an Eligible Property and (ii) after giving effect to the addition of any Eligible Property that is a Non-Stabilized Property in connection with any Advance to be made on such day) over (b) the sum of the following (without duplication):
(i)    the portion of the aggregate Property Values of such Eligible Properties that are Non-Stabilized Properties with Property Values of less than $50,000 that exceeds 10% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date;
(ii)    the portion of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties that are condominium units that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date;
(iii)    the portion of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties that are subject to any Specially Permitted Lien that exceeds 30% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date;
(iv)    the portion of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties with Property Values less than $40,000 that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date;

(v)    the portion of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties with Property Values in excess of $275,000 that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date;
(vi)    the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties that are condominium units located in any single condominium project to the extent the number of such Properties exceeds the greater of (A) three (3) units in such condominium project and (B) 3% of the total units in such condominium project;
(vii)    the portion of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties that are Flood Properties that exceeds 7.5% of the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties, in each case, included in the Facility as of such date; and
(viii)    the aggregate Property Values of all such Eligible Properties that are Non-Stabilized Properties that have been damaged by floods, where, as of such date of determination, such damage has not been fully repaired within ninety (90) days after such damage was incurred.
Aggregate Property Value (Stabilized): On any date of determination, the positive excess, if any of (a) the sum for the Property Values for all Stabilized Properties included in the Facility as of such date (determined (i) for each Property that is, on such date of determination, an Eligible Property and (ii) after giving effect to the addition of any Eligible Property that is a Stabilized Property in connection with any Advance to be made on such day) over (b) the sum of the following (without duplication):
(i)    the portion of the aggregate Property Values of such Eligible Properties that are Stabilized Properties with Property Values of less than $50,000 that exceeds 10% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date;
(ii)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties that are condominium units that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date;
(iii)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties with initial lease terms of less than 12 months that exceeds 25% of the aggregate Property Values of all such Eligible Properties, in each case, included in the Facility as of such date;

(iv)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties that are subject to any Specially Permitted Lien that exceeds 30% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date;
(v)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties with Property Values less than $40,000 that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date;
(vi)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties with Property Values in excess of $275,000 that exceeds 5% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date;
(vii)    the aggregate Property Values of all such Eligible Properties that are Stabilized Properties that are condominium units located in any single condominium project to the extent the number of such Properties exceeds the greater of (A) three (3) units in such condominium project and (B) 3% of the total units in such condominium project;
(viii)    the portion of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties that are Flood Properties that exceeds 7.5% of the aggregate Property Values of all such Eligible Properties that are Stabilized Properties, in each case, included in the Facility as of such date; and
(ix)    the aggregate Property Values of all such Eligible Properties that are Stabilized Properties that have been damaged by floods, where, as of such date of determination, such damage has not been fully repaired within ninety (90) days after such damage was incurred.
Agreement: As defined in the introductory paragraph.
Allocated Loan Amount: On any day for any Eligible Property then funded by the Facility, the portion of the Advances Outstanding related to such Eligible Property as determined by the Borrower Representative and approved by the Agent; adjusted as follows and in the following order:
(a)    upon any reduction of the Advances Outstanding to reduce the Loan To Value Ratio for Non-Stabilized Properties or for Stabilized Properties, such reduction shall be allocated first to reduce the Allocated Loan Amounts for each Property whose Allocated Loan Amount exceeds its Maximum Allocated Loan Amount and second, pro rata to reduce the Allocated Loan Amounts for each Property then funded by the Facility;
(b)    upon any reduction of the Advances Outstanding in connection with the payment of any Prepayment Amount, such reduction shall be allocated first, to reduce the Allocated Loan Amount of the Property to which such Prepayment Amount relates and second, pro rata to reduce the Allocated Loan Amounts for each Property then funded by the Facility;
(c)    upon any reduction of the Advances Outstanding to increase the Debt Yield Ratio, such reduction shall be allocated pro rata to reduce the Allocated Loan Amounts for each Property then funded by the Facility; and
(d)    upon any reduction of the Advances Outstanding resulting from or related to the Debt Service Coverage Ratio being less than 1.25 to 1:00, such reduction shall be allocated pro rata to reduce the Allocated Loan Amounts for each Property then funded by the Facility.
On any such date of determination each Eligible Property shall have an Allocated Loan Amount whereby the sum of such Allocated Loan Amounts shall equal the Advances Outstanding on such day.
Annualized Net Cash Flow: For any Fiscal Quarter, the excess, if any of (a) the lesser of (i) the aggregate annualized GPR multiplied by 92% and (ii) the aggregate annualized Collections received by the Borrowers in respect of all of the Properties owned by the Borrowers during such Fiscal Quarter over (b) an amount equal to the sum of (i) aggregate annualized Qualified Expenses for such Fiscal Quarter, (ii) the aggregate annualized real estate taxes, other governmental assessments and insurance premiums for such Fiscal Quarter and (iii) aggregate annualized capital expenditures (without duplication of capital expenditures already included in Qualified Expenses) incurred with respect to Properties (that were Stabilized Properties at the time such capital expenditures were incurred) for such Fiscal Quarter, subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after such Annualized Net Cash Flow for a Property is initially posted to the Data Site.
Anti-Money Laundering Laws: As defined in Section 5.14.
Applicable Laws: All laws of any Governmental Authority applicable to the matters contemplated by this Agreement, including any ordinances, judgments, decrees, injunctions, writs, orders and other legally binding actions of any Governmental Authority, common law and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

Applicable Margin: As defined in the Fee Letter.
Approved Amount: For any Collection Period and all Properties, an amount equal to 110% of the Base Approved Amount for such Collection Period.
Approved Budget: As the context may require, for each Property or all Properties and any calendar year, the budget of Qualified Expenses, real estate taxes, other governmental assessments and insurance premiums for such calendar year approved by the Agent in accordance with the provisions of Section 2.15(a), together with the aggregate Additional Proposed Qualified Expenses that are approved by the Agent.
Asset Purchase Price: With respect to any Property, the price paid or to be paid to purchase such Property from the applicable third-party on the related Acquisition Date by the related Borrower (or with respect to any Property contributed to a Borrower and listed on the Purchase Price Spreadsheet, the price set forth therein as the purchase price of such Property), which amount shall include (a) out-of-pocket sales commissions to third party brokers or, if a Silver Bay Affiliate was the broker, an amount in lieu of sales commissions representing such entity’s overhead costs allocable to the sale to the extent such Silver Bay Affiliate is permitted under Applicable Laws to the extent permitted by GAAP to increase the Borrower’s basis in such Property, in any case not to exceed $2,000 per Property, (b) actual out-of-pocket costs and expenses incurred by the related Borrower in connection with the acquisition by such Borrower of such Property (without duplication of any commissions or other amounts described in clause (a) above) and the taking of possession of such Property (for example costs to pay off liens existing on the Property at the time of its acquisition by such Borrower and costs to evict any tenants in possession on the Property at the time of its acquisition by such Borrower, in all such cases, subject to the reasonable satisfaction of the Agent as to appropriateness and amount, prior to the initial Advance made with respect to such Property) and to the extent permitted by GAAP to increase the Borrower’s basis in such Property and (c) if such Property is a Stabilized Property, actual out-of-pocket costs and expenses incurred by the related Borrower in connection with the renovation and repair of the related Property (in all such cases, subject to the reasonable satisfaction of the Agent as to appropriateness and amount, prior to the initial Advance made upon such Property becoming a Stabilized Property) and to the extent permitted by GAAP to increase the Borrower’s basis in such Property.
Assigning Lender: As defined in Section 10.1(a).
Assignment and Assumption: As defined in Section 10.1(a).
Available Funds: For any Payment Date, the sum of (a) all Net Collections for the related Collection Period, (b) all Conveyance Proceeds received during the related Collection Period (less any amounts paid to the Lenders during such Collection Period in respect of any Prepayment Amount in accordance with the provisions of Section 2.7(a)), (c) all Condemnation Proceeds received during the related Collection Period (less any amounts paid to the Lenders during such Collection Period in respect of any Prepayment Amount in accordance with the provisions of Section 2.7(b)), (d) all Insurance Proceeds received during the related Collection Period (to the extent described in Section 6.7(g), but (less any amounts paid to the Lenders during such Collection Period in respect of any Prepayment Amount in accordance with the provisions of Section 2.7(c)), (e) the Interest Reserve Account Withdrawal Amount, if any, for such Payment Date, which amount shall be applied by the Paying Agent on the related Payment Date solely to pay to each Lender its Pro Rata Share of any Interest Shortfall for such Payment Date (f) the Monthly Net Cash Flow Reserve Account Withdrawal Amount, if any, for such Payment Date, (g) the amount, if any, withdrawn from the Ongoing Reserve Account in accordance with the provisions of Section 2.15(b) for such Payment Date, which amount shall be applied by the Paying Agent on the related Payment Date solely to pay amounts due to the Master Property Manager pursuant to Section 2.8(b)(ii), (h) the amount, if any, withdrawn from the Insurance Proceeds Account in accordance with the provisions of Section 2.20(b) for such Payment Date, (i) the amount, if any, withdrawn from the Renovation Cost Reserve Account for deposit in the Collection Account and application as Available Funds for the related Payment Date pursuant to the provisions of Section 2.22(d), (j) all amounts received during the related Collection Period from any Hedge Counterparty in respect of any Hedge Transaction and (k) the Property Value of any Non-Eligible Property with respect to which the related Borrower has deposited such Property Value in the Collection Account in compliance with the provisions of Section 2.23 (less any amounts paid to the Lenders during such Collection Period in respect of any thereof in accordance with the provisions of Section 2.7(d)).
Backup Property Manager: A reputable and experienced residential property management organization with experience providing management services for residential properties similar to the Properties, selected by the Required Lenders in their sole discretion.
Backup Property Manager Reporting Date: Each Reporting Date.
Backup Property Manager Reporting Event: The occurrence of any of the following:
(a)    the Loan To Value Ratio for Non-Stabilized Properties exceeds 67.5% for thirty (30) consecutive days after the most recent Quarterly Valuation;
(b)    the Loan To Value Ratio for Stabilized Properties exceeds 67.5% for thirty (30) consecutive days after the most recent Quarterly Valuation;
(c)    the Debt Service Coverage Ratio is less than 1.35:1 for two (2) consecutive Fiscal Quarters;
(d)    a Guarantor Default occurs;

(e)    the Master Property Manager fails to replace a Property Manager following a material default by such Property Manager under its Eligible Property Management Agreement or Property Management Agreement (including any violation of law by a Property Manager in the exercise of its duties or obligations under its Eligible Property Management Agreement or Property Management Agreement) with a successor Property Manager pursuant to an Eligible Property Management Agreement and require such successor Property Manager to (x) maintain its Property Manager Account as a Blocked Account into which only Collections of Properties are deposited or (y) be a Non-Collecting Property Manager; or
(f)    any Event of Default occurs.
Backup Property Manager Reporting Fee: As defined in the Fee Letter.
Backup Property Manager Reports: The monthly report to be delivered by a Property Manager to the Backup Property Manager from and after the occurrence of a Backup Property Manager Reporting Event, such reports to be in form and substance as set forth in Exhibit I attached hereto.
Bad Acts Guarantee: The Limited Guarantee, dated as of the Effective Date, made by the Operating Partnership and Silver Bay in favor of the Agent for the benefit of the Secured Parties.
Bankruptcy Code: Title 11 of the United States Code, as amended.
Base Approved Amount: For any Collection Period, the amount of Qualified Expenses set forth in the Approved Budget for such Collection Period as the “Base Approved Amount”.
Base Rate: For any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 3.00% and (c) 3.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
Base Rate Advance: As defined in Section 2.9.
Blocked Account: Any Property Manager Account with respect to which a Blocked Account Control Agreement is in full force and effect.
Blocked Account Control Agreement: With respect to any Property Manager Account, an agreement governed by New York law by and among the related Collecting Property Manager, the bank maintaining such Property Manager Account, the Agent and, if applicable, the Borrowers, pursuant to which the Agent obtains “control” of such Property Manager Account within the meaning of the UCC; together with an opinion of counsel to the Borrowers that (a) such agreement, if the Borrowers are party to such agreement, has been duly authorized, executed and delivered by the Borrowers and constitutes their legal, valid, binding and enforceable agreement and (b) the Agent’s the security interest in such account is perfected.
Blocked Account One Year Requirement: As defined in Section 2.13(d).
Blocked Account One Year Requirement Deposit Amount: An amount, determined on the One Year Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Non-Blocked Account Properties (determined as of the One Year Test Date) that would, if they were Blocked Account Properties on such date, cause the Blocked Account One Year Requirement to be satisfied.
Blocked Account Ongoing Requirement Deposit Amount: An amount, determined on any day after the One Year Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Non-Blocked Account Properties (determined as of such date of determination) that would, if they were Blocked Account Properties on such date, cause the Blocked Account One Year Requirement to be satisfied on such date of determination.
Blocked Account Property: Any Property with respect to which the related Tenant is required to pay its rent to a Blocked Account or, on and after the Master Property Manager Account Effective Date, to the Lockbox or the Master Property Manager Account.
Blocked Account Six Month Requirement: As defined in Section 2.13(d).
Blocked Account Six Month Requirement Deposit Amount: An amount, determined on the Six Month Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Non-Blocked Account Properties (determined as of the Six Month Test Date) that would, if they were Blocked Account Properties on such date, cause the Blocked Account Six Month Requirement to be satisfied.
Borrower and Borrowers: At any time, any Eligible Property Owner (including any Borrower TRS created after the Restatement Effective Date) that is, at such time, a party to this Agreement, whether by executing this Agreement on the Effective Date or, after the Effective Date, subject to the approval of the Agent and each Lender, by executing a Joinder, including the Persons who are listed as Borrowers on Schedule 1 attached hereto.
Borrower-Related Party: Each of the Borrowers, the LLC Guarantor, the Trust Guarantor, the Operating Partnership, the Sponsor and their respective Affiliates.
Borrower Representative: As defined in the introductory paragraph.
Borrower TRS: A Delaware limited liability company that is treated for US income tax purposes as a “taxable REIT subsidiary”.

Borrowing Date: The date (which shall be a Business Day) on which any Advance is made pursuant to Section 2.2.
Borrowing Notice: A written request by the Borrowers for an Advance, in the form of Exhibit A attached hereto.
Borrowing Notice Certification: With respect to each Borrowing Notice, a certification, in the form of Exhibit A-1 attached hereto, by the Calculation Agent that it has reviewed and confirmed the results of each of the calculations set forth in the reports annexed to Exhibit A-1 hereto and has found no deficiency therein.
BPO: A written broker’s price opinion from the Valuation Agent as to the fair market value of a Property, or other similar customary evidence of the fair market value of a Property, in each case in form and substance acceptable to the Agent, which opinion shall include an opinion as the market rent for such Property and, if such BPO is an (a) exterior BPO, the “as-is” value of any such Property that is a Stabilized Property and the “quick sale” value of any such Property that is a Non-Stabilized Property or (y) interior BPO, the “as is” value of such Property, each stated in U.S. dollar value. BPOs shall include such information as shall be reasonably acceptable to the, including, but not limited to, opinion of value.
BPO Value: The stated U.S. dollar value contained in a BPO regarding the fair market value of a Property, which value shall be, if such BPO is an (a) exterior BPO, the “as-is” value of any such Property that is a Stabilized Property and the “quick sale” value of any such Property that is a Non-Stabilized Property or (b) interior BPO, the “as is” value of such Property, each stated in U.S. dollar.
Business Day: Any day excluding Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in St. Paul, Minnesota or New York, New York are authorized or required by law or other governmental action to close.
CA/PA Responsible Officer: With respect to the Calculation Agent or Paying Agent, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer in the corporate trust group of the Calculation Agent or Paying Agent, as applicable, having direct responsibility for the administration of this Agreement, and any other officer of the Calculation Agent or Paying Agent, as applicable, to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
Calculation Agent: U.S. Bank National Association.
Calculation Agent Fee: As defined in the Calculation Agent Fee Letter.

Calculation Agent Fee Letter: That fee letter dated as of May 8, 2013, by and between the Calculation Agent, the Agent and the Borrower Representative.
Capital Lease Obligation: As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
Carry-Over Tenant: A Tenant who, at the time of acquisition of a Property by Borrower’s Affiliate, occupies such Property pursuant to a valid written Lease that is enforceable by Borrower or Borrower’s Affiliate.
Cash Management Requirements: The requirements set forth in Section 2.13(c).
Casualty: As defined in Section 6.7(g).
Certificate of Completion: With respect to any construction, repair or renovation made to any Property (or multiple Properties specified in such certificate), a certificate of Responsible Officer of the Borrower Representative on behalf of the related Borrower, in form and substance substantially the same as set forth in Exhibit G attached hereto.
Change of Control: With respect to (a) the LLC Guarantor, any event, transaction or occurrence as a result of which the Operating Partnership shall cease to either (i) Control or (ii) own and control all of the economic and voting rights associated with ownership of at least 100% of the Equity Interests of, the LLC Guarantor, (b) the Trust Guarantor, except as permitted by the Loan Documents, any event, transaction or occurrence as a result of which the LLC Guarantor shall cease to either (i) Control or (ii) own and control all of the economic and voting rights associated with ownership of at least 100% of the Equity Interests of, the Trust Guarantor, (c) any Borrower, except as permitted by the Loan Documents, any event, transaction or occurrence as a result of which the Trust Guarantor shall cease to either (i) Control or (ii) own and control all of the economic and voting rights associated with ownership of at least 100% of the Equity Interests of, any of the Borrowers, (d) the Operating Partnership, (i) any event, transaction or occurrence as a result of which Silver Bay shall cease to either (A) Control or (B) own and control all of the economic and voting rights associated with ownership of at least 50% of the Equity Interests of, the Operating Partnership or (ii) without the consent of the Lenders, not to be unreasonably withheld or delayed, (A) any transfer of any Equity Interest in, merger or consolidation or other arrangement involving, whether directly or indirectly, PRCM Real Estate Advisors LLC, which results in a change in Control of PRCM Real Estate Advisors LLC from that which existed as of the Effective Date, (B) any event, transaction or occurrence as a result of which PRCM Real Estate Advisors LLC shall cease to either (I) Control or (II) own and control all of the economic and voting rights associated with ownership of at least 100% of the Equity Interests of, Silver Bay Property Corp. or (C) any event, transaction or occurrence as a result of which PRCM Real Estate Advisers LLC shall cease to act as the external manager of the Operating Partnership; provided that it shall not constitute a Change of Control under this clause (ii), if PRCM Real Estate Advisers LLC is terminated as external manager of the Operating Partnership due to (1) the Operating Partnership becoming internally managed or managed by Silver Bay, provided that in such case, it shall constitute a Change of Control of the Operating Partnership if it ceases to be internally managed or managed by Silver Bay, (2) at least two-thirds of all of the independent directors of Silver Bay determining that there has been unsatisfactory performance by PRCM Real Estate Advisers LLC that is materially detrimental to Silver Bay and its subsidiaries, or (3) a for cause termination event contemplated by the applicable management agreement, provided, further that any replacement external manager is approved by the Lenders, such approval not be unreasonably withheld or delayed, or (e) Silver Bay (i) the consummation of a merger or consolidation of Silver Bay with or into another entity or any other reorganization or transfer, if more than 50% of the combined voting power of the continuing or surviving entity’s Equity Interests in such entity outstanding immediately after such merger, consolidation or such other reorganization or transfer is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in Silver Bay immediately prior to such merger, consolidation or other reorganization or transfer or (ii) any transfer of any Equity Interest in, whether directly or indirectly through its direct or indirect subsidiaries, all or substantially all of Silver Bay’s assets (excluding any such transfer in connection with any securitization transaction or any repurchase or other similar transactions in the ordinary course of or Silver Bay’s business).
Code: The Internal Revenue Code of 1986 and the rules and regulations thereunder.
Collateral: As defined in Section 4.1.
Collecting Property Manager: Each Property Manager that collects and processes rents received from Tenants through a Property Manager Account, which Property Managers shall be listed on Schedule 7, as amended from time to time, which schedule shall indicate each Property managed by each such Collecting Property Manager.
Collection Account: The Securities Account, number 170530000, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Collection Period: Each calendar month.
Collections: With respect to any Property, all of the following: all amounts actually collected in respect of the Property, including, rents, utility payments and deposit forfeitures, interest earned on the accounts maintained by each Property Manager in which the security deposit related to such Property is required to be deposited pursuant to the related Eligible Property Management Agreement or Property Management Agreement, interest earned on the Master Property Manager Account and each Property Manager Account maintained by a Collecting Property Manager (in excess of related banking charges), and other collected revenues (including any awards from suits not related to the collection of rent in respect of such Property and related charges, security deposits and other refundable deposits received from the tenant of such Property to the extent forfeited by the tenant and the portion of all late charges and insufficient fund charges collected with respect to such Property required to be remitted to the related property owner pursuant to the related Eligible Property Management Agreement or Property Management Agreement). Collections shall not include any (i) Conveyance Proceeds, (ii) Insurance Proceeds, (iii) Condemnation Proceeds, (iv) security deposit or any other refundable deposits received from the tenant of such Property that has not been forfeited, (v) the portion of any bank fees related to such Property that are payable by such Property Manager, (vi) any Permitted Retained Fees and (vii) the portion of late charges and insufficient fund charges collected by related Property Manager with respect to such Property that are permitted to be retained by the Property Manager pursuant to the related Eligible Property Management Agreement or Property Management Agreement.
Commitment: With respect to each Lender, the amount set forth below such Lender’s signature hereto, as such amount may be modified in accordance with the terms hereof or in the applicable Assignment and Assumption, as the same may be reduced in accordance with the provisions of Section 2.6.
Commitment Termination Date: February 18, 2017, or such later date to which the Commitment Termination Date may be extended in accordance with Section 2.6 (b).
Condemnation: A temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.
Condemnation Proceeds: All proceeds of any Condemnation.
Confidential Terms: As defined in Section 13.14(a).
Contractual Obligation: As applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
Control: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls,” “Controlling” and “Controlled” shall have meanings correlative thereto.

Conveyance: With respect to any Property, any sale, conveyance, assignment, transfer, grant of option to purchase or other transfer or disposal of a legal or beneficial interest, whether direct or indirect, by operation of law or otherwise, to a third party that is not an Affiliate of any Borrower-Related Party. For the avoidance of doubt, a transfer of a Property to a Borrower TRS prior to and in anticipation of a sale of such Property to a third party shall not be deemed a Conveyance hereunder.
Conveyance Expenses: With respect to any Property, the reasonable expenses of the applicable Borrower incurred in connection with the Conveyance of such Property for any of the following: (i) third party real estate commissions, (ii) the closing costs of the purchaser of such Property actually paid by the applicable Borrower and (iii) the applicable Borrower’s miscellaneous closings costs, including, but not limited to title, escrow and appraisal costs and expenses, in each case to the extent paid to a third party in an arm’s-length transaction.
Conveyance Proceeds: With respect to any Conveyance of a Property, all gross amounts realized with respect to such Property, net of the related Conveyance Expenses.
Data Site: As defined in Section 13.6.
De Minimis Liens, HOA or Tax Amounts: With respect to any Property on any date of determination, any failure to pay Taxes or Other Charges, any failure to pay any HOA or Tax Amounts and any Lien that secures an obligation for the payment of money, if: (i) the aggregate amount of such Taxes or Other Charges, HOA and Tax Amounts and obligations secured by all such Liens with respect to such Property (other than the Liens granted pursuant to this Agreement) is less than $10,000, (ii) such Lien is released, discharged or terminated within 30 days of the creation of such Lien and Taxes and Other Charges are paid in full within 30 days of when such amounts were due and (iii) such HOA or Tax Amounts are paid in full within the later of (A) 30 days of when such amounts were due or (B) two (2) Business Days after receipt of notice by a Responsible Officer of a Borrower that such HOA or Tax Amounts are delinquent. The aggregate of all De Minimis Liens, HOA or Tax Amounts may not exceed $100,000 on any date of determination.
Debt: With respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments representing extensions of credit whether or not representing obligations for borrowed money, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business not overdue for more than sixty (60) days), (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person to reimburse any Person with respect to amounts paid under a letter of credit or similar instrument, (f) all obligations of such Person under hedge agreements, (g) all indebtedness of other Persons secured by a Lien on any property of such Person, whether or not such indebtedness is assumed by such Person, and (h) all indebtedness of other Persons guaranteed by such Person. For purposes of this definition, the amount of the obligations of such Person with respect to any hedge agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such hedge agreement were terminated at such time.
Debt Service Coverage Ratio: At any time, the ratio, determined as of the last day of the most recently ended Fiscal Quarter, of (a) the Annualized Net Cash Flow for such Fiscal Quarter to (b) the annualized interest expense due with respect to the Advances Outstanding during such Fiscal Quarter, where such annualized interest expense shall be equal to the greater of (i) the aggregate Interest Payment Amounts paid during such Fiscal Quarter (on an annualized basis) and (ii) the product of (A) the sum of (I) the lesser of (x) the Two Year Swap Rate as of such last day of such Fiscal Quarter and (y) 3.00% and (II) 3.50% and (B) the Advances Outstanding as of such last day of such Fiscal Quarter, in each case calculated on an interest only basis.
Debt Yield Ratio: At any time, the percentage equivalent of a fraction, determined as of the last day of the most recently ended Fiscal Quarter, the numerator of which is equal to the Annualized Net Cash Flow for such Fiscal Quarter and the denominator of which is equal to the Advances Outstanding as of such last day of such Fiscal Quarter
Default: Any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
Deficiency: With respect to any Document Package, (i) the failure of one or more documents required to be contained therein to be fully executed or to match the information on the related Schedule of Properties, as applicable, (ii) one or more documents contained therein are mutilated, materially damaged or torn or otherwise physically altered or unreadable or (iii) the absence from a Document Package of any document required to be contained therein.
Deficiency Notice: As defined in Section 2.2(b)(i).
Deposit Account: As defined in the UCC.
Deposit Account Control Agreement: With respect to any Deposit Account, any control agreement or other similar agreement between each institution maintaining a Deposit Account, the owner of such Deposit Account and the Agent as the Agent shall deem necessary in its reasonable discretion, in form and substance acceptable to the Agent, providing for such institution’s agreement to comply with instructions originated by the Agent directing disposition of the funds in the applicable Deposit Account without the further consent of, or notice to, such account owner.
Document Package: With respect to any Property, the following documents:

(a)    A copy of the Purchase Agreement related to such Property;
(b)    The Supplemental Schedule of Properties related to the Advance requested with respect to such Property;
(c)    (i) A copy of the recorded deed conveying the Property to the applicable Borrower with recording information on it; or, if unavailable, evidence satisfactory to the Valuation Agent that the deed has been submitted for recording, or (ii) for Acquisition Financed Properties, a copy of the deed submitted or to be submitted to escrow, which upon the breaking of escrow and delivery of such deed will convey the Property to the applicable Borrower and confirmation that the deed has been approved by the applicable title insurance company issuing the Eligible Title Insurance Policy, with all fees, premiums and deed stamps and other transfer taxes required to be paid through escrow, in each case with a copy of the recorded deed to follow as promptly as practicable and in no event more than ninety (90) days after the Property or Acquisition Financed Property first becomes subject to the Facility;
(d)    A copy of an Eligible Title Insurance Policy in respect of such Property, together with a list of all claims made under such Eligible Title Insurance Policy by or on behalf of the Borrower;
(e)    Copies of the Required Insurance Policies with respect to such Property;
(f)    A certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-2 attached hereto and setting forth all of the information described in such Exhibit;
(g)    If such Property is a Stabilized Property:
(i)    a certificate of a Responsible Officer of the Master Property Manager (A) certifying that the original executed Lease related to such Property is an Eligible Lease, and is on file with the related Property Manager and (B) setting forth and certifying the actual costs of completing the renovation work in respect of such Property incurred by the Master Property Manager or its Affiliates; and
(ii)    a copy of the Eligible Lease in respect of such Property, which shall be updated from time to time to include the current Eligible Lease with respect to such Property.
(h)    If such Property is a Non-Stabilized Property, a certificate of a Responsible Officer of the Master Property Manager:
(i)    summarizing the estimated capital expenditures and costs of repairs projected to be incurred in connection with converting such Property to a Stabilized Property; and

(ii)    setting forth a cash flow projection showing pro forma compliance with the Debt Service Coverage Ratio and the Debt Yield Ratio.
(i)    If any portion of such Advance relates to any increase in the Allocated Loan Amount of a Property due to such Property becoming a Stabilized Property, a certificate of the Master Property Manager:
(i)    certifying that the renovation work on such Property has been completed;
(ii)    certifying that such renovations meet the Renovation Standards;
(iii)    certifying the amount of the actual costs of completing the renovation work;
(iv)    certifying that the Tenant thereof is not more than thirty (30) days past due on any payment of rent under its Eligible Lease and that all others requirements of a Stabilized Property have been satisfied with respect to such Property; and
(v)    attaching, and certifying the accuracy of the amounts set forth therein, a spread sheet containing the initial capital expenditures and costs of repairs actually incurred and planned in connection with converting such Property to a Stabilized Property, as reflected in its general ledger.
EO13224: As defined in Section 5.19.
Effective Date: May 10, 2013.
Eligible Assignee: A Person who is either (a) an Affiliate of any Lender or (b) satisfactory to the Agent and each Lender who agreed to extend the Commitment Termination Date.
Eligible Lease: With respect to any Eligible Property (a) which, as of the date such Property first becomes subject to this Facility, was leased to a tenant, such existing Lease and any renewal, amendment or extension thereof that complies with all Applicable Laws and (b) any Lease (i) with an Eligible Tenant, (ii) with an initial term of at least six (6) months, (iii) that was entered into in compliance with the Leasing Standards, (iv) that complies with all Applicable Laws and (v) is in the form either (1) customary for the market in which the Property is located or (2) approved by the Agent.
Eligible Property: Any Property owned by a Borrower (or, in the case of an Acquisition Financed Property, to be purchased by a Borrower using proceeds of an Advance) that satisfies each of the Eligibility Requirements.

Eligible Property Management Agreement: A property management agreement entered into by and among the Master Property Manager, as Master Property Manager for the Borrowers, and a Property Manager and relating to one or more Properties (such agreement in substantially the form of Exhibit J attached hereto), which agreement shall (a) provide that the Property Manager (i) recognizes the Borrowers as owners of each of the related Properties and the parties entitled to the services of the Property Manager under the related agreement, (ii) shall manage the related Properties for the benefit of the Borrowers and their successors and assigns, (iii) recognizes, acknowledges and agrees that all amounts received or collected by it in respect of the related Properties are property of the Borrowers and are security for the Obligations, (iv) acknowledges the Backup Property Manager and that, upon appointment of the Backup Property Manager as the Master Property Manager, such Property Manager will take instructions solely from the Backup Property Manager and (v) agrees that its fees, all property maintenance expenses, real property taxes and assessments, utility charges and related expenses relating to any property that it manages for any Person other than a Borrower (including any Affiliate of a Borrower, which Affiliate is not a Borrower), shall be not be netted against any amounts received or collected by it in respect of any Property, (b) provide that, upon the occurrence of a Backup Property Manager Reporting Event, such Property Manager shall provide to the Backup Property Manager the Backup Property Manager Reports on each Backup Property Manager Reporting Date, (c) require the related Property Manager to perform all management and other services in respect of the related Properties in accordance Accepted Management Practices, (d) require the Property Manager to comply with all Applicable Laws, (e) include all of the termination provisions in the form attached as Exhibit J hereto and any other termination provisions that the Master Property Manager deems appropriate, (f) in the case of a Collecting Property Manager, require such Collecting Property Manager to maintain books and records such that payments and withdrawals from the related Property Manager Account can be traced to each individual Property, reconciled and identified and (g) require each Property Manager to comply with the applicable Cash Management Requirements.
Eligible Property Management Agreement One Year Requirement: As defined in Section 2.13(b).
Eligible Property Management Agreement Property: Any Property with respect to which the related Property Manager has executed and delivered an Eligible Property Management Agreement.
Eligible Property Management Agreement Requirement: As defined in Section 2.13(b).
Eligible Property Management Agreement Requirement Deposit Amount: An amount, determined on the One Year Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Eligible Property Management Agreement Properties (determined as of the One Year Test Date) that would, if they were Eligible Property Management Agreement Properties on such date, cause the Eligible Property Management Agreement One Year Requirement to be satisfied.

Eligible Property Owner: Each Person (i) that is a limited liability company or statutory trust, (ii) that is 100% legally and beneficially owned by the Trust Guarantor, (iii) that is managed by the LLC Guarantor, (iv) with respect to which the Trust Guarantor has pledged its membership interest or trust certificate to the Agent pursuant to the Guarantor Pledge Agreement, (v) whose Governing Documents have been approved by the Agent, (vi) whose Governing Documents include, and require compliance with, the SPE Requirements and (vii) that has satisfied the “know your customer” requirements of the Agent, the Paying Agent and each Lender.
Eligible Substitute Property: Any Stabilized Property with respect to which the Borrower Representative has posted to the Data Site a Document Package, a Borrower Representative Certification, a Supplemental Schedule of Properties and any other or additional documentation required by the Calculation Agent, the Valuation Agent or the Agent and with respect to which Property the Calculation Agent has provided its Borrowing Notice Certification, the Valuation Agent has completed all inspections, Property Valuations and certifications required by Section 2.2(b)(ii), the Agent has satisfactorily completed its review.
Eligible Title Insurance Policy: A Title Insurance Policy that satisfies each of the requirements described in clause (q) of Schedule 2 hereto.
Eligible Tenant: (i) A Tenant who has leased any Property pursuant to an Eligible Lease, as to whom all of the Leasing Standards have been duly applied by the related Property Manager and (ii) A Carry-Over Tenant.
Eligibility Requirements: Each of the eligibility requirements set forth in Schedule 2 hereto
Environmental Claim: Any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law or (b) in connection with any Release or threatened Release at any Property.
Environmental Law: Any federal, state, regional or local law, statute, rule, code, regulation, ordinance, permit, license or judicial or administrative decision, requirement or order relating to (a) the manufacture, transport, use, handling, labeling, treatment, storage, recycling, disposal, release or threatened release, or remediation or removal of, or exposure to or injury caused by, Hazardous Materials or (b) the protection of human health, safety or the environment (including, without limitation, air, surface or subsurface land and waters and natural resources).
Environmental Liens: As defined in Section 6.13(a)(ii).

Equity Interests: Shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership, membership or limited liability company interests, participations or other equivalents (regardless of how designated, including, without limitation, any subordinated debt, zero coupon debt or payment-in-kind or similar debt instrument) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, and any warrant or other option to purchase any of the above.
ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
ERISA Affiliate: With respect to any person, any trade or business (whether or not incorporated) under common control with the LLC Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.
Event of Default: As defined in Section 8.1.
Expected Collections: On any date of determination, for any Non-Blocked Account Property, (a) if such Property is a Non-Stabilized Property, an amount equal to the excess of the annual rent on such Property (in an amount assumed to be equal to the market rental amount for such Property set forth in the BPO for such Property) over the annual Approved Budget (less all amounts included therein in respect of real estate taxes, other governmental assessments and insurance premiums) for such Property and (b) if such Property is a Stabilized Property, an amount equal to the excess of the annual rent (as provided for in the related Lease) over the annual Approved Budget (less all amounts included therein in respect of real estate taxes, other governmental assessments and insurance premiums) for such Property. Expected Collections will be revised as necessary based upon the most recent Approved Budget.
Excess Expense: As defined in Section 2.15(b).
Facility: As defined in Section 2.1(a).
Facility Amount: $400,000,000.
Facility Fee: As defined in the Fee Letter.
Facility Increase Fee: As defined in the Facility Increase Fee Letter.
Facility Increase Fee Letter: The letter agreement, dated as of January 16, 2014, by and among the Agent, the Lenders, the Borrower Representative and the Borrowers.
FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.
Federal Funds Effective Rate: For any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day, as determined by the Agent.
Fee Letter: The letter agreement, dated as of the Effective Date, by and among the Agent, the Borrower Representative and the Borrowers, as amended and restated by the Second Facility Fee Letter, dated as of the Restatement Effective Date, as such may be amended, modified, supplemented or restated from time to time.
Filing Collateral: All Collateral with respect to which a security interest may be perfected by the filing of financing statements under the UCC.
Filing Offices: The filing offices listed on Schedule 3 hereto.
Financed Non-Stabilized Property: As defined in Section 2.22(a).
Financed Property: Shall mean a Property financed by the Facility.

Financing Statement: The UCC financing statement(s) naming each Borrower, as debtor, and the Agent, for the benefit of Agent, as secured party, and describing the Collateral as the collateral.
Fiscal Quarter: As defined in Section 5.23.
Flood Property: On any date of determination, any Property that is located in a federally designated “special flood hazard area”.
Formal Objection: As defined in Section 10.18.
GAAP: Generally accepted accounting principles in the United States of America, consistently applied and maintained on a consistent basis.
Governing Documents: With respect to any specified Person, the limited liability company agreement, trust agreement, certificate of incorporation, limited partnership agreement, certificate of formation, certificate of limited partnership, or any other organization or formation document or documents related to such Person.
Governmental Authority: Any national, federal, provincial, state, county, municipal, regional or other governmental, quasi-governmental, regulatory or administrative authority, agency, board, court, arbitrator, body, instrumentality, commission, or other judicial body (including their respective successors) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any governmental or quasi- governmental authority having legal power to administer any Applicable Laws.
GPR: As of any date of determination, means the sum of (i) the annualized in place rents under bona fide Eligible Leases for Stabilized Properties as of such date and (ii) annualized market rents for Stabilized Properties that are vacant as of such date. For purposes of clause (ii) market rents shall be as set forth in the most recent BPO for such Stabilized Property.
Grant, Grants or Granting: Shall include to grant, assign, pledge, encumber, transfer, convey, set over and dispose.
Guarantee Documents: The Bad Acts Guarantee, the Guaranty Agreement and the Guarantor Pledge Agreement.
Guarantor: Individually or collectively, as the context may require, the Operating Partnership, Silver Bay, the LLC Guarantor and the Trust Guarantor.
Guarantor Default: The occurrence of any default by any Guarantor under any Guarantee Document, which default is not cured within the applicable cure period.

Guarantor Pledge Agreement: That certain Guarantor Pledge and Security Agreement, of even date herewith, by each of the LLC Guarantor and the Trust Guarantor in favor of the Agent for the benefit of the Secured Parties.
Guaranty Agreement: The Guaranty Agreement, dated as of the Effective Date, made by the LLC Guarantor and the Trust Guarantor in favor of Agent for the benefit of the Secured Parties.
Hazardous Materials: (a) Lead, petroleum or petroleum products, asbestos, asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls (PCBs), (b) any chemical, material, waste, or substance defined, listed, classified or designated under any Environmental Law or by any Governmental Authority pursuant to any Environmental Law as explosive, corrosive, flammable, toxic, hazardous, acutely hazardous, a contaminant, a pollutant, or other words of similar meaning or regulatory effect or otherwise a danger or threat to health or the environment, including under any Environmental Law, without limitation, all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended and (c) any chemical, materials, waste or substance, whether solid, liquid, gaseous, semisolid or any combination thereof, which is in any way regulated as such by any Governmental Authority under any Environmental Law but excluding anything contained or used in products used in de minimis quantities, which products are customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations, provided the same continue to be in compliance with Environmental Laws in all material respects and do not result in contamination of the Property in violation of Environmental Laws in any material respect.
Hazardous Materials Activity: Any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
Hedge Collateral: All of the rights of each Borrower, whether now existing or hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to such Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.
Hedge Counterparty: Any entity which (i) on the date of entering into any Hedge Transaction is (a) either a Lender or an Affiliate of a Lender and, in any case, whose debt ratings meet each of the Long-Term Rating Requirement and the Short-Term Rating Requirement or (b) an entity (x) that has been approved in writing by the Agent (subject to the right of the Lenders to submit a Formal

Objection within three (3) Business Days after the information regarding such proposed hedge counterparty has been posted to the Data Site by the Borrower Representative), and (y) whose debt ratings meet each of the Long-Term Rating Requirement and the Short-Term Rating Requirement, and (ii) in a Hedging Agreement consents to the collateral assignment of the related Borrower’s rights under the Hedging Agreement to the Agent pursuant to Section 6.19.
Hedge Transaction: Each interest rate hedging transaction between any Borrower and a Hedge Counterparty entered into pursuant to Section 6.19 that is governed by a Hedging Agreement and evidenced by a “Confirmation” relating thereto.
Hedging Agreement: Each agreement between a Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.19, in form and substance satisfactory to the Agent (subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after a draft of such documents have been posted to the Data Site by the Borrower Representative), together with each “Schedule” and “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, as applicable, and, if applicable, a “Credit Support Annex” thereto with a Hedge Counterparty specified as pledgor and the related Borrower specified as secured party.
Highest Lawful Rate: The maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.
Indemnified Taxes: Any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or asserted by any Governmental Authority.
Indemnified Party: As defined in Section 13.11(a).
Independent Director or Independent Manager: An individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust National Association, Wilmington Trust SP Services, Inc., Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably acceptable by the Agent, in each case that is not an Affiliate of any of the Borrowers and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)    a member (other than as a special member), partner, equityholder, manager, director, officer or employee of any Borrower-Related Party, any of their respective equityholders or Affiliates (other than (i) as an Independent Manager or Independent Director of any Borrower-Related Party and (ii) as an Independent Director or Independent Manager of an Affiliate of a Borrower-Related Party or any of its single purpose entity equityholders that is not in the direct chain of ownership of any Borrower-Related Party and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);
(b)    a creditor, supplier or service provider (including provider of professional services) to any Borrower-Related Party, any single purpose entity equityholder, or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to any Borrower-Related Party, any single purpose entity equityholder, or any of their respective equityholders or Affiliates in the ordinary course of business);
(c)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).
An individual who otherwise satisfies the preceding definition by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with any Borrower-Related Party shall not be disqualified from serving as an Independent Manager of a Borrower-Related Party if the fees that such individual earns from serving as Independent Directors or Independent Managers of Affiliates of the Borrower-Related Parties in any given year constitute in the aggregate less than 1% of such individual's annual income for that year.
Insolvency Action: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.
Insolvency Event: With respect to any Person, (a) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Insolvency Law, and (i) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (ii) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered, (b) the commencement by such Person of a voluntary case under any

Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.
Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
Insurance and Tax Reserve Account: The Securities Account, number 170530001, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Insurance and Tax Reserve Account Deposit Amount: For any Property and any Payment Date, an amount equal to the sum of:
(a)    the product of (i) the sum of (A) the aggregate insurance premiums related to such Property payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are determined solely by reference to any particular Property and (B) such Property’s pro rata portion of any aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are not determined solely by reference to any particular Property and (ii) 1/12th; and
(b)    the product of (i) the aggregate real estate taxes or other governmental assessments related to such Property payable during each calendar year and (ii) 1/12th; provided that this clause (b) shall only apply to Financed Properties.
Insurance and Tax Reserve Account Initial Deposit: For any Property and any Advance requested related thereto and for any other Property and the first Advance made after a Borrower acquires such Property, an amount equal to the sum of:
(a)    (a)    the sum of (i) the product of (A) the sum of (I) the aggregate insurance premiums related to such Property payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are determined solely by reference to any particular Property and (II) such Property’s pro rata portion of any aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are not determined solely by reference to any particular Property and (B) a fraction the numerator of which is the number of months since such aggregate insurance premiums were most recently paid in full and the denominator of which is 12 and (ii) the product of (A) the sum of (I) the aggregate insurance premiums related to such Property payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are determined solely by reference to any particular Property and (II) such Property’s pro rata portion of any aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are not determined solely by reference to any particular Property and (B) 0.25; and
(b)    the sum of (i) product of (A) the aggregate real estate taxes or other governmental assessments related to such Property payable during each calendar year and a fraction the numerator of which is the number of months since such real estate taxes or other governmental assessments were most recently paid in full and the denominator of which is 12 and (ii) the product of (A) the aggregate real estate taxes or other governmental assessments related to such Property payable during each calendar year and (B) 0.25; provided that this clause (b) shall only apply to Financed Properties.
Insurance and Tax Reserve Account Required Amount: On any day, for each Property, the sum of (a) the product of (i) the sum of (I) the aggregate insurance premiums related to such Property payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are determined solely by reference to any particular Property and (II) such Property’s pro rata portion of any aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are not determined solely by reference to any particular Property and (ii) a fraction the numerator of which is the number of months since such aggregate insurance premiums were most recently paid in full and the denominator of which is 12, (b) the product of (i) the sum of (I) the aggregate insurance premiums related to such Property payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are determined solely by reference to any particular Property and (II) such Property’s pro rata portion of any aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements for such Property, which insurance premiums are not determined solely by reference to any particular Property and (ii) 0.25, (c) the product of (i) the aggregate real estate taxes or other governmental assessments related to such Property payable during each calendar year and (ii) a fraction the numerator of which is the number of months since such aggregate real estate taxes were most recently paid in full and the denominator of which is 12 and (d) the product of (i) the aggregate real estate taxes or other governmental assessments related to such Property payable during each calendar year and (ii) 0.25; provided that clause (c) and (d) shall only apply to Financed Properties.
Insurance and Tax Reserve Account Shortfall Amount: As of any date of determination, the positive excess, if any, of (a) the Insurance and Tax Reserve Account Required Amount determined as of such date over (b) the amount on deposit in the Insurance and Tax Reserve Account as of such date of determination.
Insurance Proceeds: All proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies, “partnership liability” insurance policy, employee fidelity insurance policy required to be maintained by or on behalf of any Borrower.
Insurance Proceeds Account: The Deposit Account, number 170530008, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to a Deposit Account Control Agreement.
Insurance Requirements: With respect to any Borrower and each Property, the insurance policies and requirements described, or referred to, in Section 6.7.
Interest Accrual Period: For any Payment Date, other than the first Payment Date following the Effective Date, the period beginning on the previous Payment Date and ending on the day before such Payment Date, and for the first Payment Date following the Effective Date, the period beginning on the Effective Date and ending on the day before such Payment Date.
Interest Payment Amount: For any Payment Date, the aggregate amount obtained by the daily application of (a) the Interest Rate for such day and (b) Advances Outstanding on such day, such amount to be calculated as set forth in Section 2.4(b).
Interest Rate: On any day, (a) the sum of (i) the LIBOR Rate for such day and (ii) the Applicable Margin for such day or (b) the Base Rate for such day, as applicable.
Interest Reserve Account: The Securities Account, number 170530006, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Interest Reserve Account Deposit Amount: On any date of determination, for any Eligible Property that is a Non-Stabilized Property and any Advance requested related thereto: the product of (a) the Interest Rate for the related Interest Accrual Period for such purpose, the LIBOR Rate shall be the rate in effect on such date of determination, (b) the Allocated Loan Amount for such Property, (c) 1/12 and (d) six (6).

Interest Reserve Account Required Amount: As of any date of determination, an amount equal to the product of (a) the Interest Rate for the related Interest Accrual Period for such purpose, the LIBOR Rate shall be the rate in effect on such date of determination, (b) the aggregate Allocated Loan Amounts of all Non-Stabilized Properties then funded by the Facility, (c) 1/12 and (d) six (6).
Interest Reserve Account Shortfall Amount: As of any date of determination, the positive excess, if any, of (a) the Interest Reserve Account Required Amount determined as of such date over (b) the amount on deposit in the Interest Reserve Account as of such date of determination.
Interest Reserve Account Withdrawal Amount: For any Payment Date prior to the Termination Date, the sum of (a) the positive excess, if any, of (i) the sum of the amounts to be distributed on such Payment Date pursuant to Section 2.8(b)(i) through (iv), inclusive over (ii) the Available Funds (excluding amounts described in clause (e) of such definition) for such Payment Date and (b) the amount, if any, by which the amount on deposit in the Interest Reserve Account on such Payment Date (after giving effect to any reduction therein made in compliance with clause (a) of this definition) exceeds the Interest Reserve Account Required Amount for such Payment Date; and on any day on and after the Termination Date, all amounts on deposit in the Interest Reserve Account on such day.
Interest Shortfall: For any Payment Date the amount, if any by which the Interest Payment Amount for such Payment Date exceeds the amount of Available Funds available to pay in full such Interest Payment Amount in accordance with the application of such Available Funds pursuant to Section 2.8(b).
Investment Company Act: The Investment Company Act of 1940.
IRS: The United States Internal Revenue Service.
Joinder: A Joinder Agreement in substantially the form of Exhibit E attached hereto, delivered by a Person who is an Eligible Property Owner pursuant to Section 3.2(b) and acknowledged by the Agent.
Lease: Any residential lease agreement providing for the lease of a Property.
Leasing Standards: Those standards described in Schedule 5 hereto.
Lender: Collectively, Bank of America, National Association, JPMorgan Chase Bank, National Association and each Person that may from time to time become party hereto or to any Assignment and Assumption in the capacity of a Lender.
LIBOR: With respect to each day on which any Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day) and determined daily by the Agent, the offered rate for three-month U.S. dollar deposits, as the applicable rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on second Business Day before such date (rounded up to the nearest whole multiple of 1/100%); provided that if the applicable rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be based upon the offered rates of the reference banks selected by the Agent for U.S. dollar deposits as of 11:00 a.m. (London time) on second Business Day before such date. In such event, Agent will request the principal London office of each of at least three reference banks selected by Agent to provide a quotation of its rate. If on such date, two or more of such reference banks provide such offered quotations, LIBOR shall be the arithmetic mean of all such offered quotations (rounded to the nearest whole multiple of 1/100%). If on such date, fewer than two of such reference banks provide such offered quotations, LIBOR shall be the higher of (i) LIBOR as determined on the immediately preceding day that LIBOR is available and (ii) the Reserve Interest Rate. Upon determination of LIBOR by the Agent in accordance with the forgoing, the Agent shall communicate LIBOR to the Paying Agent.
LIBOR Rate: As of any date of determination, a rate per annum determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
LIBOR
1 - Reserve Requirement

LIBOR Rate Advance: As defined in Section 2.10.
Lien: Any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
Liquidity: As defined in Schedule 6 hereto.
LLC Guarantor: SB Financing Trust Owner LLC.
Loan Account: The Deposit Account, number 170530007, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to a Deposit Account Control Agreement.
Loan Documents: This Agreement, the Note, the Bad Acts Guarantee, the Guaranty Agreement, the Guarantor Pledge Agreement, the Master Property Management Agreement, the Lockbox Agreement, the Valuation Agent Agreement, the Master Property Manager Account Blocked Account Control Agreement, each Account Control Agreement, each Deposit Account Control Agreement relating to each Deposit Account of any Borrower or the Borrower Representative, each Securities Account Control Agreement relating to each Securities Account of any Borrower or the

Borrower Representative, each Joinder, each Borrowing Notice, the Property Management Agreements Assignment and any other document or agreement that evidences, secures or governs any of the Obligations or the Collateral.
Loan To Value Ratio: As of any date of determination, the percentage equivalent of a fraction determined separately for the Properties that are Non-Stabilized Properties and for the Properties that are Stabilized Properties, the numerator of which is equal to the Allocated Loan Amounts for the portion of the Financed Properties that are Non-Stabilized Properties or that are Stabilized Properties, as applicable, on such date (after giving effect to any Advance to be made on such day) and the denominator of which is equal to the Aggregate Property Value (Non-Stabilized) or the Aggregate Property Value (Stabilized), as applicable, on such date.
Lockbox: The post office box referred to in the Lockbox Agreement.
Lockbox Agreement: That certain Master Services Agreement, dated as of the Master Property Manager Account Effective Date, by and between the Master Property Manager and U.S. Bank National Association.
Long-Term Rating Requirement: A long-term unsecured debt rating of not less than A by S&P’s and not less than A2 by Moody’s.
Master Property Management Agreement: That certain Second Amended and Restated Master Property Management Agreement, dated on or about the Restatement Effective Date, by and among the Master Property Manager, the Agent and each Borrower, which shall provide, among other things, that (a) the Agent may terminate the Master Property Manager for cause, including but not limited to fraud, gross negligence, willful misconduct, or misappropriation of funds by the Master Property Manager, (b) such agreement may be terminated without penalty (or a reserve will be established by the Master Property Manager for the sole benefit of the Agent, in an account controlled by the Agent, in respect of any applicable termination fee) and (c) the term shall be a one-month rolling term.
Master Property Manager: Initially, the Operating Partnership and upon delivery by the Agent of notice to the Operating Partnership of replacement of the Operating Partnership as Master Property Manager following the occurrence of a Master Property Manager Event of Default, the Backup Property Manager.
Master Property Manager Account: The Deposit Account, number 153795158085, established and maintained by the Master Property Manager Account Bank for the benefit of the Master Property Manager and subject to the Master Property Manager Account Blocked Account Control Agreement.
Master Property Manager Account Bank: U.S. Bank National Association.

Master Property Manager Account Blocked Account Control Agreement: As defined in Section 2.26.
Master Property Manager Account Effective Date: The date upon which the Master Property Manager delivers to the Agent each of the Amended and Restated Master Property Management Agreement, the Lockbox Agreement, the Master Property Manager Account Blocked Account Agreement, the amended and restated Form of Eligible Property Management Agreement and the opinion letters required under Section 2.26(b) hereof, each in form and substance satisfactory to the Lenders. Prior to the Master Property Manager Account Effective Date, there will be no Non-Collecting Property Managers and all Property Managers shall comply with the requirements and obligations applicable to Collecting Property Managers herein.

Master Property Manager Event of Default: The occurrence of any of the following: (a) any Event of Default, (b) fraud, gross negligence, willful misconduct, or misappropriation of funds by the Master Property Manager, (c) any Insolvency Event with respect to the Master Property Manager, (d) a material breach under the Master Property Management Agreement by the Master Property Manager, (e) on or after the Master Property Manager Account Effective Date, the failure of the Master Property Manager to remit all Net Collections for all Properties managed by a Non-Collecting Property Manager to the Collection Account in accordance with the applicable Cash Management Requirements, (f) on or after the Master Property Manager Account Effective Date, the termination of the Lockbox, the Lockbox Agreement or the Master Property Manager Account Blocked Account Control Agreement, (g) on or after the Master Property Manager Account Effective Date, the failure by the Master Property Manager to comply with the provisions of the Master Property Manager Account Blocked Account Control Agreement or the Lockbox Agreement or (h) the failure by the Master Property Manager to replace a Property Manager for (i) fraud, gross negligence, willful misconduct, or misappropriation of funds by such Property Manager, (ii) the failure to remit all Net Collections for all Properties managed by a Collecting Property Manager to the Collection Account in accordance with the applicable Cash Management Requirements, (iii) any violation of law by such Property Manager in the exercise of its duties and obligations under its Eligible Property Management Agreement or Property Management Agreement or (iv) for a material default by such Property Manager under its Eligible Property Management Agreement or Property Management Agreement, which material default is either not cured within the applicable cure period (if any) or waived by the Master Property Manager in the exercise of its commercially reasonable discretion.
Master Property Manager Fee: As defined in the Fee Letter.
Material Adverse Effect: A material adverse effect on (a) the business operations, properties, assets or condition (financial or otherwise) of any Borrower, the Operating Partnership or Silver Bay (on a consolidated basis), (b) the ability of the Borrowers to fully and timely pay the Obligations when due, (c) the legality, validity, binding effect, or enforceability against any Borrower, the Operating

Partnership or Silver Bay of any Loan Document to which it is a party or (d) the rights, remedies and benefits available to, or conferred upon, the Secured Parties under any Loan Document.
Maximum Allocated Loan Amount: With respect to any Eligible Property and any date of determination, the lesser of (1) product of (a) the applicable Advance Rate and (b) the most recent of (i) the related Property Value determined at the time of the initial Advance made with respect to such Property, (ii) if such Property was, at time of the initial Advance made with respect to such Property, a Non-Stabilized Property, and as of such date of determination is a Stabilized Property, the Property Value at the time such Property became a Stabilized Property and (iii) the related Property Value obtained after any Property Values described in clause (i) or (ii), but only if such more recent Property Value is lower than the Property Values described in clauses (i) and (ii) above and (2) the Allocated Loan Amount for such Eligible Property determined after giving effect to any reduction therein resulting from any application of any Prepayment Amount in accordance with clause (c) of the definition of Allocated Loan Amount.
Monthly Net Cash Flow Reserve Account: The Securities Account, number 170530003, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Monthly Net Cash Flow Reserve Account Deposit Amount: For any Borrowing Date and any Non-Blocked Account Properties related to the Advance requested for such Borrowing Date, an amount equal to the sum of (a) one-quarter of the aggregate Expected Collections in respect of such Non-Blocked Account Properties and (b) the Monthly Net Cash Flow Reserve Account Shortfall Amount on such Borrowing Date.
Monthly Net Cash Flow Reserve Account Required Amount: As of any date of determination, an amount equal to the sum of (a) one-quarter of the aggregate Expected Collections in respect of all Non-Blocked Account Properties that are subject to the Facility on such date and (b) at any time on or after the occurrence of any Monthly Net Cash Flow Reserve Account Required Deposit Amount Deposit Date, the related Monthly Net Cash Flow Reserve Account Required Deposit Amount.
Monthly Net Cash Flow Reserve Account Required Deposit Amount: With respect to the failure of the Borrowers to satisfy: (i) the Blocked Account Six Month Requirement, the Blocked Account Six Month Requirement Deposit Amount, (ii) the Blocked Account One Year Requirement, the Blocked Account One Year Requirement Deposit Amount, (iii) the Property Manager Acknowledgement Thirty Day Requirement, the Property Manager Acknowledgement Thirty Day Requirement Deposit Amount, (iv) the Property Manager Acknowledgement Ninety Day Requirement, the Property Manager Acknowledgement Ninety Day Requirement Deposit Amount

and (v) the Eligible Property Management Agreement One Year Requirement, the Eligible Property Management Agreement Requirement Deposit Amount; in each case, without double counting.
Monthly Net Cash Flow Reserve Account Required Deposit Amount Deposit Date: With respect to the failure of the Borrowers to satisfy (i) the Blocked Account Six Month Requirement, the Six Month Test Date, (ii) the Blocked Account One Year Requirement, the One Year Test Date, (iii) the Property Manager Acknowledgement Thirty Day Requirement, the Thirty Day Test Date, (iv) the Property Manager Acknowledgement Ninety Day Requirement, the Ninety Day Test Date and (v) the Eligible Property Management Agreement One Year Requirement, the One Year Test Date.
Monthly Net Cash Flow Reserve Account Shortfall Amount: As of any date of determination, the positive excess, if any, of (a) the Monthly Net Cash Flow Reserve Account Required Amount determined as of such date over (b) the amount on deposit in the Monthly Net Cash Flow Reserve Account as of such date of determination.
Monthly Net Cash Flow Reserve Account Withdrawal Amount: For any Payment Date prior to the Termination Date, the sum of (a) 1/12 of the aggregate Expected Collections for each Non-Blocked Account Property in respect of which the related Collecting Property Manager has not, in connection with such Payment Date, deposited in the Collection Account the Net Collections received in respect of such Non-Blocked Account Property during such Collection Period and (b) the amount, if any, by which the amount on deposit in the Monthly Net Cash Flow Reserve Account on such Payment Date (after giving effect to any reduction therein made in compliance with clause (a) of this definition) exceeds the Monthly Net Cash Flow Reserve Account Required Amount for such Payment Date; and on any day on and after the Termination Date, all amounts on deposit in the Monthly Net Cash Flow Reserve Account on such day.
Monthly Report: For each Collection Period, a report prepared by the Borrower Representative and the Master Property Manager setting forth the information identified on Exhibit D attached hereto.
Monthly Report Certification: For each Monthly Report, the certification by the Calculation Agent in the form of Exhibit H attached hereto, together with the annexes thereto.
Moody’s: Moody’s Investor’s Service, Inc. or any successors thereto.
Multiemployer Plan: Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
Net Collections: For any Collection Period and any Property, the excess, if any, of the Collections received in respect of such Property during such Collection Period over the sum of (a) the Actual

Expenses paid in respect of such Property during the related Collection Period in accordance with the provisions of Section 2.13(c)(i) or (ii), as applicable, and (b) the Property Manager Fee for such Property and Collection Period.
Net Worth: As defined in Schedule 6 hereto.
Ninety Day Test Date: The date that is ninety (90) days after the Effective Date.
No Lien Certificate: A certificate in substantially the form of Exhibit C attached hereto certifying that subject the Property is not subject to any liens, other than Permitted Liens.
Non-Blocked Account Property: Any Property that is not a Blocked Account Property.
Non-Collecting Property Manager: On and after the Master Property Manager Account Effective Date, any Property Manager with respect to which all Tenants of such Property Manager’s managed Properties have been instructed to deliver payments under their Leases to the Lockbox or the Master Property Manager Account, which Property Managers shall be listed on Schedule 8, as may be amended from time to time, which schedule shall indicate each Property managed by each such Non-Collecting Property Manager.
Non-Eligible Property: As defined in Section 2.23.
Non-Eligible Property Management Agreement Property: Any Property that is not an Eligible Property Management Agreement Property.
Non-Property Manager Acknowledgement Property: Any Property that is not a Property Manager Acknowledgment Property.
Non-Stabilized Property: Any Property that is not a Stabilized Property.
Non-U.S. Entity: As defined in Section 2.12(b).
Note: As defined in Section 3.1(a)(iii).
OFAC: The U.S. Department of the Treasury’s Office of Foreign Assets Control.
Obligations: All indebtedness, liabilities and obligations of every nature of any Borrower from time to time owed to the Agent (including former Agents), each Secured Party or any of them, under this Agreement or any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Borrower, would have accrued on any Obligation, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, whether now existing or arising in the future, direct or indirect, fixed or contingent, joint, several or joint and several, including any extensions, renewals, refinancing, or changes in form thereof.
One Year Test Date: The date that is one year after the Effective Date.
Ongoing Reserve Account: The Securities Account, number 170530002, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Ongoing Reserve Account Deposit Amount: As of any date of determination during any Interest Accrual Period, for any Eligible Property and any Advance requested related thereto, an amount equal to 15% of the amount of the Approved Budget for such Eligible Property.
Ongoing Reserve Account Initial Deposit: An amount provided by the Borrower Representative in the Borrowing Notice for the initial Borrowing Date as part of the related certifications by the Borrower Representative.
Ongoing Reserve Account Required Amount: As of any date of determination, an amount equal to 15% of the amount of the Approved Budget for all Properties then funded by the Facility.
Ongoing Reserve Account Shortfall Amount: As of any date of determination, the positive excess, if any, of (a) the Ongoing Reserve Account Required Amount for such date of determination over (b) the amount on deposit in the Ongoing Reserve Account as of such date of determination.
Operating Partnership: Silver Bay Operating Partnership L.P.
Other Charges: All ground rents, maintenance charges, impositions other than Taxes, and any other charges now or hereafter accessed or imposed against a Property or any part thereof.
Parent: With respect to any Person, the Person who Controls the referenced Person.
Participant: As defined in Section 10.11(e).
Party: Each Person who from time to time is a party to this Agreement.
Paying Agent: U.S. Bank National Association.
Payment Date: The 20th calendar day of each month, or the next succeeding Business Day, if such calendar day is not a Business Day. The initial Payment Date shall be June 20, 2013.
Payment Date Report: For any Payment Date, the report prepared by the Calculation Agent reflecting the principal, Interest Payment Amount, fees, costs, expenses, indemnities and deposits into the Reserve Accounts payable hereunder on such Payment Date.

PBGC: The Pension Benefit Guaranty Corporation.
Pension Plan: Any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
Permitted Distributions: With respect to any Borrower, (a) payments permitted by the terms of this Agreement and (b) cash distributions by such Borrower to its Parent; provided, in the case of any such distributions subject to this clause (b), each of the following conditions shall have been satisfied: (i) at the time such Permitted Distribution is made, no Default or Event of Default has occurred and is continuing or would be caused thereby; and (ii) all amounts required to be paid pursuant to Section 2.8(b) with respect to such Payment Date have been paid in full on such Payment Date without resort to any funds in any Reserve Account.
Permitted Investments: (a) Cash and Government securities within the meaning of Section 856(c)(4)(A) of the Code and (b) negotiable instruments or securities or other investments that (x) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next succeeding Payment Date, (y) are denominated in U.S. dollars and (z) evidence:
(i)    marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States;
(ii)    certificates of deposit and other interest-bearing obligations and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000 or the equivalent thereof in any other currency as determined by the Agent in accordance with its normal-course foreign currency exchange practices, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;
(iii)    publicly traded money market funds subject to regulation under the Investment Company Act and in compliance with Rule 2a-7 of the Investment Company Act and the having a rating, at the time of such investment, of not less than “Aaa” by Moody’s and “AAA” by S&P; and
(iv)    demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States, any State thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall meet or exceed the Short-Term Rating Requirement.

Permitted Liens: Any (a) Liens granted pursuant to or by the Loan Documents, (b) statutory materialmen Liens and mechanic’s Liens, in each case arising in the ordinary course of business with respect to obligations which are not delinquent, (c) Eligible Leases, (d) deposits in the ordinary course of business to secure liabilities to insurance carriers, utilities and other service providers, (e) Liens for taxes not yet due and payable, (f) homeowners’ association covenants, conditions and restrictions, (g) customary utility easements, (h) non-monetary liens constituting customarily acceptable title exceptions that are created or permitted by the related Borrower in the ordinary course of owning and operating a Property subsequent to the date of the related Title Insurance Policy, which liens do not have a material adverse effect on the related Property or the value thereof, (i) Specially Permitted Liens, (j) Liens for which payment has been collected by a Qualified Title Insurance Company and are insured against under the Eligible Title Insurance Policy for such Property, (k) De Minimis Liens, HOA or Tax Amounts and (l) any other Lien agreed to by the Agent (subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after notice of such approval has been posted to the Data Site by the Borrower Representative) in connection with the title review for a Property in conformity with the provisions of Exhibit K attached hereto.
Permitted Retained Fees: Any fees permitted to be charged by a Property Manager pursuant to the related Eligible Property Management Agreement or Property Management Agreement in connection with the payment by such Property Manager of any utility charges with respect to such Property.
Person: Any individual or any general partnership, limited partnership, cooperation, joint venture, trust, limited liability company, trust, cooperative, association, unincorporated government organization or entity or any department or agency thereof.
Plan: Any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
Pledged Security: As defined in the Guarantor Pledge Agreement.
Prepayment Amount: In connection with any proposed removal of an Eligible Property from the Facility, an amount equal to the sum of (a) the product of 115% and the Allocated Loan Amount for such Eligible Property (the “Reduction Amount”), (b) the unpaid interest on the Reduction Amount through the related date of prepayment, calculated at the applicable Interest Rate and (c) all unpaid fees or unreimbursed costs with respect to the Facility, to the extent relating to the portion of the Advances Outstanding to be repaid.
Prime Rate: The rate of interest quoted in The Wall Street Journal, Money Rates Section as the “Prime Rate” as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent and any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
Proceeds: As defined in the UCC and shall include any and all Condemnation Proceeds, all gross proceeds related to any Conveyance, Insurance Proceeds and loss proceeds in respect of the Collateral.
Projections: As defined in Section 10.3(b).
Property: Each real property acquired by or transferred to a Borrower, the fee title to which is held by such Borrower, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.
Property Management Agreement: A property management agreement entered into by the Operating Partnership and a Property Manager related to one or more Properties, which agreement shall (a) require the related Property Manager to perform all management and other services in respect of the subject Properties in accordance Accepted Management Practices, (b) contain termination provisions generally consistent with each other Property Management Agreement and Eligible Property Management Agreement, (c) require, if such Property Manager is a Collecting Property Manager, to (i) make Collections in accordance with the applicable Cash Management Requirements and (ii) maintain books and records such that payments and withdrawals from the related Property Manager Account can be traced to each individual Property, reconciled and identified and (d) comply with all Applicable Laws in conducting its management activities relating to the Properties it manages.
Property Management Agreements Assignment: As defined in Section 3.1(h).
Property Manager: A reputable and experienced residential property management organization with experience providing management services for residential properties similar to the Properties that is acceptable to the Master Property Manager and who is responsible for the management of any Property pursuant to a Property Management Agreement. For the avoidance of doubt, any Affiliate of the Master Property Manager may, if it otherwise satisfies this definition of Property Manager, be a Property Manager.
Property Manager Account: As defined in Section 2.13(c).
Property Manager Acknowledgement: A written acknowledgement duly executed by a Property Manager, in favor of the Master Property Manager, each Borrower and the Agent in the form of Exhibit L attached hereto.

Property Manager Acknowledgement Ninety Day Requirement: As defined in Section 2.13(d).
Property Manager Acknowledgement Ninety Day Requirement Deposit Amount: An amount, determined on the Ninety Day Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Property Manager Acknowledgment Properties (determined as of the Ninety Day Test Date) that would, if they were Property Manager Acknowledgment Properties on such date, cause the Property Manager Acknowledgement Ninety Day Requirement to be satisfied.
Property Manager Acknowledgement Property: Any Property with respect to which the related Property Manager has executed and delivered either an Eligible Property Management Agreement or a Property Manager Acknowledgment.
Property Manager Acknowledgement Thirty Day Requirement: As defined in Section 2.13(d)
Property Manager Acknowledgement Thirty Day Requirement Deposit Amount: An amount, determined on the Thirty Day Test Date, equal to one-half of the aggregate Expected Collections in respect of the portion of the Non-Property Manager Acknowledgment Properties (determined as of the Thirty Day Test Date) that would, if they were Property Manager Acknowledgment Properties on such date, cause the Property Manager Acknowledgement Thirty Day Requirement to be satisfied.
Property Manager Fee: With respect to each Property, the fees payable to any Property Manager with respect to such Property pursuant to the related Eligible Property Management Agreement or Property Management Agreement, as applicable; which fees (together with any Permitted Retained Fees) shall not exceed 10% of the Collections.
Property Release Amount: With respect to any Eligible Property and a Conveyance thereof, an amount equal to the greater of (a) the related Prepayment Amount and (b) the Conveyance Proceeds for such Eligible Property.
Property Valuation: With respect to any Property, as of any date of determination, the most recent of the following (a) if the Property Value of such Property is less than $250,000 on such date of determination, a BPO or Property Value Opinion for such Property and (b) if the Property Value of such Property is $250,000 or more on such date of determination, a Property Value Opinion for such Property; provided however, that with respect to the initial Advance relating to any Property with a Property Value of $250,000 or more and thereto, the Property Valuation shall be a Property Value Opinion, regardless of whether there is a more recent BPO.
Property Value: With respect to any Property, as of any date of determination, the lesser of (a) the related Asset Purchase Price and (b) the related the fair market value of such Property, which, if the Property Valuation is a (i) BPO, shall be the most recent related BPO Value or (ii) Property Value

Opinion, shall be the “market value” using the income approach set forth in the most recent Property Value Opinion; provided, however, that if such Property is a Non-Stabilized Property and has been a Non-Stabilized Property for (A) six (6) months but less than twelve (12) months, then the Property Value for such Property shall be 25% of the lesser (i) the related Asset Purchase Price and (ii) the related Property Valuation determined in accordance with clause (b) above or (B) twelve (12) months or more, then the Property Value for such Property shall be zero; provided, further, however, if such Property is not an Eligible Property on such date of determination, then the Property Value for such Property shall be zero.
Property Value Opinion: A written residential property value opinion by the Valuation Agent.
Proposed Scheduled Renovation Work: As defined in Section 2.22(a).
Pro Rata Share: For any Lender, on any date of determination, the percentage equivalent of a fraction (a) prior to the Revolving Period Termination Date, the numerator of which is equal to such Lender’s Commitment on such date of determination and the denominator of which is equal to the Facility Amount and (b) on and after the Revolving Period Termination Date, the numerator of which is the portion of the Advances Outstanding on such date that have been funded by such Lender and the denominator of which is equal to the Advances Outstanding on such date.
Purchase Agreement: Any purchase agreement related to, or any other document evidencing the acquisition of (or right to acquire), a Property (including the Purchase Price Spreadsheet).
Purchase Price Spreadsheet: With respect to any Property contributed to Silver Bay during its initial public offering of Equity Interests (and then contributed by Silver Bay to a Borrower), a spreadsheet showing the acquisition price of such Property as of such contribution, which spreadsheet is accompanied by a certificate of a Responsible Officer of Silver Bay certifying as to the truth, accuracy and completeness of all information set forth in such spreadsheet.
Qualified Expenses: With respect to any Property, all reasonable and necessary property maintenance costs and expenses, home owners association dues, leasing costs and other expenses necessary to maintain the Property and title thereto in the related Borrower free and clear of any and all liens, other than Permitted Liens; Qualified Expenses shall exclude real estate taxes, other governmental assessments and insurance premiums (subject to the right of the Lenders to submit a Formal Objection with respect thereto in connection with the determination of the related Annual Budget or Additional Proposed Qualified Expenses). Qualified Expenses may include reasonable and necessary capital expenditures for Stabilized Properties in an amount not to exceed $750 per annum for each Stabilized Property.
Qualified Institution: Any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that has or the parent of which has, either (1) a long-term unsecured debt rating of “BBB+” or higher by S&P and “Baa1” or higher by Moody’s, or (2) a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s or (b) is otherwise acceptable to the Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.
Qualified Title Insurance Company: As defined in clause (q) of Schedule 2 hereto.
Quarterly Sample: As defined in Section 2.14(a).
Quarterly Valuation: Any quarterly valuation of Properties made in accordance with the provisions of Section 2.14(a).
Reduction Amount: As defined in the definition of Prepayment Amount.
Release: Any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
Register: As defined in Section 10.2(g).
Renovation Cost Reserve Account: The Securities Account, number 170530009, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.
Renovation Cost Reserve Account Required Amount: As defined in Section 2.22(b).
Renovation Cost Reserve Account Shortfall Amount: As of any date of determination, the positive excess, if any, of (a) the Renovation Cost Reserve Account Required Amount for such date of determination over (b) the amount on deposit in the Renovation Cost Reserve Account as of such date of determination.
Renovation Costs: For any Property, the aggregate of the costs estimated to be incurred by the applicable Borrower with respect to the renovation of such Property, as demonstrated in a certificate certified by a Responsible Officer of the Borrower Representative delivered to and approved by the Valuation Agent and the Agent as provided in Section 2.6 of the Valuation Agent Agreement; provided that the Agent and the Lenders shall have a right to request recalculation of the Renovation Costs in any case where any of them considers the assessment thereof not reasonably satisfactory. For the avoidance of doubt, Renovation Costs do not include any fees, costs or expenses associated with any ongoing recurring repairs or maintenance to any Property.

Renovation Standards: Those maintenance, repairs, improvements and installations that are necessary (i) for a Property to conform to applicable material requirements of Applicable Law and not deviate materially from local rental market standards for the area in which such Property is located and (ii)  for a Property to conform to Requirements for Existing Housing One to Four Family Units (4905.1) or Minimum Property Standard for One and Two Family Dwellings (200.926) as applicable, as published by the U.S. Department of Housing and Urban Development.
Repair Completion Certificate: As defined in Section 2.17.
Replacement Cost: With respect to any Property, the cost, determined using the replacement cost assumptions satisfying the requirements of Section 6.7(i), to rebuild in full the improvements and replace all personal property of the related Borrower related to such Property, which shall be exclusive of costs of excavations, foundations, underground utilities and footings.
Reportable Event: Any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
Reporting Date: With respect to any Payment Date, the fifth (5th) Business Day prior to such Payment Date.
Required Insurance Policies: With respect to a Property, the insurance policies required by Section 6.7.
Required Lenders: On any day Lenders with Pro Rata Shares exceeding 50% in the aggregate; provided that if there are only two (2) Lenders, Required Lenders shall mean both Lenders.
Reserve Account: Individually or collectively, as the context may require, the Insurance and Tax Reserve Account, the Ongoing Reserve Account, the Monthly Net Cash Flow Reserve Account, the Special Reserve Account, the Renovation Cost Reserve Account and the Interest Reserve Account.
Reserve Account Deposit Amounts: For any proposed Advance, (i) the related Interest Reserve Account Deposit Amount and the Interest Reserve Account Shortfall Amount, without double counting, (ii) the related Insurance and Tax Reserve Account Initial Deposit Amount and the Insurance and Tax Reserve Account Shortfall Amount, without double counting, (iii) the related Monthly Net Cash Flow Reserve Account Deposit Amount and the Monthly Net Cash Flow Reserve Account Shortfall Amount, without double counting, (iv) the related Ongoing Reserve Account Deposit Amount and the Ongoing Reserve Account Shortfall Amount, without double counting, (v) the Renovation Reserve Account Shortfall Amount and (vi) the related Special Reserve Account Deposit Amount.

Reserve Interest Rate: With respect to any LIBOR determination date, the rate per annum that the Agent determines to be either (i) the arithmetic mean (rounded to the nearest whole multiple of 1/100%) of the three-month U.S. dollar lending rates which New York City banks selected by the Agent are quoting on the relevant LIBOR determination date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Agent can determine no such arithmetic mean, the lowest three-month U.S. dollar lending rate which New York City banks selected by the Agent are quoting on such LIBOR determination date to leading European banks.
Reserve Requirement: With respect to any date of determination, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (if any) arising from any Applicable Laws enacted or imposed after the Effective Date and in effect on such date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by each Lender.
Responsible Officer: With respect to any specified Person and any circumstance, any member, manager, general partner or officer who has supervisory responsibilities relating to the specified circumstance.
Restatement Effective Date: February 18, 2015.
Restricted Payment: With respect to any Person, (i) any dividend or other distribution (whether direct or indirect, and whether in cash, securities or other property) with respect to any class of Equity Interests of such Person now or hereafter outstanding, other than a dividend payable to the holders of any class of Equity Interests solely in shares of Equity Interests of such Person, (ii) any payment (whether direct or indirect, and whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, full or partial redemption, full or partial withdrawal, retirement, acquisition, cancellation or termination of any such Equity Interests or of any option, warrant or other right to acquire any such Equity Interests, (iii) any prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Obligations of such Person, and (iv) any management or similar payments to any Affiliate, excluding, for the avoidance of doubt, any payments made to a Property Manager pursuant to the terms of the related Eligible Property Management Agreement or Property Management Agreement.
Retiring Lender: As defined in Section 2.6(c).

Revolving Period Termination Date: The earlier of (a) Commitment Termination Date and (b) the occurrence of an Event of Default, unless such Event of Default is waived hereunder.
S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
Schedule of Properties: The schedule listing each of the Properties of each of the Borrowers in form and substance as set forth in Schedule 4 hereto.
Scheduled Maturity Date: February 18, 2018.
Scheduled Renovation Work: As defined in Section 2.22(a).
Second Amendment Effective Date: As defined in the Second Amendment and Joinder to Revolving Credit Agreement, dated as of January 16, 2014, by and among the parties to the Credit Agreement.
Second Facility Fee Letter: The letter agreement, dated as of the Restatement Effective, by and among the Agent, the Lenders, the Borrower Representative and the Borrowers.
Secured Parties: Collectively or individually, as the context may require, each of the Lenders, the Agent, the Calculation Agent, the Paying Agent, the Valuation Agent and each Indemnified Party.
Securities: Any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
Securities Account: As defined in the UCC.
Securities Account Control Agreement: With respect to any Securities Account, any control agreement or other similar agreement between each institution maintaining a Securities Account as securities intermediary, the owner of such Securities Account and the Agent as the Agent shall deem necessary in its reasonable discretion, in form and substance acceptable to the Agent, providing for such institution’s agreement to comply with entitlement orders from the Agent with respect to security entitlements in financial assets credited to or held in the applicable Securities Account without the further consent of, or notice to, such owner.
Short-Term Rating Requirement: A short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s.

Silver Bay: Silver Bay Realty Trust Corp.
Six Month Test Date: The date that is six months after the Effective Date.
Solvent: With respect to any Person as of the date of determination, both (i) (a) the sum of such Person’s Debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as then contemplated and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, Debts beyond its ability to pay such Debts as they become due (whether at maturity or otherwise) and (ii) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
SPE Requirements: The covenants set forth in Section 6.8.
Specially Permitted Lien: With respect to (i) any Financed Property, any Lien described in Exhibit K attached hereto that secures an obligation for the payment of money if the aggregate amount of the obligations secured by all such Liens with respect to such Property (other than the Liens granted pursuant to this Agreement) remains less than 10% of the Asset Purchase Price of such Property (with the Asset Purchase Price for such Property calculated without giving effect to the amounts described in clauses (a), (b) and (c) of the definition thereof) and the applicable Borrower has deposited into the Special Reserve Account a reserve in an amount equal to the greater of (x) 120% of the amount of the obligations secured by such monetary Liens and (y) $1,000 and (ii) any Non-Financed Property, (x) any Lien that secures an obligation for the payment of money if the aggregate amount of the obligations secured by all such Liens with respect to such Property (other than the Liens granted pursuant to this Agreement) remains less than 5% of the Asset Purchase Price of such Property (with the Asset Purchase Price for such Property calculated without giving effect to the amounts described in clauses (a), (b) and (c) of the definition thereof) and such Liens are released, discharged or terminated within 90 days of the applicable Acquisition Date and (y) any other Lien that secures an obligation for payment of money where the applicable Borrower has deposited into the Special Reserve Account a reserve in an amount equal to the greater of (x) 120% of the amount of the obligations secured by such monetary Liens and (y) $1,000.
Special Reserve Account: The Securities Account, number 170530005, established and maintained by the Paying Agent for the benefit of the Borrower Representative and subject to an Account Control Agreement.

Special Reserve Account Deposit Amount: As defined in Section 2.19.
Sponsor: Silver Bay.
Sponsor Financial Covenant: Any of the covenants relating to Silver Bay or the Operating Partnership set forth in Schedule 6 hereto.
Stabilized Property: (a) For Properties other than Acquisition Financed Properties, any Property which, on any date of determination, satisfies each of the following requirements:
(i)    if applicable, all post-acquisition renovation or repairs required to lease such Property to a tenant have been completed and a completed and duly executed Certificate of Completion with respect to such Property has been delivered to the Agent and the Valuation Agent has delivered its written verification of the completion of such post-acquisition renovation or repairs to the Agent;
(ii)    the Agent shall have received a completed and duly executed No Lien Certificate from the Valuation Agent with respect to such Property; and
(iii)    receipt by the applicable Property Manager or Borrower-Related Party of a security deposit and the first monthly rent payment from an Eligible Tenant pursuant to an Eligible Lease of the Property; and
(b) For Acquisition Financed Properties, any Property which, on the date of acquisition thereof by the applicable Borrower, satisfies each of the following requirements:
(i)    the prior owner of such Property has completed renovation or repairs meeting Renovation Standards and required to lease such Property to a tenant; and
(ii)    the Agent shall have received a completed and duly executed No Lien Certificate from the Valuation Agent with respect to such Property;
provided, however, that if an Eligible Tenant (or tenant in the case of a Acquisition Financed Property) vacates a Stabilized Property and a new Eligible Tenant does not lease the Property pursuant to an Eligible Lease within three (3) months after the prior Eligible Tenant (or tenant) vacated such Property, then the related Property shall no longer be a Stabilized Property and shall be deemed to be a Non-Stabilized Property; provided, further, however, that such Property shall again become a Stabilized Property upon receipt of a security deposit and the first monthly rent payment from an Eligible Tenant pursuant to a new Eligible Lease of the Property.
Supplemental Management Fee: As defined in the Fee Letter.

Supplemental Schedule of Properties: For any requested Advance, the schedule attached to the related Borrowing Notice, as Schedule 1 thereto, and listing each of the Properties of each of the Borrowers to be funded by such requested Advance, in form and substance as set forth in Schedule 4 hereto, and which shall, at a minimum, include:
(a)    a description of each Property that is the subject of the proposed Advance,
(b)    the name of the Borrower owning such Property,
(c)    whether such Property is a Non-Stabilized Property or a Stabilized Property,
(d)    the proposed Allocated Loan Amount for such Property,
(e)    the Maximum Allocated Loan Amount for such Property,
(f)    the Expected Collections for such Property,
(g)    each Reserve Account Deposit Amount, separately stated,
(h)    [reserved]; and
(i)    such other information as the Agent may reasonably request with respect to the related Advance.
Taxes: All real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof.
Tenant: An individual who has leased any Property pursuant to a Lease.
Termination Date: The earlier of (a) the Scheduled Maturity Date and (b) the date on which all Advances shall become due and payable pursuant to Section 8.2(a).
Thirty Day Test Date: The date that is thirty (30) days after the Effective Date.
Title Insurance Policy: As defined in clause (q) of Schedule 2 hereto.
Trigger Event: The occurrence of any of the following:
(a)    the Debt Service Coverage Ratio is less than 1.25:1;
(b)    the Debt Yield Ratio is less than 7.0%;
(c)    the Loan To Value Ratio for Non-Stabilized Properties exceeds 65% for thirty (30) consecutive days after the most recent Quarterly Valuation; or

(d)    the Loan To Value Ratio for Stabilized Properties exceeds 65% for thirty (30) consecutive days after the most recent Quarterly Valuation.
Trust Guarantor: SB Financing Trust.
Trustee: U.S. Bank Trust National Association.
Trustee Fee: As defined in the Trustee Fee Letter.
Trustee Fee Letter: The fee letter, dated as of May 8, 2013, by and among the Trustee, the Agent and the LLC Guarantor.
Two-Year Swap Rate: On any day, the rate, as determined by the Agent, equal to the mid-market USD-ISDA-Swap Rate for U.S. Dollar swaps with a maturity of two years, expressed as a percentage (rounded up to the nearest whole multiple of 1/100%), which appears on the Reuters Screen ISDAFIX1 Page (or any successor page) at 11:00 a.m. on such date of determination.
Unfunded Pension Liability: The excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding that Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
Uniform Commercial Code or UCC: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Applicable Laws, the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.
Unused Fee: As defined in the Fee Letter.
Valuation Agent: Green River Capital, LLC.
Valuation Agent Agreement: The Valuation Agent Agreement, dated as of the Effective Date, by and between the Valuation Agent and the Agent.
Valuation Agent Fees: All fees at any time due and payable to the Valuation Agent under the Valuation Agent Agreement.
Section 1.2    Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires: (a) words of either gender include the other gender; (b) words using the singular or plural also include the plural or singular, respectively; (c) the terms “hereof,” “herein,”

“hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Article, Section, Clause, Exhibit, Appendix or Schedule or any other subdivision of this Agreement; (d) references to “Article,” “Section,” “Clause,” “Exhibit,” “Appendix” or “Schedule” are to the Articles, Sections, Clauses, Exhibits, Appendices and Schedules, respectively, of this Agreement; (e) the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; and (f) references to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any Exhibits, Appendices, Attachments and Schedules thereto, as amended, restated, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document that amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been waived in writing in accordance with the provisions of this Agreement. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as in effect on the Effective Date. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. Unless otherwise defined herein, terms used herein and in the other Loan Documents that are defined in the Uniform Commercial Code, from time to time in effect in the State of New York, shall have the meanings given to them therein. Except where otherwise expressly stated, the Agent, the Required Lenders and the Lenders may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Loan Document to the Agent’s or any Lender’s discretion shall mean, unless otherwise expressly stated herein or therein, the Agent’s or each Lender’s sole discretion, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, in any Loan Document whenever the Agent or any Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Agent or each Lender, respectively, the decision of the Agent or each Lender, respectively, with respect thereto shall be in the sole discretion of the Agent or each Lender, respectively, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of good faith, discretion or judgment by the Agent or any Lender shall not be construed to require the Agent or any Lender to request or await receipt of information or documentation not immediately available from or with respect to the Borrowers or the Eligible Properties. A reference to a document includes an agreement in writing or a certificate, notice, instrument, document and any information stored in electronic format. Whenever a Person is required to provide any document to a Lender under any Loan Document, the relevant document shall be provided in writing or printed form unless such Lender requests otherwise. At the request of any Lender, the document shall be provided in computer disk form or both printed and computer disk form. The Loan Documents are the result of negotiations between the Parties, have been reviewed by counsel to the Borrowers and counsel to Agent and each Lender, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Loan Documents or the Loan Documents themselves.
ARTICLE 2
THE CREDIT FACILITY
Section 2.1    Description of Facility; Borrower Representative.
(a)    On the terms and conditions set forth in this Agreement each Lender hereby establishes in favor of the Borrowers a revolving credit facility (the “Facility”) pursuant to which the Borrower Representative, on behalf of the Borrowers or any one or more of them, may from time to time on any Business Day prior to the Revolving Period Termination Date, request an Advance. The Borrowers shall be jointly and severally liable for all Advances made hereunder, regardless of which Borrower or Borrowers received the proceeds of Advance.
(b)    Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Borrowing Notices, giving instructions with respect to the disbursement of the proceeds of the Advances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Lender and the Agent may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
(c)    No Advance shall be requested or made in respect of any Person (including in respect of any property of any Person) who is not, at the time the related Borrowing Notice is delivered to the Agent, a Borrower hereunder.
Section 2.2    Procedure for Borrowing Advances.
(a)    The Borrower Representative may from time to time prior to the Revolving Period Termination Date request Advances by:
(i)    delivering to the Agent, the Calculation Agent and the Valuation Agent a Borrowing Notice for such proposed Advance; and
(ii)    simultaneously with delivery of such Borrowing Notice (or not more than fifteen (15) Business Days prior thereto) posting to the Data Site the Document Packages relating to each Property relating to such proposed Advance.
(b)    Following delivery of a Borrowing Notice:
(i)    the Calculation Agent shall, within three (3) Business Days after receipt by it of such Borrowing Notice, either (A) provide to the Agent its Borrowing Notice Certification or (B) if it has found any deficiency therein, notify the Agent, the Valuation Agent and the Borrower Representative of such deficiency (a “Deficiency Notice”);
(ii)    the Agent shall request the Valuation Agent to certify within three (3) Business Days after receipt of such Borrowing Notice, that (i) it has reviewed each Document Package related to such proposed Advance, that there is no Deficiency with respect to any such Document Package, (ii) it has completed its due diligence review of each Property subject to the proposed Advance, including, without limitation, that it has determined that each such Property is an Eligible Property, (iii) Property Valuations have been prepared (and which shall not be older than 60 days prior to the related proposed Borrowing Date, or such longer period that Lenders may approve) and completed by it for each Property to which such proposed Advance relates (the Agent shall direct the Valuation Agent to post copies of the related BPOs to the Data Site) and (iv) it has determined the Property Value for each Property to which such proposed Advance relates; and

(iii)    upon receipt by the Agent of the Calculation Agent’s certification described in Section 2.2(b)(i) and the Valuation Agent’s confirmation described in Section 2.2(b)(ii), the Agent shall deliver copies thereof, together with the related Borrowing Notice to each Lender (collectively, the “Borrowing Certifications”); and
(iv)    on the third (3rd) Business Day after delivery by the Agent to each Lender of the Borrowing Certifications for a proposed Advance, each Lender shall, subject to the conditions contained herein, advance an amount equal to its Pro Rata Share of the amount of the proposed Advance in accordance with Section 2.2(f).
(c)    Upon delivery to the Borrower Representative of a Deficiency Notice, the Borrower Representative shall forthwith deliver to the Agent, the Calculation Agent and the Valuation Agent a new Borrowing Notice, any related Document Packages (including any revisions or updates thereto) to correct each of the deficiencies noted in such Deficiency Notice. If the Valuation Agent determines that a Deficiency exists, the Borrower Representative shall either revise the Document Package for the Properties with respect to which a Deficiency has been identified or remove such Properties from the requested Borrowing Notice and, in each such case, shall forthwith deliver to the Agent, the Calculation Agent and the Valuation Agent a new Borrowing Notice. It is understood and agreed that (i) the Borrower Representative may modify any Borrowing Notice based on the findings of the Agent, the Calculation Agent and the Valuation Agent following the review process set forth in Section 2.2(b)(i) and Section 2.2(b)(ii) and (ii) such findings and modifications may cause delays with respect to the occurrence of a proposed Borrowing Date.
(d)    Each Borrowing Notice shall be irrevocable and shall specify: • the proposed Borrowing Date, • each Borrower related to such Advance, • each Property related to such proposed Advance, • the Asset Purchase Price related to each such Property and • the amount of the Advance requested, which shall be in an amount at least equal to five million dollars ($5,000,000) with integral multiples of ten thousand dollars ($10,000) in excess thereof. In connection with each Borrowing Notice, the Borrower Representative shall certify on behalf of each Borrower that o each of the Properties related to such proposed Advance is an Eligible Property, o each of the representations and warranties on Schedule 2 hereto with respect to each such Property is true and correct and that each of the documents contained in each of the related Document Packages is true and complete copy of the original document and o no Trigger Event, Default or Event of Default exists. The Borrowers shall indemnify the Agent and the Lenders against any loss or expense incurred by the Agent or any of the Lenders, either directly or indirectly as a result of any failure by any Borrower to complete any requested Advance, including any loss (including loss of profit) or expense incurred by the Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by any Lender (including obtaining deposits or loans from third parties) in order to fund such requested Advance.

(e)    The obligations of any Lender to make Advances hereunder are several from the obligations of any other Lenders. The failure of any Lender to make available its Pro Rata Share of any Advance hereunder shall not release the obligations of any other Lender to make available its Pro Rata Share of any Advance hereunder, but no Lender shall be responsible for the failure of any other Lender to make available its Pro Rata Share of any Advance hereunder.
(f)    On each Borrowing Date, subject to the satisfaction of the applicable conditions precedent specified in Section 3.2, each Lender shall remit its Pro Rata Share of the Advance requested by the Borrowers to the Loan Account (or any other account designated in writing by the Agent to such Lender) by 1:00 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, the Paying Agent, in accordance with the written instruction of the Agent (which may be in electronic form) received no later than 4:00 p.m. (New York City time) one (1) Business Day prior to such Borrowing Date, shall remit such funds by wire transfer of same day funds (i) to the Agent in the amount of any unpaid fees, costs or expenses of the Agent, (ii) to the Valuation Agent, in the amount of any unpaid fees, costs or expenses of the Valuation Agent, (iii) to each Reserve Account in the amount of the related Reserve Account Deposit Amount with respect to the proposed Advance and (iv) the balance of such funds to the accounts specified in such related Borrowing Notice by 4:00 p.m. (New York City time), to the extent it has received such funds from the Lenders no later than 1:00 p.m. (New York City time). Funds received by the Paying Agent from any Lender after 1:00 p.m. (New York City time) on any Business Day may, at the discretion of the Paying Agent, be deemed to have been received on the next Business Day.
Notwithstanding anything contained herein to the contrary, in connection with any Advance relating to the financing of an Acquisition Financed Property, the Lenders may remit their respective Pro Rata Shares of an Advance prior to the applicable Borrowing Date under an escrow arrangement on terms and conditions satisfactory to the Lenders and the Agent.
(g)    In no event shall:
(vi)    any Lender be required on any date to fund its Pro Rata Share of any Advance that would cause the Advances Outstanding, determined after giving effect to the requested Advance, to exceed the Facility Amount;
(vii)    any Lender be required on any date to fund its Pro Rata Share of any Advance that would cause such Lender’s Pro Rata Share of the Advances Outstanding, determined after giving effect to the requested Advance, to exceed such Lender’s Commitment;
(viii)    any Lender be required on any date to fund its Pro Rata Share of any Advance that would cause the Allocated Loan Amount for any Property to exceed the Allocated Loan Amount agreed to by the Agent for such Property;

(ix)    any Lender be required on any date to fund its Pro Rata Share of any Advance that would cause the Allocated Loan Amount for any Property to exceed the Maximum Allocated Loan Amount for such Property;
(x)    any Lender be required on any date to fund its Pro Rata Share of any Advance if any Trigger Event exists on such date;
(xi)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless the amount on deposit in the Monthly Net Cash Flow Reserve Account on the related Borrowing Date is at least equal to the Monthly Net Cash Flow Reserve Account Required Amount (determined after giving effect to the requested Advance);
(xii)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, the aggregate Monthly Net Cash Flow Reserve Account Deposit Amount, if any, related to Properties to be funded by such required Advance will be credited to the Monthly Net Cash Flow Reserve Account from proceeds of such proposed Advance;
(xiii)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless the amount on deposit in the Interest Reserve Account on the related Borrowing Date is at least equal to the Interest Reserve Account Required Amount (determined after giving effect to the requested Advance);
(xiv)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, the aggregate Interest Reserve Account Deposit Amount relating to the Properties to be funded by such required Advance will be credited to the Interest Reserve Account from proceeds of such proposed Advance;
(xv)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless the amount on deposit in the Insurance and Tax Reserve Account on the related Borrowing Date is at least equal to the Insurance and Tax Reserve Account Required Amount (determined after giving effect to the requested Advance);
(xvi)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, the aggregate Insurance and Tax Reserve Account Initial Deposit Amount for such Advance will be credited to the Insurance and Tax Reserve Account from proceeds of such proposed Advance;
(xvii)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless the amount on deposit in the Ongoing Reserve Account on the related Borrowing

Date is at least equal to the Ongoing Reserve Account Required Amount (determined after giving effect to the requested Advance);
(xviii)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, the aggregate Ongoing Reserve Account Deposit Amount relating to the Properties to be funded by such required Advance will be credited to the Ongoing Reserve Account from proceeds of such proposed Advance;
(xix)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, all amounts required to be deposited to the Special Reserve Account relating to the Properties to be funded by such required Advance will be credited to the Special Reserve Account (determined after giving effect to the requested Advance);
(xx)    [reserved];
(xxi)    any Lender be required on any date to fund its Pro Rata Share of any Advance unless, on the related Borrowing Date, the amount on deposit in the Renovation Cost Reserve Account is at least equal to the Renovation Cost Reserve Account Required Amount (determined after giving effect to the requested Advance); or
(xxii)    more than one (1) Advance be funded on any Business Day or more than two (2) Advances be funded during any calendar month.
(h)    Advances repaid under this Agreement may be re-borrowed prior to the Revolving Period Termination Date.
Section 2.3    Purpose. The proceeds of the Advances will be used by the Borrowers for the costs and expenses related to their acquisition of Properties and the conversion of Non-Stabilized Properties to Stabilized Properties or for other general purposes of the Borrowers, provided, that no portion of the proceeds of any Advance may be used in any manner that causes or might cause such Advance or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof.
Section 2.4    Interest and Fees.
(a)    Except as otherwise set forth in this Agreement, the Advances Outstanding on each day shall bear interest at the applicable Interest Rate. Interest accrued during each Interest Accrual Period shall be payable on each Payment Date in accordance with Section 2.8.
(b)    Unless otherwise provided herein, interest and fees payable under this Agreement shall be computed on the basis of a 360 day year and the actual number of days in the related Interest

Accrual Period. In computing interest on the Advances Outstanding on each day, interest shall accrue on the Advances Outstanding at the opening of business on such day, even if a principal payment is made as of such day.
(c)    [Reserved].
(d)    On each Payment Date the Borrowers shall pay to each Lender its Pro Rata Share of the Unused Fee for such Payment Date. The Unused Fee accrued during each Interest Accrual Period shall be payable on each Payment Date in accordance with Section 2.8.
(e)    On or prior to the Second Amendment Effective Date, the Borrowers shall pay to each Lender its Pro Rata Share of the Facility Increase Fee. The Facility Increase Fee may be rebated in accordance with the terms of the Facility Increase Fee Letter.
(f)    On or prior to the Restatement Effective Date, the Borrowers shall pay to each Lender its Pro Rata Share of the Facility Fee. The Facility Fee may be rebated in accordance with the terms of the Facility Fee Letter.
Section 2.5    Payment of Principal and Interest. Each of the Borrowers, jointly and severally, unconditionally promises to pay to the order of each Lender all Obligations due such Lender under this Agreement as provided herein.
(a)    Unless the Advances Outstanding and all accrued and unpaid interest on the Advances Outstanding become due and payable earlier in accordance with Section 8.2(a), the Advances Outstanding and all accrued and unpaid interest on the Advances Outstanding shall be due and payable in full on the Scheduled Maturity Date.
(b)    Interest accrued hereunder shall be due and payable (i) on each Payment Date, (ii) upon any prepayment or repayment of any portion or all of the Advances Outstanding, whether on the Scheduled Maturity Date or otherwise, to the extent accrued on the amount being prepaid and (iii) otherwise as provided herein.
(c)    Payments to each Lender hereunder shall be made in lawful money of the United States of America in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to each Lender, not later than 2:00 p.m. (New York City time) on the date due by via wire transfer of immediately available funds to the account of such Lender set forth on Annex A hereto or in the related Assignment and Assumption (or at such other location or bank account within the City and State of New York as may be designated by each Lender from time to time); funds received by any Lender after that time on such due date shall be deemed to have been paid on the next Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

Section 2.6    Reductions and Extensions of Commitments.
(a)    Reductions of Commitments. At any time the Borrower Representative, on behalf of the Borrowers, may, upon at least ten (10) Business Days' prior written notice to the Agent and each Lender, reduce the aggregate Commitment of the Lenders. Each partial reduction shall be in a minimum aggregate amount of five million dollars ($5,000,000) or integral multiples of one million dollars ($1,000,000) in excess thereof, but in no event shall the Commitment be reduced below the Advances Outstanding. Reductions of the Commitments pursuant to this Section 2.6(a) shall reduce the Commitment of each Lender on a pro rata basis such that, after giving effect to a reduction, each Lender's Pro Rata Share is unchanged. Any request for a reduction in the Commitment shall be irrevocable. In connection with any reduction of the Commitment, the Borrower Representative shall deliver to the Agent and to each Lender instructions regarding such reduction.
(b)    Extensions of Commitments. At any time prior to the Revolving Period Termination Date, the Borrower Representative, on behalf of the Borrowers, may request in a writing sent to the Agent and each Lender no more than ninety (90) nor fewer than sixty (60) days prior to the applicable Commitment Termination Date that each Lender extend the Commitment Termination Date for an additional period to a date specified in such request, which request will be granted or denied by each Lender in its sole discretion. Not later than thirty (30) days following receipt by the Lenders of any such request, each Lender shall notify the Borrower Representative of its willingness or refusal to so extend the Commitment Termination Date. If all Lenders shall have agreed to extend the Commitment Termination Date and no Event of Default shall have occurred and be continuing prior to the then-applicable Commitment Termination Date, the Commitment Termination Date then in effect with respect to the Commitment of each Lender shall be extended to the date specified in such request.
(c)    Retiring Lenders. If any Lender declines to extend the Commitment Termination Date (any such Lender, a “Retiring Lender”), then the Borrower Representative may propose an Eligible Assignee or multiple Eligible Assignees to be the assignee or assignees to which the Retiring Lender or Retiring Lenders shall assign the Retiring Lender's Commitment or the Retiring Lenders' Commitments, as applicable, in accordance with Section 10.1, but only if such Eligible Assignee is or such Eligible Assignees are providing a Commitment amount which, in the aggregate, equals or exceeds that of the Retiring Lender or Retiring Lenders.
If a Retiring Lender is replaced pursuant to this Section 2.6(c), then the intended assignee of such Retiring Lender's Commitments and portion of the Advances Outstanding shall purchase such portion of the Advances Outstanding of such Retiring Lender and such Retiring Lender's rights hereunder, without recourse to or warranty by, or expense to, such Retiring Lender, for a purchase price equal to such Retiring Lender’s portion of the Advances Outstanding plus any accrued but unpaid Interest thereon and all other Obligations owed to such Retiring Lender, which purchase price shall be payable to such Retiring Lender by wire transfer in immediately available funds, and shall enter into an Assignment and Assumption and, upon such purchase and assumption (pursuant to such Assignment and Assumption), such Retiring Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Retiring Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the assignee of such Retiring Lender shall succeed to the rights and obligation of such Retiring Lender hereunder.
Section 2.7    Prepayments.
(a)    Prepayments In Connection With Conveyances. Notwithstanding the provisions of Section 7.2, at any time and from time to time prior to the Termination Date, any Borrower may, by delivering at least three (3) Business Days’ prior written notice to the Agent, each Lender, the Calculation Agent and the Paying Agent of such proposed Conveyance of any Eligible Property owned by such Borrower, obtain the release of such Eligible Property, provided that each of the following conditions has been satisfied:
(iii)    the payment to the Collection Account, in immediately available funds on the date of transfer of ownership of such Eligible Property, of the related Property Release Amount;
(iv)    the Borrower Representative shall certify, at least three (3) Business Days’ prior to the proposed Conveyance date, to the Agent, each Lender and the Paying Agent (A) the Allocated Loan Amount for the related Property, (B) the related Conveyance Proceeds and (C) the related Reduction Amount;
(v)     upon receipt of each Lender of the Borrower Representative’s certification referred to in clause (ii) above, each Lender shall on the next Business Day notify the Agent, the Paying Agent and the Borrower Representative of such Lender’s fees related to the portion of such Lender’s Pro Rata Share of the Advances Outstanding to be prepaid;
(vi)    upon receipt of the related Property Release Amount in the Collection Account, the certifications of the Borrower Representative pursuant to clause (ii) above and the information from the Lenders supplied pursuant to clause (iii) above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Prepayment Amount of the related Property, together with accrued interest and fees thereon;
(vii)    after giving effect to the removal of such Eligible Property from the Facility and the application of the Prepayment Amount, the Loan To Value Ratio for Non-Stabilized Properties or for Stabilized Properties, as applicable based upon whether the removed

Property is a Non-Stabilized Property or a Stabilized Property shall be less than or equal to the lesser of (i) 65% for Non-Stabilized Properties or 65% for Stabilized Properties, as applicable and (ii) the Loan To Value Ratio for Non-Stabilized Properties or for Stabilized Properties, as applicable, immediately prior to such removal;
(viii)    no Default or Event of Default exists prior to or after giving effect to the removal of such Eligible Property from the Facility and the application of the Prepayment Amount; and
(ix)    the Required Lenders determine that the release of such Eligible Property will not materially and adversely affect (i) the ability of the related Borrower to timely and fully satisfy its Obligations or (ii) the rights of each Lender under the Loan Documents.
(b)    Prepayments In Connection With Condemnations. Upon the receipt of any Condemnation Proceeds in the Collection Account, the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the receipt and amount thereof, the identity of the related Property, whether the related Property is an Eligible Property and, if such Property is an Eligible Property, the Allocated Loan Amount therefore. If the related Property is an Eligible Property, then the related Condemnation Proceeds shall be applied to repay the Allocated Loan Amount of the related Eligible Property as follows: (i) upon receipt by each Lender of the Borrower Representative's notice referred to above, each Lender shall on the next Business Day notify the Agent, the Paying Agent and the Borrower Representative of such Lender's fees related to the portion of such Lender's Pro Rata Share of the Advances Outstanding to be prepaid and (ii) upon receipt by the Paying Agent of each Lender’s notice referred to in clause (i) above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Allocated Loan Amount of the related Eligible Property, together with accrued interest and fees thereon or, if the related Condemnation Proceeds are less than the related Allocated Loan Amount, the Paying Agent shall pay to each Lender its Pro Rata Share of the related Condemnation Proceeds, which amounts shall be applied to the reduction of the Allocated Loan Amount of the related Eligible Property.
(c)    Prepayments In Connection With Insurance Proceeds. Upon the receipt of any Insurance Proceeds in the Collection Account pursuant to the provisions of Section 6.7(g), the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the receipt and amount thereof, the identity of the related Property, whether the related Property is an Eligible Property and, if such Property is an Eligible Property, the Allocated Loan Amount therefore. If the related Property is an Eligible Property, then the related Insurance Proceeds shall be applied to repay the Allocated Loan Amount of the related Eligible Property as follows: (i) upon receipt of each Lender of the Borrower Representative's notice referred to above, each Lender shall on the next Business Day notify the Agent, the Paying Agent and the Borrower Representative of such Lender's fees related to the portion of such Lender's Pro Rata Share of the Advances

Outstanding to be prepaid and (ii) upon receipt by the Paying Agent of each Lender’s notice referred to in clause (i) above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Allocated Loan Amount of the related Eligible Property, together with accrued interest and fees thereon or, if the related Insurance Proceeds are less than the related Allocated Loan Amount, the Paying Agent shall pay to each Lender its Pro Rata Share of the related Insurance Proceeds, which amounts shall be applied to the reduction of the Allocated Loan Amount of the related Eligible Property.
(d)    Prepayments In Connection With Non-Eligible Properties. Upon the receipt of any amounts in the Collection Account in compliance with the provisions of Section 2.23, the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the receipt and amount thereof, the identity of the related Property, and the Allocated Loan Amount therefore. Upon receipt by (i) each Lender of the Borrower Representative's notice referred to above, each Lender shall on the next Business Day notify the Agent, the Paying Agent and the Borrower Representative of such Lender's fees related to the portion of such Lender's Pro Rata Share of the Advances Outstanding to be prepaid in respect of such Non-Eligible Property and (ii) the Paying Agent of each Lender’s notice referred to in clause (i) above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Allocated Loan Amount of the related Non-Eligible Property, together with accrued interest and fees thereon.
Section 2.8    Application of Available Funds; Accounts.
(a)    The Collection Account and each Reserve Account shall be established and maintained with the Paying Agent. The Agent shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Collection Account and each Reserve Account. None of the Borrowers, the Borrower Representative, the Master Property Manager, the Operating Partnership, Silver Bay or any Person claiming through or under any of them shall have any claim to or interest in the Collection Account or any Reserve Account (other than the Borrower Representative’s interest as owner of the Collection Account and each Reserve Account).
(b)    On each Payment Date, the Paying Agent shall, in accordance with the related Payment Date Report, distribute the Available Funds for such Payment Date in the following order of priority:
(i)    first, to the Insurance and Tax Reserve Account, the aggregate Insurance and Tax Reserve Account Deposit Amount for such Payment Date, together with any Insurance and Tax Reserve Account Deposit Amount, or portion thereof, for any prior Payment Date, that was not paid on such prior Payment Date
(ii)    second, to the Master Property Manager to reimburse the Master Property Manager for Qualified Expenses up to the related Approved Amount paid by the Master

Property Manager or for which it advanced or reimbursed any Property Manager during the related Collection Period; provided, however, if the Master Property Manager has not paid or advanced any or all such Qualified Expenses, to pay to the Master Property Manager an amount up to the related Approved Amount to be used to pay such Qualified Expenses;
(iii)    third, to pay, pro rata, o the Paying Agent Fee owed to the Paying Agent on such Payment Date, together with any costs, expenses or indemnities then due and payable to the Paying Agent, o the Trustee Fee owed to the Trustee on such Payment Date, together with any costs, expenses or indemnities then due and payable to the Trustee, o the Master Property Manager Fee to the Master Property Manager, o the Calculation Agent Fee to the Calculation Agent, together with any costs, expenses or indemnities then due and payable to the Calculation Agent, o the Valuation Agent Fees then due and payable to the Valuation Agent, together with any costs, expenses or indemnities then due and payable to the Valuation Agent and o following the occurrence of a Backup Property Manager Reporting Event with respect to a Property Manager and until the Backup Property Manager has been appointed to replace the Master Property Manager following the occurrence of a Master Property Manager Event of Default, the Backup Property Manager Reporting Fee;
(iv)    fourth, to pay to each Lender, such Lender’s Pro Rata Share of each of the Interest Payment Amount and the Unused Fee for such Payment Date;
(v)    fifth, to the Interest Reserve Account, an amount equal to the Interest Reserve Account Shortfall Amount, if any, as of such Payment Date;
(vi)    sixth, to the Monthly Net Cash Flow Reserve Account, an amount equal to the Monthly Net Cash Flow Reserve Account Shortfall Amount, if any, as of such Payment Date;
(vii)    seventh, to the Ongoing Reserve Account, an amount equal to the Ongoing Reserve Account Shortfall Amount, if any, as of such Payment Date;
(viii)    eighth, to the Renovation Cost Reserve Account, an amount equal to the Renovation Cost Reserve Account Shortfall Amount, if any, as of such Payment Date;
(ix)    ninth, if a Trigger Event has occurred and is continuing, to each Lender such Lender’s Pro Rata Share of the amount necessary to reduce the Advances Outstanding to an amount such that, after giving effect to such reduction, no Trigger Event shall be continuing;

(x)    tenth, if such Payment Date occurs on or after the Revolving Period Termination Date, to each Lender such Lender’s Pro Rata Share of the amount necessary to reduce the Advances Outstanding to zero;
(xi)    eleventh, pro rata to each Lender, any other fees, costs, expenses or indemnities then due or payable under this Agreement or any other Loan Document;
(xii)    twelfth, to the Master Property Manager, any Excess Expenses to the extent paid by it or for which it reimbursed a Property Manager; provided, however, if the Master Property Manager has not paid or advanced any or all such Qualified Expenses, to pay to the Master Property Manager an amount up to the amount of such unpaid Excess Expenses, to be used to pay such Excess Expenses;
(xiii)    thirteenth, to the Master Property Manager, the Supplemental Management Fee, if any, for the related Collection Period; and
(xiv)    fourteenth, to the Borrower Representative all remaining amounts, who shall distribute any such amounts among the Borrowers, as their interests may appear.
(c)    On each Reporting Date, the Borrower Representative and the Master Property Manager will prepare and deliver to the Calculation Agent, the Agent and each Lender a Monthly Report for the related Collection Period. Upon receipt of such Monthly Report, the Calculation Agent shall review the substance thereof, verify any applicable calculations contained therein and shall prepare and deliver a Monthly Report Certification and a Payment Date Report to the Agent (with a copy to the Borrower Representative, the Paying Agent and the Lenders) two (2) Business Days prior to the related Payment Date. Upon the Agent’s approval of each such Payment Date Report, the Agent will forward each such Payment Date Report to the Paying Agent (with a copy to the Borrower Representative and the Lenders) no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the related Payment Date and instruct the Paying Agent to transfer the funds in the Collection Account in accordance with such Payment Date Report in the manner set forth in Section 2.8(b).
Section 2.9    Inability to Determine Applicable Interest Rate. In the event that any Lender shall have determined (which determination shall be final and conclusive and binding upon all Borrowers), on any interest rate determination date, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the Interest Rate applicable to an Advance on the basis provided for in the definition of LIBOR Rate, the Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers, the Agent, each Lender and the Calculation Agent of such determination, whereupon each the Interest Rate for the next Interest Accrual Period shall be equal to the Base Rate (a “Base Rate Advance”) during the pendency of such circumstances.

Section 2.10    Illegality or Impracticability of LIBOR Rate Advances. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of any Advance bearing interest with reference to the LIBOR Rate (a “LIBOR Rate Advance”) § has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or § has become impracticable, as a result of contingencies occurring after the Effective Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, the Agent shall on that day give notice (by email, facsimile or by telephone confirmed in writing) to the Borrowers and the Agent of such determination. Thereafter • any obligation of the Lenders to make any LIBOR Rate Advance shall be suspended until such notice shall be withdrawn by the Agent, • each Lender’s obligation to maintain any portion or all of the Advances Outstanding (the “Affected Advances”) shall be terminated at the earlier to occur of the expiration of the Interest Accrual Period then in effect with respect to the Affected Advances or when required by law, and • the Affected Advances shall automatically convert into Base Rate Advances on the date of such termination.
Section 2.11    Increased Costs.
(a)    If any Applicable Laws (other than with respect to any amendment made to any Lender’s organizational or governing documents), including those regarding capital adequacy, or any change in, or change in the interpretation or application of, any Applicable Laws or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:
(i)    shall subject any Lender to any tax or increased tax of any kind whatsoever with respect to this Agreement or any Advance or change the basis of taxation of payments to any Lender in respect thereof;
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or
(iii)    shall impose on any Lender any other condition;
and the result of any of the foregoing is to increase the cost to any Lender, by an amount which such Lender deems to be material, of entering, continuing or maintaining the Advances or to reduce any amount due or owing hereunder in respect thereof or shall have the effect of reducing any

Lender’s rate of return, then, in any such case, the Borrowers shall promptly pay such Lender such additional amount or amounts as calculated by such Lender in good faith as will compensate such Lender for such increased cost or reduced amount receivable.
(b)    If any Lender shall have determined that any Applicable Laws (whether now existing or hereafter enacted) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Person with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in Applicable Law” subject to this Section 2.11, regardless of the date enacted, adopted or issued.
(c)    If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11, it shall notify the Borrowers and the Agent in writing of the amount payable. A certificate as to any additional amounts payable pursuant to this Section submitted by a Lender to the Borrowers and the Agent shall be conclusive in the absence of manifest error.
Section 2.12    Indemnified Taxes.
(a)    All payments made by the Borrowers hereunder to any Lender shall be made free and clear of, and without reduction for or on account of Indemnified Taxes, excluding (i) Indemnified Taxes measured by such Lender’s net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is resident or organized, or any political subdivision thereof, (ii) taxes measured by such Lender’s net income, and franchise taxes imposed on it, by any jurisdiction of such Lender’s applicable lending office or any political subdivision thereof or any jurisdiction in which such Lender is resident or engaged in business, (iii) withholding taxes imposed by the United States of America, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein as a result of the failure of such Lender which is a Non-U.S. Entity to deliver to the Borrowers completed Internal Revenue Service Forms W-8BEN or W-8ECI in accordance with paragraph (b) below certifying that such Lender is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes (unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date of this Agreement and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax) and (iv) any backup withholding taxes or taxes imposed under FATCA. If any non-excluded Indemnified Taxes are required to be withheld from any amounts payable to any Lender, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all non-excluded Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Indemnified Tax is payable pursuant to Applicable Law by the Borrowers and the Paying Agent, the Borrowers and the Paying Agent shall send to the applicable Lender an original official receipt showing payment of such non-excluded Indemnified Tax or other evidence of payment reasonably satisfactory to the applicable Lender. Each of the Borrowers hereby indemnifies the Lender for any incremental taxes, interest or penalties that may become payable by the Lender which may result from any failure by any Borrower to pay any such non-excluded Indemnified Tax when due to the appropriate taxing authority or any failure by any Borrower to remit to any Lender the required receipts or other required documentary evidence. The provisions set forth in this Section 2.12(a) shall survive the termination of this Agreement.
(b)    In the event any Lender or any successor and/or assign of any Lender is not incorporated under the laws of the United States of America or a state thereof (a “Non-U.S. Entity”), each Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to the Borrowers and the Paying Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes. Each entity required to deliver to the Borrowers and the Paying Agent a United States Internal Revenue Service Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Paying Agent two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the Non-U.S. Entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Paying Agent, and such other extensions or renewals thereof as may reasonably be requested by the Borrowers and the Paying Agent, certifying in the case of a United States Internal Revenue Service Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it and such entity advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
Section 2.13    Property Management and Cash Management.
(a)    Property Manager Acknowledgements. On or prior to the Effective Date, Silver Bay Property Corp. and any Property Manager that is an Affiliate of any Borrower shall have executed and delivered a Property Manager Acknowledgement. In addition, the Master Property Manager shall have caused Property Managers who are responsible for providing property management services for (i) Properties whose aggregate Allocated Loan Amounts represent at least 75% of the Advances Outstanding (determined as of the thirtieth day after the Effective Date), to have executed and delivered to the Agent, not later than thirty (30) days after the Effective Date, Property Manager Acknowledgements (the “Property Manager Acknowledgement Thirty Day Requirement”) and (ii) Properties whose aggregate Allocated Loan Amounts represent 100% of the Advances Outstanding (determined as of the ninetieth day after the Effective Date), to have executed and delivered to the Agent, not later than ninety (90) days after the Effective Date, Property Manager Acknowledgements (the “Property Manager Acknowledgement Ninety Day Requirement”).
(b)    Eligible Property Management Agreements. On or prior to the date that is one year after the Effective Date, the Master Property Manager shall have caused each Property to be managed pursuant to an Eligible Property Management Agreement (the “Eligible Property Management Agreement One Year Requirement”) and, thereafter, the Master Property Manager shall cause each Property to be subject to an Eligible Property Management Agreement either (i) with a Collecting Property Manager that is required to maintain its Property Manager Account as a Blocked Account into which only Collections of Properties are deposited or (ii) at any time on and after the Master Property Manager Account Effective Date, with a Non-Collecting Property Manager. Upon the termination of (x) any Eligible Property Management Agreement or any Property Management Agreement or (y) any Property Manager, the Master Property Manager shall cause a successor Property Manager to enter into an Eligible Property Management Agreement and Property Manager Acknowledgement with respect to the related Properties and to require such successor Property Manager (x) to maintain its Property Manager Account as a Blocked Account into which only Collections of Properties are deposited or (y) on and after the Master Property Manager Account Effective Date, to be a Non-Collecting Property Manager.
(c)    Property Management and Cash Management Requirements. The Master Property Manager shall coordinate the management of each of the Properties by the related Property Managers under each Property Management Agreement and Eligible Property Management Agreement.

(i)    The Master Property Manager shall require each Collecting Property Manager to (a) deposit all Collections in respect of the Properties managed by such Person into an account maintained by such Collecting Property Manager (each, a “Property Manager Account”) and (b) except for those expenses paid directly by the Master Property Manager, pay all expenses (either from Collections on deposit in the related Property Manager Account or from advances made by the Master Property Manager to such property manager for the purpose of paying such Actual Expenses) necessary to maintain each Property managed by such property manager and to maintain the title thereto in the related Borrower free and clear of any and all liens other than Permitted Liens, all home owners association dues with respect to each Property managed by such property manager, but excluding taxes and other governmental assessments on each Property managed by such property manager and insurance premiums necessary to comply with the Insurance Requirements on each Property managed by such property manager (collectively, the “Actual Expenses”). Amounts in each Property Manager Account shall be segregated from other funds or amounts of the related Collecting Property Manager and any other client of such Collecting Property Manager, provided, however, that Collections in respect of the Properties managed by a Collecting Property Manager may be commingled in the related Property Manager Account with funds received in respect of the real properties owned by any Affiliate of the Operating Partnership. Each Collecting Property Manager shall be required to remit all Net Collections in its Property Manager Account received during each Collection Period to the Collection Account no later than ten (10) Business Days after the end of such Collection Period. Each Collecting Property Manager shall maintain books and records such that payments and withdrawals from the related Property Manager Account can be traced to each individual Property, reconciled and identified.
(ii)    If a Non-Collecting Property Manager receives any payment directly from a Tenant, such Non-Collecting Property Manager shall immediately either (A) deposit such payment into the Master Property Manager Account or (B) if such payment is not cash or a credit card payment, send such payment to the Lockbox. The Master Property Manager shall require each Non-Collecting Property Manager to periodically (and no less than monthly) request payment from the Master Property Manager for Actual Expenses incurred or expected to be incurred in the week or month following such request on a Property managed by such Non-Collecting Property Manager. The Master Property Manager shall provide either (i) direct payment for such Actual Expense or (ii) to a requesting Property Manager, the funds necessary to pay all such Actual Expenses either from Collections on deposit in the Master Property Manager Account, or if the Master Property Manager Account lacks sufficient funds, from advances made by the Master Property Manager to such Non-Collecting Property Manager for the purpose of paying such Actual Expenses.

(iii)    All Collections, Condemnation Proceeds, Conveyance Proceeds and Insurance Proceeds (to the extent described in Section 6.7(g)) received directly by any Borrower, the Borrower Representative, the Master Property Manager, as well as any interest received from the investment of such Collections prior to such amounts being remitted to the Collection Account, shall be deposited directly into the Collection Account and each of the Borrowers, the Borrower Representative and the Master Property Manager shall direct (and, to the extent of its power, cause) each of their respective Affiliates to deposit all Collections, Condemnation Proceeds, Conveyance Proceeds and Insurance Proceeds (to the extent described in Section 6.7(g)) received directly by any such Affiliate into the Collection Account, in each case, within two (2) Business Days following receipt thereof.
(d)    Blocked Accounts. On or prior to the first Borrowing Date after the Effective Date, the Master Property Manager shall have caused Silver Bay Property Corp. and any Collecting Property Manager that is an Affiliate of any Borrower to have executed and delivered a Blocked Account Control Agreement with respect to each of such Collecting Property Managers’ Property Manager Accounts. In addition, the Master Property Manager shall cause Collecting Property Managers who are responsible for providing property management services for (i) Properties whose aggregate Allocated Loan Amounts represent at least 75% of the Advances Outstanding (determined as of the 180th day after the Effective Date), to have executed and delivered to the Agent, not later than 180 days after the Effective Date, Blocked Account Control Agreements with respect to each of such Collecting Property Managers’ Property Manager Accounts (the “Blocked Account Six Month Requirement”) and (ii) Properties whose aggregate Allocated Loan Amounts represent 100% of the Advances Outstanding (determined as of the date that is one year after the Effective Date), to have, not later than one year after the Effective Date, either (x) executed and delivered to the Agent a Blocked Account Control Agreement with respect to each of such Collecting Property Manager’s Property Manager Accounts or (y) on and after the Master Property Manager Account Effective Date, to become subject to making all payments of rent and other amounts due under the related Leases to the Lockbox or the Master Property Manager Account (the “Blocked Account One Year Requirement”).
(e)    Cooperation. Upon the occurrence of a Backup Property Manager Reporting Event, the Borrowers and the Master Property Manager will cooperate with the Backup Property Manager to ensure that the Backup Property Manager has all access to the property management records of the Property Managers and the Master Property Manager necessary or desirable to enable the Backup Property Manager to timely and fully track all property management activities of the Property Managers and all coordination and oversight of the Property Managers by the Master Property Manager.

(f)    Failure to Satisfy Blocked Account Six Month Requirement, Blocked Account One Year Requirement, Property Manager Acknowledgement Thirty Day Requirement, Property Manager Acknowledgement Ninety Day Requirement or Eligible Property Management Agreement One Year Requirement. The failure by the Borrowers to satisfy any of the Blocked Account Six Month Requirement, the Blocked Account One Year Requirement, the Property Manager Acknowledgement Thirty Day Requirement, the Property Manager Acknowledgement Ninety Day Requirement or the Eligible Property Management Agreement One Year Requirement shall result only in the requirement by the Borrowers to deposit the related Monthly Net Cash Flow Reserve Account Required Deposit Amount to the Monthly Net Cash Flow Reserve Account on the related Monthly Net Cash Flow Reserve Account Required Deposit Amount Deposit Date.
Section 2.14    Property Valuations.
(a)    Quarterly Valuations. During each Fiscal Quarter, the Agent shall, at the sole cost and expense of the Borrowers, obtain BPOs from the Valuation Agent with respect to 5%, by number, of the Properties owned by the Borrowers (each, a “Quarterly Sample”). Each Quarterly Sample shall be randomly selected by the Agent with a statistically meaningful sample from the portfolio of Properties, including each geographic area in which such Properties are located.
If (i) the Loan To Value Ratio for Non-Stabilized Properties (calculated with respect to Properties for which BPOs were obtained in a Quarterly Sample) is 67.5% or greater or (ii) the Loan To Value Ratio for Stabilized Properties (calculated with respect to Properties for which BPOs were obtained in a Quarterly Sample) is 67.5% or greater (any such condition, whether related to Loan To Value Ratio for Non-Stabilized Properties or for Stabilized Properties being a “Sample Decline”), then the Agent shall, at the sole cost and expense of the Borrowers, obtain updated BPOs from the Valuation Agent with respect to an additional 5%, by number, of the Properties owned by the Borrowers (each, an “Additional Sample”).
If (x) the Loan To Value Ratio for Non-Stabilized Properties (calculated with respect to Properties for which BPOs were obtained in a Quarterly Sample and a related Additional Sample) is 67.5% or greater or (y) the Loan To Value Ratio for Stabilized Properties (calculated with respect to Properties for which BPOs were obtained in a Quarterly Sample and a related Additional Sample) is 67.5% or greater, then the Agent shall, at the sole cost and expense of the Borrowers, obtain updated BPOs from the Valuation Agent with respect to all of the Properties owned by the Borrowers.
All BPOs prepared in connection with each Quarterly Sample shall be posted to the Data Site upon completion of such BPOs.
(b)    In addition to BPOs obtained in connection with any Quarterly Valuation, if any Borrower or the Master Property Manager obtains any BPO or any external valuation of any or all

Properties, it shall promptly upon receipt thereof provide the Agent and the Valuation Agent with copies of each such BPO or valuation.
Section 2.15    Annual Budgets, Expense Management; Ongoing Reserve Account.
(a)    Annual Budgets. On or prior to each December 1, the Master Property Manager will submit to the Agent and the Valuation Agent a proposed annual budget setting forth the expected annual and monthly Qualified Expenses for each Property, individually, and all Properties, in the aggregate. The Valuation Agent shall confirm whether such proposed budget is acceptable and shall notify the Agent and the Master Property Manager in writing on or prior to December 15 of such year whether such proposed budget has been approved. If the proposed budget is approved, then such proposed budget shall be the Approved Budget for the next calendar year, subject to the right of the Lenders to submit a Formal Objection within five (5) Business Days after the proposed Annual Budget is initially posted to the Data Site. If the proposed budget is not approved, then the Master Property Manager, on the one hand and the Agent, the Valuation Agent and any Lenders submitting a Formal Objection, on the other hand, shall cooperate to prepare a proposed budget that is acceptable to the Valuation Agent. If the Master Property Manager, on the one hand and the Agent, the Valuation Agent and any Lenders submitting a Formal Objection, on the other hand are unable to agree on a budget, the Approved Budget for the next calendar year shall be the same as the most recent prior Approved Budget.
(b)    Expense Management. If the Actual Expenses for Eligible Properties for any Collection Period exceed the Approved Amount for such Collection Period, the Master Property Manager shall, not later than the Reporting Date for such Collection Period, certify to the Agent in writing the amount of such excess, together with details of such excess, including the Property or Properties to which such excess relates, the amounts of all Actual Expenses paid in respect of Eligible Properties during such Collection Period for all Properties and the reason or reasons that such excess arose. Upon receipt of such certification, the Agent may request additional detail from the Master Property Manager and, upon the Agent’s receipt of all requested detail, the Agent may approve (subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after notice of the Agent’s approval is posted to the Data Site by the Master Property Manager) or not approve such excess. Subject to the provisions of Section 2.15(c), if the Agent approves such excess or any portion thereof, the Agent shall direct the Paying Agent to withdraw from the Ongoing Reserve Account the amount so approved and, in accordance with such direction from the Agent, either (i) if the Master Property Manager has reimbursed or advanced to a Property Manager the amount of such excess, pay such amount to the Master Property Manager or (ii) if the Master Property Manager has not reimbursed or advanced to a Property Manager such excess, include such amount in the Available Funds for such Collection Period (to account for such amount not being included in the Net Collections for such Payment Date). If the Agent does not approve such excess or any portion thereof, (x) the Agent shall direct the Paying Agent to withdraw from the Ongoing

Reserve Account such amount and include such amount in the Available Funds for such Collection Period and (y) such excess shall be an “Excess Expense” and shall, to the extent the Master Property Manager has reimbursed or advanced to a Property Manager such excess, be reimbursed to the Master Property Manager solely in accordance with Section 2.8(b)(xii).
(c)    Ongoing Reserve Account Upon Event of Default. Upon the occurrence an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Ongoing Reserve Account and apply such funds either to (i) Approved Amounts and Excess Expenses approved by the Required Lenders or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
Section 2.16    Audit and Information Rights.
(a)    Each Borrower and the Master Property Manager shall deliver to the Agent and the Lenders information at any time or from time to time reasonably requested by the Agent or any Lender regarding the Advances, the Properties, the Property Managers, the Guarantors and each Borrower. Any reasonable out-of-pocket costs and expenses in connection with any such request shall be paid by the Borrowers.
(b)    Each Borrower and the Master Property Manager shall grant or cause to be granted to the Valuation Agent at any time on a monthly basis access to any of the Properties to enable the Valuation Agent to inspect the Properties. Access to any Property shall, in all cases, be subject to the rights of any Tenant of such Property.
(c)    Each Borrower and the Master Property Manager shall cooperate with the Valuation Agent to enable the Valuation Agent to perform various oversight functions with respect to the Properties, including periodic verification that all property taxes have been paid in full.
Section 2.17    [RESERVED].
Section 2.18    Insurance Premiums and Real Property Taxes; Insurance and Tax Reserve Account.
(a)    The Master Property Manager shall, on behalf of each Borrower, pay all insurance premiums related to all Properties necessary in order to maintain compliance with the Insurance Requirements for such Properties and all real estate taxes and other governmental assessments for all Properties; provided that the Master Property Manager shall have no obligation to make any such payment to the extent that the amount on deposit in the Insurance and Tax Reserve Account as of the Payment Date prior to the date such payment is to be made is less than the amount of such payment (together with all other payments made by the Master Property Manager since such Payment Date in respect of such insurance premiums and such real estate taxes and other governmental assessments).
(b)    The Master Property Manager shall, not later than the Reporting Date for each Collection Period, deliver to the Agent, the Valuation Agent and the Calculation Agent a report certifying (i) the amounts paid by the Master Property Manager during the related Collection Period in respect of insurance premiums related to Properties necessary in order to maintain compliance with the Insurance Requirements for such Properties and real estate taxes and other governmental assessments for Properties, (ii) the aggregate insurance premiums related to all Properties paid during the related Collection Period and necessary in order to maintain compliance with the Insurance Requirements for such Properties, (iii) the insurance premiums related to each Property paid during the related Collection Period and necessary in order to maintain compliance with the Insurance Requirements for such Property, (iv) the aggregate real estate taxes or other governmental assessments paid for all Properties during the related Collection Period and (v) the real estate taxes or other governmental assessments paid for each Property during the related Collection Period. Upon receipt of such certification, the Agent may request additional detail from the Master Property Manager and, upon the Agent’s receipt of all requested detail, the Agent shall, subject to the provisions of Section 2.18(c), direct the Paying Agent to withdraw from the Insurance and Tax Reserve Account an amount equal to the sum of (A) the aggregate insurance premiums related to all Properties paid by the Master Property Manager during the related Collection Period and necessary in order to maintain compliance with the Insurance Requirements for such Properties and (B) the aggregate real estate taxes or other governmental assessments paid by the Master Property Manager for all Properties during the related Collection Period and, in accordance with such direction from the Agent, pay such sum to the Master Property Manager in reimbursement of such amounts.
(c)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Insurance and Tax Reserve Account and apply such funds either to (i) the costs of maintaining insurance on the Properties in compliance with the provisions of Section 6.7 or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.

Section 2.19    Special Reserve Account.
(a)    If any Borrower is required, in connection with any requested Advance, to set aside reserves in connection with any Specially Permitted Lien, the Borrower Representative shall provide the Paying Agent, the Calculation Agent and the Agent with written notice of any such amount (a “Special Reserve Account Deposit Amount”), which notice shall be deemed to be an instruction to the Paying Agent to deposit such Special Reserve Account Deposit Amount into the Special Reserve Account from the proceeds of the related Advance. Subject to Section 2.19(b), upon the release, discharge or termination of a Specially Permitted Lien with respect to which a Special Reserve Account Deposit Amount was established, which release, discharge, termination or payment is evidenced by such certificates of the Borrower Representative, invoices and other evidence as the Agent may require, then, provided no Default shall exist and no Event of Default shall have occurred, the Paying Agent shall disburse such Special Reserve Account Deposit Amount to, or at the direction of, the Borrower Representative (as directed in writing by the Agent).
(b)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Special Reserve Account and apply such funds either to (i) the release of the applicable Specially Permitted Liens or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
Section 2.20    Insurance Proceeds Account.
(a)    All repairs to any Property with respect to which any Insurance Proceeds have been deposited to the Insurance Proceeds Account shall be deemed to be renovations and all of the provisions of Section 2.22(a), including the requirements for inspections by the Valuation Agent, shall apply to such Properties.
(b)    All amounts in the Insurance Proceeds Account shall remain uninvested. All amounts in the Insurance Proceeds Account shall be held solely for the benefit of the Lenders and applied by the Paying Agent as directed in writing by the Required Lenders from time to time. Any costs of the Insurance Proceeds Account shall be paid by the Borrower Representative when and as due. Upon (i) completion of all repairs to any Property in respect of which Insurance Proceeds are held in the Insurance Proceeds Account, (ii) receipt by the Agent and the Valuation Agent of a Repair Completion Certificate of a Responsible Officer of the Borrower Representative and (iii) confirmation by the Valuation Agent to the Agent that such repairs have been completed in compliance with the Renovation Standards, the Agent shall direct Paying Agent to withdraw from the Insurance Proceeds Account the related Insurance Proceeds on the next Payment Date and include such amount in the Available Funds for such Payment Date.
(c)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Insurance Proceeds Account and apply such funds either to (i) the costs of completion of the repairs to the Eligible Properties that have experienced a Casualty (other than Properties that have experienced flood damage and for which flood insurance was not maintained) or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
Section 2.21    Reserve Accounts Generally.
(a)    Any costs of any Reserve Account shall be deducted from any income or earnings, if any, on amounts on deposit in such Reserve Account and to the extent such income or earnings is not sufficient to pay such costs, such costs shall be paid by the Borrower Representative when and as due.
(b)    All interest or other earnings on Reserve Accounts shall be added to and become a part of the related Reserve Account and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the right to direct the investment of sums on deposit in the Reserve Accounts in Permitted Investments if (i) such investments are permitted by Applicable Laws and (ii) the maturity date of the Permitted Investment is not later than the date on which funds in the related Reserve Account are required for payment of an obligation for which the applicable Reserve Account was created. Absent the written instruction of the Borrower Representative, the funds on deposit in the Reserve Accounts shall remain uninvested; provided that, if an Event of Default has occurred and is continuing, the Agent in its sole discretion, shall have the right (but not the obligation) to direct the investment of sums on deposit in the Reserve Accounts in Permitted Investments. The Borrowers shall be responsible for payment of any federal, state or local income or other Taxes applicable to the interest earned on the Reserve Accounts and the Insurance Proceeds Account, regardless of to whom any amount in any such Reserve Account is credited or paid. No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 2.21(b). Any costs of the Reserve Accounts, including with respect to making Permitted Investments in accordance herewith, shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by the Borrower Representative when and as due.
(c)    Each Reserve Account shall be established and maintained by the Paying Agent as a Securities Account in the name of the Borrower Representative in trust for the benefit of Agent as agent for the Secured Parties. Each Reserve Account shall, pursuant to the Account Control Agreement, be under the sole dominion and control of the Agent. The Paying Agent on behalf of the Agent shall have the sole right to issue entitlement orders with respect to each Reserve Account.
(d)    Neither the Agent nor the Paying Agent shall be liable for any loss sustained on the investment of any funds maintained in any of the Reserve Accounts. The Borrowers shall indemnify the Agent and the Paying Agent and hold the Agent and the Paying Agent harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys' fees and expenses) arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established. The Borrowers shall assign to the Agent all rights and claims the Borrowers may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts.
(e)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Interest Reserve Account and apply such funds either to (i) pay on each Payment Date any Interest Shortfall on such Payment Date or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
(f)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Monthly Net Cash Flow Reserve Account and apply such funds either (i) on any Payment Date, in the amount of the related Monthly Net Cash Flow Reserve Account Withdrawal Amount, as Available Funds for such Payment Date or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.

Section 2.22    Renovations and Renovation Cost Reserve Account.
(a)    The Borrower Representative shall provide to the Agent, the Lenders and the Valuation Agent a budget and schedule (the “Proposed Scheduled Renovation Work”) describing the Renovation Costs for each Property that was a Non-Stabilized Property at the time financed by the Facility (a “Financed Non-Stabilized Property”) and renovation work necessary in the Borrowers’ good faith determination to cause such Financed Non-Stabilized Property to be renovated, improved, repaired and completed so as to satisfy the Renovation Standards. The Agent shall cause the Valuation Agent to inspect the Financed Non-Stabilized Properties and review the Proposed Scheduled Renovation Work to determine if the proposed schedule of repairs, installations, renovations, rehabilitation and other capital expenditures and the amounts budgeted thereto are sufficient to bring each Financed Non-Stabilized Property into compliance with the Renovation Standards. After the Valuation Agent completes its evaluation, the Agent or the Lenders may propose modifications to the Proposed Scheduled Renovation Work for each Financed Non-Stabilized Property and upon revision of the Proposed Scheduled Renovation Work in a manner agreed to by the Borrower Representative, the Lenders and the Agent, such revised schedule shall constitute the “Scheduled Renovation Work” for such Financed Non-Stabilized Property. The Borrowers shall promptly perform all of the Scheduled Renovation Work (i) in compliance with all Applicable Laws in all material respects and (ii) in a Lien-free, good and workmanlike manner, and shall promptly notify the Agent, the Lenders and the Valuation Agent when the Scheduled Renovation Work on a Property has been completed. The Agent shall cause the Valuation Agent to inspect each month at least 10% of all Financed Non-Stabilized Properties for which the Scheduled Renovation Work has been completed in the prior month for purposes of verifying compliance with the Renovation Standards, such sample to be selected by the Valuation Agent. If the Valuation Agent is not able to access any such Property selected for inspection, the Valuation Agent shall select other Properties to be inspected, such that at least 10% of the Financed Non-Stabilized Properties for which the Scheduled Renovation Work has been completed in the prior month are so inspected. The Borrowers and the Master Property Manager will cooperate reasonably to enable the Valuation Agent to inspect such Properties before they become occupied. If any such sample shows that any of such sampled Properties are not then in compliance with the Renovation Standards, the Agent or the Lenders may cause the Valuation Agent to subsequently inspect all or a larger sample of the Financed Non-Stabilized Properties for which the Scheduled Renovation Work has been completed in the prior month to confirm compliance for such Properties with the Renovation Standards.
(b)    The Borrowers shall be required to deposit to the Renovation Cost Reserve Account on the date of the initial Advance hereunder, the date of each subsequent Advance and on each Payment Date, an amount (the “Renovation Reserve Account Required Amount”) equal to the excess, if any, of (i) the aggregate Renovation Costs related to all Non-Stabilized Properties that on such date of determination are subject to any Scheduled Renovation Work or if Scheduled

Renovation Work has not been agreed to, the Proposed Scheduled Renovation Work over (ii) $15,000,000.
(c)    Upon the occurrence of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Renovation Reserve Account and apply such funds either to (i) the costs of completion of the Scheduled Renovation Work of the Non-Stabilized Properties or (ii) the Allocated Loan Amount in respect of each Property funded hereunder, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion or the Required Lenders may direct. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
(d)    On each Payment Date, the Paying Agent shall withdraw from the Renovation Reserve Account in accordance with the Monthly Report an amount equal to the excess, if any, of (i) the amount on deposit in the Renovation Reserve Account over (ii) the Renovation Reserve Account Required Amount determined as of such Payment Date and deposit such amount in the Collection Account to be applied on such Payment Date as Available Funds.
Section 2.23    Remedies Upon Breach of Representation As To Eligible Property. At any time that any Borrower, the Borrower Representative, the Master Property Manager, the Agent or any Lender determines that any Property that has been represented to be an Eligible Property is not an Eligible Property (a “Non-Eligible Property”) and the Loan To Value Ratio for Non-Stabilized Properties or the Loan To Value Ratio for Stabilized Properties, as applicable depending on whether such Non-Eligible Property is a Non-Stabilized Property or a Stabilized Property, is more than 60% (both before and after giving effect to the Property Value for such Non-Eligible Property being deemed to be zero), then the related Borrower shall not later than the Payment Date immediately following such determination either (a) deposit to the Collection Account for application pursuant to Section 2.7(d) an amount equal to the greater of (x) the Property Value of such Property and (y) the sum of (A) the Allocated Loan Amount thereof, (B) the accrued and unpaid interest thereon and (C) all unpaid costs and expenses of the Lenders, the Agent, the Diligence Agent, the Calculation Agent, the Master Property Manager and the related Property Manager related to such Non-Eligible Property or (b) acquire and make subject to this Facility, one or more Eligible Substitute Properties with aggregate Property Values at least equal to the Property Value of the related Non-Eligible Property.
Section 2.24    The Paying Agent.
(a)    The Lenders hereby appoint U.S. Bank National Association as the initial Paying Agent and U.S. Bank National Association hereby accepts such appointment.

(b)    The Paying Agent hereby agrees that subject to the provisions of this Section 2.24, it shall:
(i)    hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)    give the Agent notice of any default by any Borrower of which a CA/PA Responsible Officer has actual knowledge in the making of any payment required to be made with respect to the Obligations; and
(iii)    at any time during the continuance of any such default, upon the written instruction of the Agent (a copy of which shall be provided by the Agent to the Borrower Representative), forthwith pay at the direction of the Agent any sums so held in trust by the Paying Agent.
(c)    Any successor paying agent shall be appointed by the Agent, subject to notice thereof being provided to the Lenders by the Agent, and to consent by the Required Lenders; provided that any successor Paying Agent shall be, at the time of such appointment, a Qualified Institution. The Agent shall have the right to approve the fees (including any adjustments or modifications thereto) required to engage the services of any successor paying agent, such approved fee shall constitute the Paying Agent Fee.
(d)    The Paying Agent shall be entitled to indemnification, pursuant to Section 2.8(b)(iii), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Paying Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Paying Agent under or in connection with any of the foregoing; provided, that the Paying Agent shall not be entitled to the payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Paying Agent.
(e)    The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of gross negligence, willful misconduct or fraud on the part of the Paying Agent, the Paying

Agent may conclusively rely on the truth of any statements and written direction or instruction and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.
(f)    The Paying Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement, in each case, unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.
(g)    The Paying Agent shall not be charged with knowledge of any Default or Event of Default unless a CA/PA Responsible Officer obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrowers, the Borrower Representative, any Secured Party or the Agent, as the case may be.
(h)    Without limiting the generality of this Section 2.24, the Paying Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, real property taxes or assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iii) to confirm or verify the contents of any reports or certificates of the Agent or the Calculation Agent delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.
(i)    The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.
(j)    The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
(k)    The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel.
(l)    Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(m)    The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Agent; provided, however, that, without the consent of the Agent and the Required Lenders, such resignation shall not be effective until a successor Paying Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto), shall have accepted appointment as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand of the Agent, delivered to the Paying Agent, the Lenders and the Borrower Representative; provided, however, that, such removal shall not be effective until the appointment of a successor Paying Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto). In the event of such termination or removal, the Agent shall make reasonable efforts to appoint a successor Paying Agent. If, however, a successor Paying Agent is not appointed by the Agent within sixty (60) days after the giving of a notice of resignation, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor Paying Agent.
(n)    Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Agent and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this

Agreement; and the Agent and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.
Section 2.25    The Calculation Agent.
(a)    The Lenders hereby appoint U.S. Bank National Association as Calculation Agent, and authorize the Calculation Agent to take such actions and to exercise such powers and perform such duties as are expressly delegated to the Calculation Agent by the terms hereof, together with such other powers as are reasonably incidental thereto and U.S. Bank National Association hereby accepts such appointment.
(iv)    The duties of the Calculation Agent hereunder shall be limited to those duties expressly set forth in this Agreement.
(v)    In the event of a discrepancy between the calculations received by the Calculation Agent from the Borrowers or the Borrower Representative and the results of the reviews thereof conducted by the Calculation Agent, the Calculation Agent shall give prompt written notice (which shall be in electronic form posted to the Data Site) of such discrepancy, and the Calculation Agent shall work with such parties to resolve such discrepancy.
(vi)    Each of the Borrowers, the Borrower Representative, the Master Property Manager, the Lenders and the Agent agree that so long as the Calculation Agent complies with the terms of clause (ii) above, the Calculation Agent shall have no liability with respect to any calculations that are verified by the Calculation Agent (including pursuant to consultations described in clause (ii) above) that are subsequently determined to be incorrect. For avoidance of doubt, such exculpation from liability shall include, without limitation, any loss, liability or expense of Lenders incurred as a result of lending to Borrowers based on any such erroneous calculations.
(b)    Any successor Calculation Agent shall be appointed by the Agent subject to providing notice thereof to the Lenders and the absence of objection thereto by the Required Lenders within five (5) Business Days after being notified thereof (or such shorter period in which the Required Lenders consent thereto). The Agent shall have the right to approve in its sole discretion the fees (including any adjustments or modifications thereto) required to engage the services of any such successor Calculation Agent and such approved fee shall constitute the Calculation Agent Fee.
(c)    The Calculation Agent shall be entitled to indemnification, pursuant to Section 2.8(b)(iii), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time

(including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Calculation Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Calculation Agent under or in connection with any of the foregoing; provided, that the Calculation Agent shall not be entitled to the payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Calculation Agent.
(d)    The Calculation Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Calculation Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Calculation Agent and, in the absence of gross negligence, willful misconduct or fraud on the part of the Calculation Agent, the Calculation Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Calculation Agent pursuant to and conforming to the requirements of this Agreement. The Calculation Agent shall not be responsible for verifying any calculations pursuant to this Agreement to the extent information necessary to make such verifications is not provided to it by the Agent, the Borrower Representative or the Borrowers.
(e)    The Calculation Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Calculation Agent under this Agreement, in each case, unless it shall be proved that the Calculation Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.
(f)    The Calculation Agent shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Calculation Agent obtains actual knowledge of such event or the Calculation Agent receives written notice of such event from the Borrowers, any Secured Party or the Agent, as the case may be.
(g)    Without limiting the generality of this Section 2.25, the Calculation Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, real property taxes or assessments or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iii) to confirm or verify the contents of any reports or certificates of the Borrowers or the Agent delivered to the Calculation Agent pursuant to this Agreement believed by the Calculation Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.
(h)    The Calculation Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Calculation Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.
(i)    The Calculation Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
(j)    The Calculation Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Calculation Agent in good faith and in accordance therewith.
(k)    The Calculation Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Loan Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Agent or any Lender pursuant to the provisions of this Agreement, unless the Agent, on behalf of the Secured Parties, or such Lender shall have offered to the Calculation Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.
(l)    The Calculation Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender or the Agent.

(m)    The Calculation Agent shall not be responsible for the acts or omissions of the Agent, the Borrowers, the Borrower Representative, the Master Property Manager, any Lender or any other Person.
(n)    Any Person into which the Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Calculation Agent shall be a party, or any Person succeeding to the business of the Calculation Agent, shall be the successor of the Calculation Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(o)    The Calculation Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Properties or the Collateral.
(p)    If the Calculation Agent shall at any time receive conflicting instructions from the Agent and the Borrowers or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Calculation Agent shall be entitled to rely on the instructions of the Agent. In the absence of fraud, gross negligence or willful misconduct on the part of the Calculation Agent, the Calculation Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any Monthly Payment Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Calculation Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Calculation Agent harmless from any claims that may arise or be asserted against the Calculation Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.
(q)    The Calculation Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Calculation Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.
(r)    The Calculation Agent may: (i) terminate its obligations as Calculation Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Agent; provided, however, that, without the consent of the Agent and the Required Lenders, such resignation shall not be effective until a successor Calculation Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto), shall have accepted appointment as Calculation Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand of the Agent, delivered to the Calculation Agent, the Lenders and the Borrower Representative; provided, however, that, such removal shall not be effective until the appointment of a successor Calculation Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto). In the event of such termination or removal, the Agent shall make reasonable efforts to appoint a successor calculation agent. If, however, a successor calculation agent is not appointed by the Agent within sixty (60) days after the giving of a notice of resignation, the Calculation Agent may petition a court of competent jurisdiction for the appointment of a successor calculation agent.
(s)    Any successor Calculation Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Agent and to the predecessor Calculation Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Calculation Agent under this Agreement, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall upon payment of its fees and expenses deliver to the successor Calculation Agent all documents and statements and monies held by it under this Agreement; and the Agent and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties, and obligations.
(t)    The Calculation Agent is directed by the Lenders to execute this Amended and Restated Revolving Credit Agreement.
Section 2.1    The Master Property Manager Account and the Lockbox.

(a)    On or before the Master Property Manager Account Effective Date, the Master Property Manager shall (i) establish and maintain the Master Property Manager Account as a Deposit Account with the Master Property Manager Account Bank and (ii) procure the Lockbox.
(b)    With respect to the Master Property Manager Account, the Master Property Manager, the Master Property Manager Account Bank and the Agent shall enter into a blocked account control agreement (the “Master Property Manager Account Blocked Account Control Agreement”), dated as of the Master Property Manager Account Effective Date, which shall be governed by New York law and shall provide that the Agent obtains “control” of the Master Property Manager Account within the meaning of the UCC. The Master Property Manager shall, simultaneously with the execution of the Master Property Manager Blocked Account Control Agreement, deliver to the Agent an opinion of counsel to the Master Property Manager that such agreement has been duly authorized, executed and delivered by the Master Property Manager, constitutes its legal, valid, binding and enforceable agreement and that the security interest of the Agent in the Master Property Manager Account is perfected.
(c)    With respect to the Lockbox, the Master Property Manager and the Master Property Manager Account Bank shall enter into the Lockbox Agreement and shall provide the Master Property Manager Account Bank with a look up file (as described in the Lockbox Agreement) on the Master Property Manager Account Effective Date, and such Lockbox Agreement shall provide that the Master Property Manager Account Bank shall receive mail at the Lockbox and process and deposit funds received in respect of Properties into the Master Property Manager Account. The Master Property Manager will cause the Master Property Manager Account Bank to comply with all terms and obligations under the Lockbox Agreement and will not amend or alter the terms of the Lockbox Agreement without the prior written consent of the Agent.
(d)    Any costs of the Master Property Manager Account and the Lockbox, including any fees due to the Master Property Manager Account Bank, shall be paid by the Master Property Manager when and as due. Amounts on deposit from time to time in the Master Property Manager Account shall not be invested.
(e)    The Master Property Manager shall cause each Non-Collecting Property Manager to at all times direct all Tenants to send checks directly to the Lockbox or, if any such Tenant pays by electronic means, including direct debit, credit card or ACH, such Tenants shall be directed to make such payments directly to the Master Property Manager Account.
(f)    Amounts in the Master Property Manager Account shall include only amounts received in respect of Properties managed by Non-Collecting Property Managers and shall be segregated from other funds or amounts of any Property Manager, any other client of any such Property Manager and of the Master Property Manager and its Affiliates. To the extent any security deposits or other refundable deposits from any Tenant are deposited into the Master Property Manager Account, the Master Property Manager may transfer such deposits to the account maintained by the applicable Property Manager in which such security deposit is required to be deposited pursuant to the related Property Management Agreement or to an account of the Master Property Manager where such security deposit or other refundable deposit will be held for the benefit of the applicable Borrower. With respect to any Tenant that is in default under its Lease, to the extent any amounts are on deposit in the Master Property Manager Account in respect of payments made by such Tenant after the occurrence of such default, such amounts may be transferred by the Master Property Manager from the Master Property Manager Account and refunded to such Tenant in connection with an eviction proceeding. Provided that no Master Property Manager Event of Default has occurred, the Master Property Manager may, at the request of a Non-Collecting Property Manager, remove funds from the Master Property Manager Account solely to pay Actual Expenses of a Property managed by such Non-Collecting Property Manager and to pay the Property Manager Fee for such Property in accordance with the applicable Cash Management Requirements. All interest on the Master Property Manager Account shall be considered part of Collections. The Master Property Manager shall direct the Master Property Manager Account Bank to remit all Net Collections in the Master Property Manager Account received during each Collection Period to the Collection Account no later than ten (10) Business Days after the end of such Collection Period. The Master Property Manager shall maintain books and records such that payments and withdrawals from the Master Property Manager Account can be traced to each individual Property, reconciled and identified.
(g)    Upon the occurrence of a Master Property Manager Event of Default, the Agent may, or at the direction of the Required Lenders shall, instruct the Master Property Manager Account Bank in writing to remit all or any portion of the amount on deposit in the Master Property Manager Account and apply such funds to the Collection Account. The right to instruct the Master Property Manager Account Bank to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents.
ARTICLE 3
CONDITIONS PRECEDENT
Section 3.1    Conditions to Closing. On or prior to the Effective Date, each of the conditions precedent (a) through (x) set forth below shall have been satisfied, as determined by the Agent and the Lenders:
(a)    Loan Documents. Each of the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, (i) to the Agent and the Lenders: (A) this Agreement and (B) the Fee Letter, and (ii) to each Lender, a Note in the amount of such Lender’s Commitment, dated as of the Effective Date, executed by each of the Borrowers and payable to the order of such Lender (each, a “Note”) in substantially the form of Exhibit B attached hereto.
(b)    Loan Account and Insurance Proceeds Account. The Borrower Representative shall have established each of the Loan Account and the Insurance Proceeds Account as a separate Deposit Account with the Paying Agent. The Borrower Representative, the Paying Agent, the Borrowers and the Paying Agent shall have duly executed and delivered, or caused to be duly executed and delivered, a Deposit Account Control Agreement with respect to the Loan Account and the Insurance Proceeds Account.
(c)    Bad Acts Guarantee. The Operating Partnership and Silver Bay shall have duly executed and delivered, or caused to be duly executed and delivered the Bad Acts Guarantee.
(d)    Guaranty Agreement. The LLC Guarantor and the Trust Guarantor shall have duly executed and delivered, or caused to be duly executed and delivered, the Guaranty Agreement.
(e)    Guarantor Pledge Agreement. The LLC Guarantor and the Trust Guarantor shall each have duly executed and delivered, or caused to be duly executed and delivered, the Guarantor Pledge Agreement.
(f)    Master Property Management Agreement. The Master Property Manager shall have duly executed and delivered, or caused to be duly executed and delivered, the Master Property Management Agreement.
(g)    Property Manager Acknowledgements. The Agent and each Lender shall have received copies of a Property Manager Acknowledgement duly executed by the Master Property Manager, each Borrower and Silver Bay Property Corp. and any Property Manager that is an Affiliate of any Borrower.
(h)    Property Management Agreements. Silver Bay Property Corp. and Silver Bay Property Investment Trust LLC (as successor in interest to Two Harbors Property Investment LLC) shall have each executed and delivered one or more assignments in favor of the Master Property Manager of each of the Property Management Agreements (such assignments being the “Property Management Agreements Assignment”).
(i)    Collection Account, Reserve Accounts and Account Control Agreement. The Borrower Representative shall have established the Collection Account and each Reserve Account as a Securities Account with the Paying Agent. The Borrower Representative, the Paying Agent, the Borrowers and the Paying Agent shall have duly executed and delivered, or caused to be duly executed and delivered, the Account Control Agreement.

(j)    Pledge of Trust Certificate; Security Interest. The Agent, pursuant to the Guarantor Pledge Agreement, shall have • received the certificates representing each of the Pledged Securities and the certificates representing each such Pledged Security shall have been (x) registered in the name of the Agent and such registration shall have been confirmed by the related certificate registrar or (y) with respect to each Pledged Security related to the Borrowers, registered in the name of the Trust Guarantor and have a Stock Power (as such term is defined in the Guarantor Pledge Agreement) duly executed and delivered in favor of the Agent and • received evidence in form and substance satisfactory to the Agent that it has a first priority perfected security interest in each of the Pledged Securities, subject to no other Liens. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Agent, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Agent determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.
(k)    Financing Statements. Acknowledgment copies or other evidence of filing acceptable to the Agent of the Financing Statements filed on or before the Effective Date or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s security interest in the Collateral (other than the Properties).
(l)    Representations and Warranties. Each representation or warranty by each of the Borrowers, each of the Guarantors, the Master Property Manager and their respective Affiliates contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein).
(m)    No Default. No Default or Event of Default shall have occurred and be continuing.
(n)    No Guarantor Default. No Guarantor Default shall have occurred and be continuing.
(o)    Consents; Authorizations. All consents, authorizations, permits and approvals of any Governmental Authority or other Person necessary or advisable in connection with the execution and delivery of the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect.
(p)    Completion of Proceedings. All limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.
(q)    Opinions of Counsel to the Borrowers, the Master Property Manager and each Guarantor. The Agent and each of the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP and of Richards, Layton & Finger, P.A., counsel for the Borrowers, as to such matters as the Agent or any of the Lenders may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Agent and each of the Lenders (and each of the Borrowers hereby instructs such counsel to deliver such opinions to the Agent and each of the Lenders). The Agent and each of the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Master Property Manager, as to such matters as the Agent or any of the Lenders may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Agent and each of the Lenders (and the Master Property Manager hereby instructs such counsel to deliver such opinions to the Agent and each of the Lenders). The Agent and each of the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, of Richards, Layton & Finger, P.A. and of Ballard Spahr LLP, counsel for the Guarantors, as to such matters as the Agent or any of the Lenders may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Agent.
(r)    Governing Documents. Each Borrower shall have provided to the Agent and each of the Lenders the executed and delivered Governing Documents of such Borrower, in form and substance satisfactory to the Agent and each of the Lenders, which provide that each such Borrower is subject to the SPE Requirements. The Master Property Manager shall have provided to the Agent and each of the Lenders the executed and delivered Governing Documents of the Master Property Manager. The Trust Guarantor shall have provided to the Agent and each of the Lenders its executed Governing Documents, in form and substance satisfactory to the Agent and each of the Lenders, which provide that the Trust Guarantor is a special purpose entity that requires the affirmative consents of the holder of its trust certificate to take an Insolvency Action. The LLC Guarantor shall have provided to the Agent and each of the Lenders its executed Governing Documents, in form and substance satisfactory to the Agent and each of the Lenders, which provide that the LLC Guarantor is a special purpose entity with at least one (1) Independent Director or Independent Manager. Each of the Operating Partnership and Silver Bay shall have provided to the Agent and each of the Lenders copies of their Governing Documents.
(s)    Secretary’s Certificates. The Agent shall have received a certificate of the secretary or assistant secretary of (1) each of the Borrowers certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement and certifying that attached thereto is a true, correct and complete copy of • the certificate of formation or comparable Governing Documents, if any, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization, • the Governing Documents of such Borrower as in effect on the date of such certifications, • resolutions duly adopted by the board of directors or comparable governing body of such Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and • certificates as of a recent date of the good standing or active status, as applicable, of such Borrower under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of such Borrower under the laws of each other jurisdiction where such Borrower is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect, (2) the Master Property Manager certifying as to the incumbency and genuineness of the signature of each officer of the Master Property Manager executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of Master Property Manager and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in Master Property Manager’s jurisdiction of organization, (ii) the Governing Documents of the Master Property Manager as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of Master Property Manager authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and (iv) certificates as of a recent date of the good standing or active status, as applicable, of Master Property Manager under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of Master Property Manager under the laws of each other jurisdiction where Master Property Manager is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect and (3) each of the Guarantors certifying as to the incumbency and genuineness of the signature of each officer of such Guarantor executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization, (ii) the Governing Documents of such Borrower as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of such Guarantor authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and (iv) certificates as of a recent date of the good standing or active status, as applicable, of such Guarantor under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of such Guarantor under the laws of each other jurisdiction where such Guarantor is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect.

(t)    Fees. The Agent and each Lender shall have received all fees required to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter in effect as of the Effective Date.
(u)    No Adverse Effect. No Material Adverse Effect shall have occurred and, in the Agent’s or any Lender’s determination, • no event, circumstance or information or matter shall exist that is inconsistent in a material adverse manner with any event, circumstance or information or matter disclosed to the Agent or any Lender by any of the Borrowers, the Guarantors, the Operating Partnership, the Master Property Manager or Silver Bay, or • any change whatsoever has occurred that, in the opinion of the Agent or any Lender, could reasonably be expected to have a materially adverse effect on the value or marketability of the Facility or any collateral for the obligations hereunder or under any of the other Loan Documents.
(v)    No Market Disruption Event. There shall not, in the opinion of the Agent or any Lender, have occurred • a material adverse change in any of the financial, banking or capital markets including but not limited to lending or repurchase markets, an outbreak or escalation of hostilities or a material adverse change in national or international political, financial or economic conditions, • a general suspension of trading on major national or international stock exchanges, or • a disruption in or moratorium on commercial banking activities or securities settlement services.
(w)    Insurance Policies. The Borrowers shall have delivered to the Agent and each Lender copies of all insurance policies necessary to satisfy the Insurance Requirements.
(x)    Other Documents and Information. The Borrowers shall have delivered to the Agent and each Lender such other documents, certificates, resolutions, instruments and agreements requested by the Agent.
(y)    Satisfaction of Effective Date Conditions. The Parties hereby acknowledge and agree that the conditions contained in this Section 3.1(a) through (x) were previously satisfied in connection with the initial closing of the Facility on the Effective Date.
(z)    Restatement Conditions to Closing. On or prior to the Restatement Effective Date, each of the conditions precedent set forth below shall have been satisfied, as determined by the Agent and the Lenders:
(i)    Loan Documents. Each of the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, (A) to the Agent and the Lenders: (1) this Agreement and (B) the Fee Letter as amended and restated on the Restatement Effective Date, and (ii) to each Lender, an amended and restated Note in the amount of such Lender’s Commitment, dated as of the Restatement Effective Date, executed by each of the

Borrowers and payable to the order of such Lender (each, a “Note”) in substantially the form of Exhibit B attached hereto.
(ii)    Representations and Warranties. Each representation or warranty by each of the Borrowers, each of the Guarantors, the Master Property Manager and their respective Affiliates contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein).
(iii)    Fees. The Agent and each Lender shall have received all fees required to be paid by it on the Restatement Effective Date, including all fees required hereunder and under the Fee Letter.
(iv)    Opinions of Counsel to the Borrowers. The Agent and each of the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrowers, as to such matters as the Agent or any of the Lenders may reasonably request, dated as of the Restatement Effective Date and otherwise in form and substance reasonably satisfactory to the Agent and each of the Lenders.
Section 3.2    Conditions to Each Advance. Each Advance to be made under this Agreement shall be subject to the prior or concurrent satisfaction of the conditions precedent set forth below, in each case to the satisfaction of the Agent and each Lender:
(a)    Borrowing Notice. The Borrower Representative shall have delivered a completed Borrowing Notice pursuant to Section 2.2, together with the Document Packages for each Property to which the requested Advance relates.
(b)    Joinder. If applicable, each Borrower with respect to which such Advance relates is an Eligible Property Owner and has executed and delivered a Joinder, an amendment to the Account Control Agreement and to the Deposit Account Control Agreement relating to the Loan Account and the Insurance Proceeds Account, in each case, to become a party thereto, and each other Loan Document required to be executed and delivered by it under this Agreement and any other Loan Document and all conditions to the effectiveness of such Joinder have, in the opinion of the Agent and each Lender, been satisfied.
(c)    Blocked Account Control Agreements. The Agent and each Lender shall have received copies of Blocked Account Control Agreements related to each Property Manager Account maintained by Silver Bay Property Corp. or any Collecting Property Manager that is an Affiliate of any Borrower, in each case duly executed by each such Collecting Property Manager that is an

Affiliate of any Borrower, the bank maintaining the related Property Manager Account and each Borrower.
(d)    Revolving Period Termination Date. The Revolving Period Termination Date has not occurred.
(e)    Representations and Warranties. Each representation or warranty by the Borrowers, the Guarantors and the Master Property Manager contained herein or in any other Loan Document shall be true and correct in all material respects on such date, except to the extent that such representation or warranty expressly relates to an earlier date.
(f)    No Default. No Default or Event of Default shall have occurred and be continuing or could reasonably be expected or anticipated to result from such Advance.
(g)    No Guarantor Default. No Guarantor Default shall have occurred and be continuing.
(h)    Calculation Agent and Valuation Agent Confirmations. The Calculation Agent shall have delivered to the Agent its certification described in Section 2.2(b)(i) and the Valuation Agent shall have delivered to the Agent its certification described in Section 2.2(b)(ii).
(i)    Limits on Advances. Each of the following shall be true after giving effect to the requested Advance:
(iv)    the Advances Outstanding (after giving effect to the requested Advance) shall not exceed the Facility Amount;
(v)    no Trigger Event shall exist; and
(vi)    the Allocated Loan Amount for each Property related to such requested Advance shall not exceed the Maximum Allocated Loan Amount for such Property.
(j)    Reserves. The amount on deposit in the Monthly Net Cash Flow Reserve Account on such Borrowing Date shall be at least equal to the Monthly Net Cash Flow Reserve Account Required Amount (determined after giving effect to the requested Advance). The amount on deposit in the Interest Reserve Account on such Borrowing Date shall be at least equal to the Interest Reserve Account Required Amount (determined after giving effect to the requested Advance). The amount on deposit in the Ongoing Reserve Account on such Borrowing Date shall be at least equal to the Ongoing Reserve Account Required Amount (determined after giving effect to the requested Advance). The amount on deposit in the Renovation Cost Reserve Account on such Borrowing Date shall be at least equal to the Renovation Cost Account Required Amount (determined after giving effect to the requested Advance). The amount on deposit in the Insurance and Tax Reserve Account on such Borrowing Date shall be at least equal to the Insurance and Tax Reserve Account

Required Amount (determined after giving effect to the requested Advance). The Special Reserve Account Deposit Amount required to be deposited in the Special Reserve Account in connection with such Advance shall have been deposited in the Special Reserve Account. All deposits required to be made to the Insurance Proceeds Account have been made.
(k)    Section 2.2(g) Conditions. Each condition to such Advance required by Section 2.2(g) has been satisfied.
(l)    Hedging Transactions. All Hedging Transactions required by Section 6.19 are in full force and effect, which shall have an aggregate notional amount at least equal to the Advances Outstanding (determined after giving effect to the requested Advance).
(m)    No Adverse Effect. No Material Adverse Effect has occurred.
(n)    Property Inspection. Completion of a Property inspection of the Property satisfactory to the Agent, if required by the Agent.
(o)    Acquisition Financed Properties. Prior to any Advance relating to an Acquisition Financed Property, Borrower has disclosed to the Agent and the Lenders all material facts known or discovered through reasonable diligence that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or result in an Event of Default.

ARTICLE 4
SECURITY AGREEMENT
Section 4.1    Grant By Borrowers. As collateral security for the payment of the Obligations and the performance of its Obligations, each of the Borrowers hereby Grants to the Agent, on behalf of the Secured Parties, a continuing Lien on and security interest in all of its respective right, title and interest in, to and under all their assets, including the following, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Collateral”):
(p)    all improvements (to the extent not constituting real property) and fixtures related to each Property;
(q)    the Purchase Agreements, all Leases relating to the Properties, all insurance policies, all other agreements, documents and instruments evidencing or guarantying any Collateral and all other agreements, documents and instruments related to any of the foregoing (but not any obligations under any of the foregoing);
(r)    the Master Property Management Agreement;

(s)    the Property Management Agreements Assignment;
(t)    the Property Manager Accounts;
(u)    all Collections;
(v)    the Loan Account and all other Borrower accounts (including any Borrower accounts maintained by any Property Manager or the Master Property Manager);
(w)    the Hedge Collateral (but not any obligations thereunder);
(x)    all documents and records relating to the Properties;
(y)    all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, Insurance Proceeds, Condemnation Proceeds, gross proceeds relating to any Conveyance, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the foregoing;
(z)    all funds, financial assets or other items or property on deposit in the accounts described in clause (f), together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds, financial assets, moneys or other items or property on deposit therein, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing;
(aa)    all books and records (including computer tapes and disks) related to the foregoing;
(bb)    all other personal and fixture property and any other assets of every kind and nature whatsoever (related to the foregoing or otherwise), including, without limitation, all instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, goods (including equipment and inventory), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and
(cc)    all proceeds of any and all of the foregoing.
Each Borrower hereby authorizes the Agent, on behalf of the Secured Parties, to file the Financing Statement in the form attached hereto as Exhibit F in the Filing Office or in such other locations as the Agent, on behalf of the Secured Parties, may now or hereafter deem necessary or prudent in its reasonable discretion.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
To induce each Lender to enter into this Agreement and the other Loan Documents and to make Advances, each of the Borrowers hereby represents and warrants to the Agent and each Lender, on the Effective Date and Restatement Effective Date, except to the extent such representation and warranty specifically relates to an earlier date, on each Borrowing Date that the following statements, and each of the representations and warranties set forth on Schedule 2 hereto, are true and correct:
Section 5.1    Existence. It is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. It is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not be reasonably expected to have a Material Adverse Effect.
Section 5.2    Power and Authority; Enforceability. It has all necessary corporate, limited liability company or organizational power to enter into, and has taken all necessary corporate, limited liability company or organizational action to authorize the execution, delivery and performance of, this Agreement and the other Loan Documents to which it is a party, and all of the transactions contemplated herein and therein. This Agreement and the other Loan Documents have been duly executed and delivered by it constitutes, and any Loan Documents executed and delivered by it after the Effective Date will constitute, its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, subject to applicable Insolvency Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at Law. Each Loan Document to which it is a party is in full force and effect.
Section 5.3    No Violation. Neither the execution and delivery by it of this Agreement and the other Loan Documents, as applicable, nor the performance by it of its duties and obligations hereunder or thereunder, § require any consent or approval of its directors, shareholders, trustees, members or managers, other than any consents or approvals previously obtained, § results or will result in a breach of, or constitutes or will constitute a violation or default under • any term or provision of its Governing Documents, • any law, rule, regulation, order, judgment, writ, injunction, or decree of any court or Governmental Authority having jurisdiction over its or its property or assets, the violation of which could be reasonably expected to have a Material Adverse Effect or • any loan agreement, mortgage, deed of trust, security agreement or lease, or any other contract or instrument binding on or affecting it or its property or assets, the violation of which could be reasonably expected to have a Material Adverse Effect, § requires any approval of stockholders, members or partners or any approval or consent of any Person under any its Contractual Obligations, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to the Agent or § results or will result in the creation or imposition of any Lien of any nature upon or with respect to any of its properties or assets, whether now owned or hereafter acquired (except the Liens created by the Loan Documents).
Section 5.4    Consents; Authorizations. No authorization, consent, approval, license, exemption of, or filing or registration with, or any other action in respect of any other Governmental Authority is or will be necessary for the valid execution, delivery or performance by it of this Agreement and the other Loan Documents to which it is a party except (i) those with have been made or obtained and are in full force and effect, and (ii) those filings or recordings contemplated in connection with this Agreement or the other Loan Documents.
Section 5.5    Title to Assets. It has good and marketable title to all of the Properties and other assets owned by it, free and clear of all Liens other than Permitted Liens.
Section 5.6    Collateral. It has rights in and the power to transfer each item of Collateral upon which it purports to grant a Lien under this Agreement or the other Loan Documents free and clear of any and all Liens other than Permitted Liens. No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in connection with this Agreement or the other Loan Documents. With respect to the security interest granted by it in Section 4.1, such security interest is a valid first priority security interest in the Collateral, subject only to Permitted Liens, which security interest will, upon the filing of the Financing Statements as provided for herein, be perfected to the extent such security interest can be perfected by possession, filing or control. The execution and delivery of this Agreement and the Grant of the Lien hereunder Agreement create a valid, enforceable Lien on the Collateral and the Proceeds thereof. The Filing Offices are the only offices where Financing Statements are required to be filed under the UCC in order to perfect such Lien in all Filing Collateral. Following the filing of the Financing Statements in the Filing Offices, the Lien Granted hereunder in all Filing Collateral will be a first priority perfected Lien.
Section 5.7    Litigation. There is no litigation pending, or, to its knowledge, threatened, to which it is a party that § purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereunder or thereunder or § if adversely determined, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.
Section 5.8    Compliance with Laws. It is in compliance with all Applicable Laws including without limitation those with respect to owning, leasing and maintaining the Properties,

except in each case where any failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.
Section 5.9    Disclosure. No representation or warranty made by it and contained in any Loan Document or in any other documents, certificates or written statements furnished to the Agent, the Calculation Agent, the Paying Agent, the Valuation Agent and any Lender by or on behalf of any of the Borrowers for use in connection with any Advance or the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by it to be reasonable at the time made, and are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no material facts known (or which should upon the reasonable exercise of diligence be known) to any Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Lender or the Agent for use in connection with the transactions contemplated hereby.
Section 5.10    Environmental Matters. § It is, at all times has been, and reasonably expects to continue to be, in compliance in all material respects with all Environmental Laws with respect to each Property, § no Property has violated, or is reasonably likely to violate, Environmental Laws, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and § no Property is subject to any Environmental Claim or any Hazardous Materials Activity, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.11    Solvency. It is and, upon each Borrowing Date, both before and after giving effect to the making of the Advance requested hereunder, the Grant by it hereunder and the consummation of the other transactions contemplated hereunder, will be, Solvent, no Insolvency Event has occurred with respect to it and it has not taken any Insolvency Action or action in contemplation or furtherance thereof.
Section 5.12    Organization Documents. Since the Effective Date, it has not amended, supplemented, restated or other modified its Governing Document or any other of its organizational or governing documents, or taken any action in furtherance or contemplation thereof.
Section 5.13    Taxes. It has filed (or obtained effective extensions for filing) all required income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid, unless, in each case, the same are not delinquent and are being contested in accordance with the provisions of Section 6.9. It has paid, or has provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to its knowledge, threatened by any Governmental Authority against any it, which is not being contested in good faith as provided above. It has neither entered into any agreement or waiver nor been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, and is not aware of any circumstances that would cause its taxable years or other taxable periods not to be subject to the normally applicable statute of limitations. No tax liens have been filed against it or any of its assets (other than any Property, in which case any such tax lien is solely in respect of taxes not yet due and payable).
Section 5.14    Anti-Money Laundering Laws. It has compiled with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); it has established, either directly or through the Master Property Manager, an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted and will conduct the requisite due diligence in connection with the Leases and Tenants for purposes of the Anti-Money Laundering laws, including with respect to the legitimacy of the applicable Tenant and the origin of the assets used by the said Tenant to lease the property in question and maintains and will maintain, sufficient information to identify the applicable Tenant for purposes of the Anti-Money Laundering Laws.
Section 5.15    ERISA Compliance. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Law. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred which would prevent, or cause the loss of, such qualification. To the extent applicable, such Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to its knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. § No ERISA Event has occurred or is reasonably expected to occur; § no Pension Plan has any Unfunded Pension Liability; § neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); § neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and § neither such Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case that either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.16    Equity Interests and Ownership. The Trust Guarantor owns all of such Borrower’s outstanding and issued Equity Interests. Its Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which it is a party requiring, and none of its Equity Interests outstanding, which upon conversion or exchange, would require the issuance by it of its Equity Interests or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, its Equity Interests.
Section 5.17    Governmental Regulation. It is not subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Obligations or which may otherwise render all or any portion of its Obligations unenforceable. It is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 5.18    Margin Stock. None of the transactions contemplated by any of the Loan Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. It does not own or intend to carry or purchase, and no proceeds of any Advance or from the pledge of the Collateral will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.
Section 5.19    OFAC. Neither Borrower nor any of its Affiliates, officers, directors, partners or members or any Tenant is an entity or person (or to Borrower’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order 13224 issued on September 24, 2001 (“EO13224”)’; (ii) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gof/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above; provided, however, that with respect to Tenants, this representation shall refer only to the date such Tenant entered into its Lease.

Section 5.20    Insurance. The Borrowers have obtained and delivered to the Agent certificates evidencing the insurance policies that satisfy the Insurance Requirements. All such policies are in full force and effect. No claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such insurance policies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to any insurance policy, there has been no act or omission that that would impair the coverage of such policy, the benefits of the endorsement or the validity and binding effect of either in any material respect.
Section 5.21    Eligibility. Such Borrower is an Eligible Property Owner. Each Property in respect of which any Advance is, or has been, made is an Eligible Property.
Section 5.22    Investment Company Act. Such Borrower is not an “investment company” registered or required to be registered under the Investment Company Act.
Section 5.23    Fiscal Year and Fiscal Quarters. Such Borrower’s fiscal year ends on December 31 of each calendar year and its fiscal quarters end on March 31, June 30, September 30 and December 31 (each, a “Fiscal Quarter”) of each calendar year.
Section 5.24    No Delaware Properties As of Effective Date. As of the Effective Date, none of such Borrower’s Properties is located in the State of Delaware.
Section 5.25    Transfers of Properties to Borrower TRS. A Borrower TRS (i) is an additional insured under the applicable Title Insurance Policy with respect to any Financed Properties transferred to such Borrower TRS from another Borrower or (ii) has obtained its own Title Insurance Policy with repect to any Financing Property transferred to such Borrower TRS from another Borrower.

ARTICLE 6
AFFIRMATIVE COVENANTS
Each of the Borrowers, respectively, covenants with each Lender and the Agent that for so long as this Agreement is outstanding:
Section 6.1    Compliance With Laws. It shall comply in all respects with all applicable federal, state and local laws, ordinances and regulations relating to it, or to its business, properties or operations, including, without limitation, all Applicable Law, except in each case where any failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.
Section 6.2    Maintenance of Existence. It shall maintain its existence and the right to carry on its business and duly procure all necessary renewals and extensions thereof and maintain,

preserve and renew all rights, powers, privileges and franchises and conduct its business in the usual and ordinary course; provided, that it shall not be required to maintain, preserve or renew any such rights, powers, privileges or franchises unless the failure to maintain, preserve or renew the same could reasonably be expected to have a Material Adverse Effect. It shall maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear and casualty excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except, in each case, where the failure to do so could not be reasonably expected to have a Material Adverse Effect.
Section 6.3    Use of Proceeds. It shall use the proceeds of all Advances solely for the purposes described in Section 2.3.
Section 6.4    Delivery of Information. It shall furnish, or cause to be furnished, to the Agent:
(a)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of Silver Bay, the audited consolidated balance sheet of Silver Bay and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) as at the end of such fiscal year and the related consolidated statements of income and cash flows of Silver Bay and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the opinion thereon of an independent public accountant reasonably acceptable to the Agent, together with such information as shall be reasonably required to permit the reconciliation of the net worth and liquidity of Silver Bay as set forth in such financial statements to the Net Worth and Liquidity required to be maintained by Silver Bay pursuant to the Sponsor Financial Covenants;
(b)    as soon as available and in any event within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of Silver Bay and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors), an unaudited consolidated balance sheet of Silver Bay and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) as at the end of each such fiscal quarter and the related statements of income and cash flows of Silver Bay and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP (other than with respect to lack of footnotes and being subject to normal year-end adjustments) by a Responsible Officer of Silver Bay, together with such information as shall be reasonably required to permit the reconciliation of the net worth and liquidity of Silver Bay as set forth in such financial statements to the Net Worth and Liquidity required to be maintained by Silver Bay pursuant to the Sponsor Financial Covenants;
(c)    simultaneously with the delivery of each set of financial statements referred to in Sections 6.4(a) and (b), a certificate of a Responsible Officer of the Borrower Representative certifying (i) that the Borrowers, each of the Guarantors and their respective Affiliates have each complied with all covenants and agreements in the Loan Documents applicable to such Person and (ii) that no Default or Event of Default exists on the date of such certificate, and if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;
(d)    promptly after any of its Responsible Officers becoming aware of the occurrence of any Default or Event of Default (but in any event within three (3) Business Days thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that it is taking or proposes to take with respect thereto;
(e)    promptly after any of its Responsible Officers becoming aware of any event or occurrence (including any litigation, whether pending or threatened) that could reasonably be expected to have a Material Adverse Effect (but in any event within two (2) Business Days thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that it is taking or proposes to take with respect thereto;
(f)    promptly (but in any event within three (3) Business Days) upon receipt, written notice of the receipt by it of notice from any Governmental Authority of an actual or potential violation of or liability under any Environmental Laws, which violation or liability could be reasonably expected to have a material adverse effect on any Property;
(g)    as soon as possible, notice of any material changes to its organization or structure or any material change or expansion of its operations or programs;
(h)    promptly upon request by the Agent from time to time, such additional information regarding its financial condition or business or assets (including, without limitation, the Collateral), as the Agent may reasonably request from time to time; and
(i)    all information furnished by or on behalf of any Borrower to the Agent or any Lender in connection with the Loan Documents will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 6.5    Books and Records. It shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare its financial statements in conformity with GAAP.
Section 6.6    Further Assurances. It shall at any time or from time to time upon the reasonable request of the Agent, at the Borrowers’ sole cost and expense, (a) furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower pursuant to the terms of the Loan Documents or reasonably requested by the Agent in connection therewith, in each case to the extent in the possession of the Borrowers, the Borrower Representative or any of their agents; and (b) promptly execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, continuation statements and fixture filings), which may be desirable or required under any Applicable Laws to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Loan Documents or the validity or priority of an such Lien. During the existence and continuance of an Event of Default, it shall provide to the Agent and the Lenders, from time to time upon request, evidence reasonably satisfactory to the Agent and the Required Lenders as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.
Section 6.7    Insurance.
(a)    It shall obtain and maintain, or cause to be obtained and maintained, insurance for itself and each Property (and its related improvements and personal property) owned by it providing at least the following coverages;
(vii)    comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail (A) in an amount equal to 100% of the Replacement Cost with a waiver of depreciation of the Properties; (B) containing an agreed amount endorsement with respect to the improvements and personal property at any Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $25,000 for all such insurance coverage; provided however with respect to windstorm and earthquake coverage, providing for a deductible satisfactory to the Agent in its sole discretion (it being understood that, so long as no Default or Event of Default has occurred and is continuing (1) Borrowers may utilize a $3,000,000 aggregate deductible stop loss subject to a $25,000 per occurrence deductible and a $25,000 maintenance deductible following the exhaustion of the aggregate, (2) the aggregate stop loss does not apply to any losses arising from named windstorm, earthquake or flood, (3)

the perils of named windstorm or flood shall be permitted to have a per occurrence deductible of five percent (5%) of the total insurable value of affected Properties (with a minimum deductible of $250,000 per occurrence for any and all affected Properties), (4) the peril of earth movement including but not limited to earthquake shall be permitted to have a per occurrence deductible of ten percent (10%) of the total insurable value of the affected Properties (with a minimum deductible of $250,000 per occurrence for any and all affected Properties) and (5) the peril of “other wind and hail” shall be permitted to have a per occurrence deductible of three percent (3%) of the total insurable value of the affected Properties (with a minimum deductible of $250,000 per occurrence for any and all affected Properties)); and (D) if any of the improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, it shall obtain (1) named storm insurance in an amount equal to $25,000,000 on the Effective Date and increased based upon periodic storm risk analyses on a 500 year event PML (such analyses to be secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such storm risk analyses using the most current RMS software, or its equivalent, to include consideration of storm surge, if applicable and loss amplification, at the expense of the applicable Borrower by May 15, 2013 (which PML shall use the replacement cost assumptions supplied by the Agent to the Borrowers) and September 15, 2013 and thereafter at least two times per year, or more frequently as may reasonably be requested by the Agent and shared with the Agent presented by the Properties located in areas prone to named storm activity and each such increase to be equal to 110% of the exposure indicated in each such PML); and (2) earthquake insurance in an amount equal to $25,000,000 on the Effective Date and increased based upon periodic seismic risk analyses on a 500 year event Probable Maximum Loss (PML) (such analyses to be secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such seismic risk analyses using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Borrower by May 15, 2013 (which PML shall use the replacement cost assumptions supplied by the Agent to the Borrowers) and September 15, 2013 and thereafter at least two times per year, or more frequently as may reasonably be requested by the Agent and shared with the Agent presented by the Properties located in areas prone to seismic activity and each such increase to be equal to 110% of the exposure indicated in each such PML). In addition, Borrowers shall obtain and maintain, if any portion of a Financed Property is currently or at any time in the future located in a federally designated "special flood hazard area" as determined by the Borrowers or any Lender based on a third party consultant review, either (x) flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or (y) a blanket policy covering all properties of Sponsor and its Affiliates in an amount equal to $25,000,000 on the Effective Date and increased based upon periodic flood risk analyses provided at the expense of the applicable Borrower by August 15, 2015 and thereafter at least two times per year, or more frequently as may reasonably be requested by the Agent and each such increase to be in an amount as determined by the Agent and the Lenders based on their review of such flood risk analyses; provided that, if at any time mortgages are placed on the Financed Properties, the flood hazard insurance will be in an amount at least equal to (i) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, in each case subject to a maximum deductible per Property of no more than $5,000 or (ii) such equivalent coverage that satisfies the requirements of the Office of the Comptroller of the Currency and is otherwise approved by the Agent and the Lenders.
(viii)    at all times during which structural construction, repairs or alterations are being made with respect to the improvements on any Property and only if and to the extent each of the property coverage form and the liability insurance coverage form does not otherwise apply (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;
(ix)    business income or rental loss insurance, as relevant for each applicable Property, written on an “Actual Loss Sustained Basis” (A) with loss payable to the Agent for the benefit of the Lenders; (B) covering all risks required to be covered by the insurance provided for in Section 6.7(a)(i) and (ii); (C) in an amount equal to one hundred percent (100%) of the aggregate projected net income from the operation of the Properties for a period of at least twelve (12) months after the date of the casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property at a Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of thirty (30) days from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the Effective Date and at least once each year thereafter based on the Borrowers’ reasonable estimate of the net income from each Property for the succeeding twelve (12) month period. All proceeds payable to the Agent pursuant to this subsection shall be held by Agent and shall be applied in the Agent’s sole discretion to (x) the Obligations or (y) Qualified Expenses in the Agent’s sole discretion; provided, however, that nothing herein contained shall be deemed to relieve the Borrowers of their obligation to pay any of the Obligations on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(x)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than one million dollars ($1,000,000.00) per occurrence; two million dollars ($2,000,000.00) in the aggregate “per location”; (B) to continue at not less than the aforesaid limit until required to be changed by the Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in any Mortgage to the extent the same is available;
(xi)    if applicable, automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of one million dollars ($1,000,000.00);
(xii)    if applicable, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to the Agent;
(xiii)    umbrella and excess liability insurance in an amount not less than twenty-five million dollars ($25,000,000.00) per occurrence and in the aggregate on terms consistent with, and providing coverage in excess of the coverage provided by, the commercial general liability insurance policy required under Section 6.7(a)(iv), and including employer liability and automobile liability, if required;
(b)    Each insurance policy provided for or contemplated by this Section 6.7 shall contain a standard insured party clause naming the Borrowers and their successors and assigns as insured parties and the Agent on behalf of the Lenders as additional insured and loss payee, and all premiums thereon.
(c)    Each insurance policy provided for or contemplated by this Section 6.7 shall contain clauses or endorsements to the effect that:

(i)    no act or negligence of any Borrower, or anyone acting for any Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any insurance policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or exercise of the Agent’s rights or remedies hereunder or any other Loan Document, shall in any way affect the validity or enforceability of the insurance insofar as the Secured Parties are concerned;
(ii)    such insurance policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to the Agent, the Valuation Agent and any other party named therein as an additional insured;
(iii)    the issuer thereof shall give written notice to the Agent and Valuation Agent if such insurance policy has not been renewed thirty (30) days prior to its expiration; and
(iv)    the Secured Parties shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.
(d)    All insurance provided for in this Section 6.7 shall be obtained under valid and enforceable policies, and shall be subject to the approval of the Agent as to insurance companies, which approval shall not be unreasonably withheld. Each such insurance policy shall be issued by and maintained with financially sound and responsible insurance companies authorized and licensed to do business in the applicable state in which the related Property is located and at all times having a rating of “A-:IX” or better with an outlook of “Positive” or “Stable” in the current Best’s Insurance Reports or a claims paying ability rating of “A-” or better by S&P . The Borrower Representative shall deliver to the Agent (1) within ten (10) Business Days prior to the expiration dates of any such insurance policy theretofore furnished to the Agent, certificates of insurance evidencing the insurance policies accompanied by evidence reasonably satisfactory to the Agent of payment of the premiums due thereunder and (2) within five (5) Business Days of the Agent’s request, any other documentation evidencing such insurance policies (including without limitation certified copies of such insurance policies) as may be reasonably requested by the Agent from time to time.
(e)    It shall not, and it shall direct (and, to the extent of its power, cause) each of its Affiliates to not, engage in any act or omission which could impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, accepting, retaining or paying any unlawful fee, commission, kickback or other unlawful compensation or value of any kind, whether by or for it or any attorney, firm or other person or entity.

(f)    Unless otherwise directed by the Agent, it shall prepare and present, on behalf of itself, the Agent and the Secured Parties, claims under all insurance policies in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any such policy, the applicable insured party shall promptly notify the Agent of such claim and deposit, or cause to be deposited, the proceeds of any such claim into the Collection Account.
(g)    If a Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the applicable Borrower shall, immediately upon receipt of any Insurance Proceeds deposit all such Insurance Proceeds either (i) into the Insurance Proceeds Account and promptly commence and diligently pursue the completion of the restoration of such Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, such restoration to be completed in accordance with the Renovation Standards or (ii) deposit all Insurance Proceeds into the Collection Account, which Insurance Proceeds shall be applied in accordance with the provisions of Section 2.7(c); provided, that, if the amount of total Insurance Proceeds in respect of any one Casualty shall exceed 20% of the Advances Outstanding at such time, the Required Lenders shall have a right to direct whether the proceeds shall be applied as described in clause (i) or (ii) above. The applicable Borrower shall give prompt written notice (but in no event more than two (2) Business Days after the occurrence of any such Casualty) of any such Casualty resulting in either (i) a Property being destroyed in whole or (ii) damage to one or more Properties in an amount equal to or greater than $250,000 in any single occurrence (fire, named windstorm, etc.). The Borrowers shall pay all costs of such restoration whether or not such costs are covered by insurance. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the Borrowers.
(h)    The Borrowers shall deliver to the Agent, within ten (10) days of the Agent’s request, certificates of insurance, in a form acceptable to the Agent, setting forth the particulars as to all insurance policies required hereunder, that all premiums due thereon have been paid and that the same are in full force and effect. Not later than fifteen (15) days prior to the expiration date of each of the insurance policies required hereunder the Borrowers shall deliver to the Agent a certificate of insurance, evidencing renewal of coverage as required herein or binders of all such renewal policies, if available. Within thirty (30) days of written request by the Agent, the Borrowers shall provide full and complete copies of all insurance policies required hereunder. The Agent shall not be deemed by reason of the custody of any such insurance policies, certificates or binders or copies thereof to have knowledge of the contents thereof. If any Borrower fails to maintain any insurance policy as required pursuant to this Section 6.7, the Agent may, at its option, obtain such insurance policy using such carriers and agencies as the Agent shall elect from year to year (until such Borrower shall have obtained such insurance policy) and pay the premiums therefor, and the Borrowers shall reimburse the Agent on demand for any premium so paid, with interest thereon at the Interest Rate from the time such premiums are paid by the Agent until the same are reimbursed by Borrowers, and the amount so owing to the Agent shall constitute a portion of the Obligations.

(i)    The Borrowers agree that upon completion of the May 15, 2013 PML described in Section 6.7(a)(i), such PML will be delivered to the Agent and the Lenders for their review, including the replacement cost assumptions used therein. If, following the review by the Agent or the Lenders, the Agent or any Lender disagrees with the replacement cost assumptions used in such PML, the objecting Party shall post such objection to the Data Site, together with its reasons therefor and its suggested replacement cost assumptions. Upon any such posting to the Data Site, the Borrower Representative or the Master Property Manager shall respond to such objection, stating its reasons with specificity and providing reasonable evidence to support its replacement cost assumptions. If such replacement cost assumptions differ by less than 5%, the higher such replacement cost assumption shall be the replacement cost assumption used for all future PMLs and for the determination of any Replacement Cost. If the replacement cost assumptions differ by 5% or more, the Borrower Representative and the Agent shall submit such replacement cost assumptions to an independent insurance consultant chosen by the Agent and such independent insurance consultant’s determination of the replacement cost assumptions shall be the replacement cost assumption used for all future PMLs, for the determination of any Replacement Cost and all applicable insurance policies required to be maintained hereunder shall promptly be revised to reflect any adjustments in coverages related to any adjustment in the Replacement Cost.
(j)    Prior to any replacement of any insurance policy required to be maintained hereunder, the Master Property Manager shall submit to the Agent and any consultant engaged by the Agent to review the insurance policies of the Borrowers, copies of all insurance policies and their expected coverages upon such replacement. Upon posting to the Data Site of such documents, (i) the Lenders shall have three (3) Business Days to submit a Formal Objection to any proposed coverages and (ii) the Agent and any consultant engaged by it for review of such insurance policies shall commence their review of the insurance policies, their coverages, deductibles, co-insurance provisions, conditions, assumptions (including replacement cost assumptions) and any other provision of such insurance policies provided or not provided and, within ten (10) Business Days after such posting by the Agent shall the Master Property Manager whether the Agent approves the same. Each Borrower shall maintain insurance policies that have been approved by the Agent.
Section 6.8    Single Purpose Entity. It shall:
(a)    own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Loan Document;
(b)    not incur any Debt or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as permitted under Section 7.1 or as otherwise permitted under this Agreement;

(c)    not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition, conversion or maintenance of Properties in connection with the Loan Documents;
(d)    pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;
(e)    comply with the provisions of its Governing Documents;
(f)    do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the consent of the Agent and the Required Lenders;
(g)    maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Applicable Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of such Person from such Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Person’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Applicable Law or such Person is a disregarded entity);
(h)    be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other (except to the extent it is treated as a division of another Person under applicable tax laws);
(i)    maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent;
(j)    not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein);
(k)    except to the extent permitted by the Cash Management Requirements, not commingle its funds or other assets with those of any Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(l)    maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;
(m)    except as provided for in the Loan Documents, not hold itself out to be responsible for the debts or obligations of any other Person;
(n)    not, without the prior unanimous written consent of the holders of 100% of its Equity Interests, take any Insolvency Action;
(o)    [reserved];
(p)    [reserved];
(q)    not enter into any transaction with an Affiliate of any of the Borrowers except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;
(r)    use separate stationary, invoices and checks bearing its own name;
(s)    allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate;
(t)    except as provided for in the Loan Documents, not pledge its assets to secure the obligations of any other Person; and
(u)    not form, acquire or hold any subsidiary or own any equity interest in any other entity other than as expressly permitted under this Agreement or the other Loan Documents.
Section 6.9    Taxes and Other Charges. It shall pay, or shall cause to be paid, all Taxes and Other Charges now or hereafter levied or assessed or imposed against any Property or any part thereof as the same become due and payable, other than such amounts that constitute De Minimis Liens, HOA and Tax Amounts. It shall furnish, or cause to be furnished, to the Agent receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. It shall not suffer and shall promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against any Collateral other than Permitted Liens. After prior written notice to the Agent, it may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that § no Default or Event of Default has occurred; § such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrowers are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; § neither the Collateral nor any Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; § it shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; § such proceeding shall suspend the collection of such contested Taxes or Other Charges, from the released Property; § appropriate reserves have been established in accordance with GAAP and § it shall furnish such security as may be required in the proceeding, or as may be requested by the Agent, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. The Agent may apply such security or part thereof held by it at any time when, in its judgment, the validity or applicability of such Taxes or Other Charges are established or the Property or any other of its asset (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien granted hereunder being primed by any related Lien.
Section 6.10    Litigation. It shall give prompt written notice of the Agent and the Lenders of any litigation or governmental proceedings pending or, to its knowledge, threatened against it which could reasonably be expected to have a Material Adverse Effect.
Section 6.11    Cooperate in Legal Proceedings. It shall cooperate fully with each Lender and the Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of any Secured Party hereunder or any rights obtained by any Secured Party under any of the other Loan Documents and, in connection therewith, permit the Agent, at its election, to participate in any such proceedings; provided that this covenant shall not apply to any such proceedings brought by any Borrower-Related Party or one of their Affiliates and relates to the transactions contemplated hereby.
Section 6.12    Estoppel Statement. After request by the Agent, it shall within ten (10) days furnish the Agent with a statement, duly acknowledged and certified, setting forth § the Facility Amount Outstanding as of such date, § the Interest Rate, § the date interest and/or principal were last paid, § any offsets or defenses to the payment of the Obligations evidence by this Agreement, and § that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
Section 6.13    Environmental Covenants.
(a)    It covenants and agrees that • all uses and operations on or of each Property, whether by it or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto and it shall not cause or permit any such Property to be in material violation of any applicable Environmental Law; • it shall notify the Agent, the Valuation Agent and each Lender in writing promptly upon receipt by such Borrower of notice of any Environmental Claim or such Borrower’s obtaining knowledge of any Property not being in compliance with any Environment Laws, in any such case, that could reasonably be expected to result in a Material Adverse Effect or could cause any Property to become subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Law or any Lien imposed pursuant to any Environmental Law (an “Environmental Lien”); • it shall keep the Properties owned by it free and clear of all Environmental Liens except for any Environmental Lien to which the Agent has given its prior written consent (subject to the right of a Lender to submit a Formal Objection to any such Environmental Lien within three (3) Business Days after the Borrower Representative posts to the Data Site notice of the Agent’s approval; • upon request from the Agent from time to time when any Obligations remain outstanding, and provided that the Agent then has reasonable cause to believe that a Property or any adjoining property is contaminated with Hazardous Materials or is otherwise not in compliance with Environmental Laws in all material respects, at the sole cost and expense of the Borrowers, it will cause to be prepared and submitted to the Agent (and posted to the Data Site) an environmental survey and report (an “Environmental Report”) concerning such Property prepared by or in conjunction with a qualified environmental engineering firm approved by the Agent, which Environmental Report, at the option of the Agent, shall (A) identify any Hazardous Materials existing in, on, under or about such Property, (B) assess the related Borrower’s compliance with the requirements of all applicable Environmental Laws, (C) set forth recommendations and procedures for the containment, removal or cleanup of any Hazardous Materials and the maintenance, repair or decontamination of such Property in compliance with Environmental Laws and (D); and otherwise be in form, substance and scope reasonably required by the Agent; • it shall share, at the sole cost and expense of the Borrowers, with the Valuation Agent and each Lender any Environmental Report prepared pursuant to this paragraph, and the Agent and the other Indemnified Parties shall be entitled to rely on such Environmental Reports; and • it shall, at its sole cost and expense, comply with all reasonable written requests of the Agent to reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Property.
(b)    The Agent and any other Person designated by the Agent, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall, subject to the rights of tenants pursuant to Leases entered into in accordance with the terms hereof, have the right, but not the obligation, to enter upon any Property at any time following any failure by any Borrower to timely deliver any Environmental Report requested in compliance with the provisions of Section 6.13(a) to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the Agent’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. It shall cause each Property Manager to cooperate with and, subject to the rights of tenants pursuant to Leases entered into in accordance with the terms hereof, provide access to the Agent and any such Person or entity designated by the Agent.

Section 6.14    Performance and Compliance with Loan Documents. It will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under each Loan Document to which it is a party.
Section 6.15    OFAC.
(a)    It will (i) prior to entering into a Lease with a Tenant, confirm that such Tenant is not a Person (A) that is subject to the provisions of EO13224 or (B) whose name appears on OFAC's most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gof/ofac/t11sdn.pdf) and (ii) not enter into a Lease with a Tenant that is listed on either of the lists described in clause (i) hereof.
(b)    Notwithstanding the foregoing, if a Responsible Officer of any Borrower determines or obtains knowledge that a Tenant is on one of the lists described in this Section 6.15, it shall promptly provide notice of such determination to the Agent and the Lenders, within two (2) Business Days.
Section 6.16    Inspection Rights. The Agent and the Lenders (and their respective agents or professional advisors) shall have the right, from time to time, at their discretion and upon reasonable prior notice to the relevant party, to visit and inspect any of the offices of any Borrower, to discuss the affairs, finances and condition of any Borrower with the officers thereof and independent accountants therefor and to examine, and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of the Borrowers, or held by another for a Borrower or on its behalf, concerning or otherwise affecting the Properties, the Loan Documents, the Borrower Representative, the Operating Partnership, Silver Bay, or any Borrower. The Agent and the Lenders (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Agent and the Lenders (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority. Upon notice and during regular business hours, each Borrower agrees to promptly provide the Agent and the Lenders (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) the Agent and the Lenders (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Borrowers in connection with the Properties and the Loan Documents. Each Borrower will make available to the Agent and the Lenders (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to such Borrower and the Properties and to assist in the Agent’s and the Valuation Agent’s diligence. In addition, the Borrowers shall provide, or shall cause the Borrower Representative and each Property Manager to provide, the Agent and the Valuation Agent (and their respective agents or professional advisors) from time to time, at their discretion and upon reasonable prior notice to the relevant party, with access to such Person to visit and inspect the offices of such Person and to examine, and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of such Persons, concerning or otherwise affecting the Properties. All costs and expenses incurred by the Agent, the Lenders and the Valuation Agent (and their respective agents or professional advisors) in connection with the due diligence and other matters outlined in this Section shall be paid by the Borrowers. Notwithstanding the foregoing, all inspections of Properties shall be subject to the rights of tenants pursuant to Leases entered into in accordance with the terms hereof.
Section 6.17    HOA Dues. It will pay, or cause to be paid, in full when due all home owners’ association dues and fees for each Property owned by it.
Section 6.18    Conversion to Stabilized Property. It will complete and pay for all repairs and make all capital expenditures necessary to repair and renovate any Financed Non-Stabilized Property owned in accordance with the budget and timeframe submitted to the Agent in connection with the Advance made in respect of such Financed Non-Stabilized Property and that is necessary to render such Property a Stabilized Properties. If it becomes aware of any event, circumstance or other reason that such Financed Non-Stabilized Property will not be converted to a Stabilized Property within the timeframe submitted to the Agent in connection with the Advance made in respect of such Financed Non-Stabilized Property, it will promptly provide written notice to the Agent thereof, together with the reasons for such delay and a new timeframe for conversion, which shall be subject to the approval of the Agent (subject to the right of a Lender to post a Formal Objection within three (3) Business Days after such notice is posted to the Data Site).
Section 6.19    Hedging Arrangements.
(a)    On or before the sixtieth (60th) day following the Effective Date, each Borrower (or the Borrowers collectively) shall enter into one (1) or more Hedge Transactions constituting an interest rate cap agreement whereby the related Hedge Counterpart is obligated to make payments to the Borrowers if, and to the extent by which, LIBOR exceeds 3.0% and which are otherwise in form and substance satisfactory (including the notional amount, term and amortization rate (if any) of such Hedge Transaction) to the Agent (subject to the right of the Lenders to submit a Formal Objection within three (3) Business Days after a draft of the related Hedge Transaction is initially posted to the Data Site by the Borrower Representative) and each such Hedge Transaction shall be entered into with a Hedge Counterparty selected by the Borrower and acceptable to the Agent and the Lenders and governed by a Hedging Agreement. The Borrowers will maintain such interest rate cap agreements with an aggregate notional amount, as of any date of determination, not less than the Advances Outstanding on such date. In addition, any Borrower (or the Borrowers collectively) may enter into one or more Hedge Transactions otherwise satisfying the requirements of the preceding sentence if the notional amount, term and amortization rate (if any) of such Hedge Transaction(s) have been approved by the Agent in writing prior to the effective date of such Hedge Transaction(s).
(b)    As additional security hereunder, the Borrowers have collaterally assigned to the Agent for the benefit of the Secured Parties all right, title and interest of the Borrowers in the Hedge Collateral. The Borrowers each acknowledge that, as a result of that collateral assignment, no Borrower may, without the prior written consent of the Agent (unless a Lender is the Hedge Counterparty and such Hedge Counterparty is a “Defaulting Party” under the Hedging Agreement or Hedge Transaction), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrowers’ right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrowers’ obligations hereunder. Nothing herein shall have the effect of releasing any Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Agent or any Secured Party for the performance by any Borrower of any such obligations. The Borrowers agree that they will not (i) enter into any Hedge Transaction that would subject any portion or all of the Collateral to regulation under the Commodity Exchange Act or the rules thereunder (collectively, the “Act”), and (ii) take any action that would cause the Calculation Agent or the Paying Agent to be required to register as a commodity pool operator under the Act. The Borrowers agree to defend, indemnify and hold harmless the Secured Parties in connection with any breach of the Borrowers’ obligations hereunder.
(c)    The Borrowers agree that they will not (i) enter into any Hedge Transaction that would subject any portion or all of the Collateral to regulation under the Commodity Exchange Act or the rules thereunder (collectively, the "Act"), and (ii) take any action that would cause the Trustee, the Calculation Agent or the Paying Agent to be required to register as a commodity pool operator under the Act. The Borrowers agree to defend, indemnify and hold harmless the Secured Parties in connection with any breach of the Borrowers' obligations hereunder.
Section 6.20    Anti-Money Laundering Laws. It will comply with all applicable Anti-Money Laundering Laws and shall provide notice to the Agent and the Lenders, within two (2) Business Days, of any Anti-Money Laundering Law regulatory notice or action involving it.

Section 6.21    Maintenance of Properties. It will keep and maintain each of its Properties in a good, safe and habitable condition and repair, and from time to time make, or safe and habitable condition and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.
Section 6.22    Maintenance of Documents Relating to Properties. The Borrower shall deliver to the Data Site any new Lease entered into by a Borrower with respect to a Financed Property that is required to be a part of the Document Package.
Section 6.23    Transfer of Financed Properties to the Borrower TRS. If any other Borrower transfers any Financed Property to the Borrower TRS, the Borrower TRS shall deliver to the Agent on or before the date of such transfer: either (i) a new Title Insurance Policy (or a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Financed Property) naming the Borrower TRS as the fee owner of the applicable Financed Property, (ii) an endorsement to the existing Title Insurance Policy in form and substance reasonably acceptable to the Agent naming the Borrower TS as the fee owner of the applicable Financed Property and indicating that such Financed Property is not subject to any new exceptions (other than Permitted Liens), (iii) to the extent available and applicable in the state where the applicable Property is located and customarily accepted by similarly situated lenders, evidence satisfactory to Agent in its sole discretion, that the Title Insurance Policy for each respective Financed Property, by its terms, remains valid and in full force and effect following and notwithstanding the conveyance of the Financed Property to the Borrower TRS (with the Borrower TRS as fee owner thereof) or (iv) written confirmation from a Qualified Title Insurance Company that, after giving effect to the transfer of a Financed Property from a Borrower to the Borrower TRS, the Borrower TRS will be an insured under the applicable Title Insurance Policy. No prepayment shall be required in connection with any transfer pursuant to this Section 6.23.

ARTICLE 7
NEGATIVE COVENANTS
Each of the Borrowers, respectively, covenants with each Lender and the Agent that for so long as this Agreement is outstanding:
Section 7.1    Debt. It shall not create, incur, assume, guaranty, or suffer to exist any Debt other than: § Obligations owing pursuant to this Agreement and the other Loan Documents; § endorsements of instruments or other payment items for deposit in the ordinary course of business; § unsecured Debt and other obligations not to exceed $10,000 in the aggregate at any time; § trade debt incurred in the ordinary course and § Debt in respect of any Hedge Transaction entered into in compliance with Section 6.19.

Section 7.2    Liens; Dispositions. It shall not create, incur, assume or suffer to exist any Lien on all or any part of its assets (including, without limitation, the Collateral) other than Permitted Liens. It shall not sell, convey, transfer, assign or permit any sale, conveyance, transfer or assignment of its assets or any interest therein by operation of law or otherwise, except to the extent contemplated by this Agreement. It shall not sell, assign, convey, or otherwise transfer any of Property owned by it, except to the extent contemplated by this Agreement.
Section 7.3    Investments. It shall not directly or indirectly, lend money or extend credit (by way of guarantee, assumption of debt or otherwise) or make advances to any Person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except to the extent contemplated by this Agreement.
Section 7.4    Mergers; Consolidations; Sales of Assets; Etc. It shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or any sale, lease or transfer of all or any substantial part of its assets.
Section 7.5    Line of Business. It shall not make any material change in the nature or conduct of its business as conducted on the Effective Date.
Section 7.6    Subsidiaries. It shall not organize, form or acquire any subsidiaries other than as explicitly provided in this Agreement.
Section 7.7    Amendment, Modification of Documents or Accounts. It shall not, without the prior written consents of the Agent and the Required Lenders, amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of (a) any Loan Document, (b) its Governing Documents, (d) the Collection Account or (e) any Reserve Account.
Section 7.8    Bad Acts. It shall not, and it shall not cause or permit any its subsidiaries, to:
(a)    misappropriate, misapply or convert any Collections, security deposits, or similar amounts derived from any of the Property;
(b)    fail to pay any homeowners association dues, taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of the Properties, as well as all similar claims which if unpaid might become a lien or charge upon a Borrower, any Property or any other item constituting Collateral or any part thereof (“HOA or Tax Amounts”), unless, in each case, they (i)

constitute De Minimis Liens, HOA or Tax Amounts or (ii) the same are not delinquent and are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP, but only to the extent of: (x) Collections received with respect to the Properties and funds in the Insurance and Tax Reserve Account available to pay such HOA or Tax Amounts; and (y) amounts distributed to the Borrowers or Borrower Representative pursuant to Section 2.8(b)(xiii) of the Credit Agreement as a result of a failure to include in the Insurance and Tax Reserve Account Required Amounts sufficient amounts for HOA or Tax Amounts, whether such failure resulted from a miscalculation or otherwise (and for avoidance of doubt, unpaid HOA or Tax Amounts shall constitute losses under this subsection (ii), but only to the extent of (x) and (y) above);
(c)    remove and fail to replace (with personal property of the same utility and of similar value) any fixtures, equipment, and/or other articles of personal property owned by it and attached as fixtures to, or used as fixtures in connection with, any Property owned by it, except for removal of obsolete or unnecessary fixtures in the ordinary course of maintaining and renovating such Property;
(d)    misapply, misappropriate or convert or permit, to the extent of its power, any of its Affiliates to misappropriate, misapply or convert of any Insurance Proceeds, construction proceeds, Condemnation Proceeds, Conveyance Proceeds, any amounts withdrawn from the Ongoing Reserve Account for the payment of Qualified Expenses or Excess Expenses, any amounts withdrawn from the Insurance and Tax Reserve Account for the payment of any real property taxes or assessments or insurance premiums, any amounts withdrawn from the Renovation Cost Reserve Account for the payment of renovation costs, any amounts withdrawn from the Insurance Proceeds Account for the payment of costs and expenses of repairs to any related Property and/or security deposits affecting any Property;
(e)    commit any act(s) of actual waste on or with respect to any Property owned by it;
(f)    to the extent of Collections received with respect to the Properties and funds in the Insurance and Tax Reserve Account available therefore, fail to maintain insurance with respect to any Property owned by it or otherwise as required in this Agreement;
(g)    directly or indirectly transfer title to its Equity Interests;
(h)    engage in any fraud, willful misconduct or intentional misrepresentation in connection with this Agreement or any other Loan Document;
(i)    without the prior written consent of the owner of its Equity Interest (the Trust Guarantor, which consent shall be granted only upon prior written consent of the holder of the

Equity Interest in the Trust Guarantor), take any action that is, or in contemplation or furtherance of, any Insolvency Action;
(j)    voluntarily seek, cause or take any action to effect its dissolution or liquidation;
(k)    assert that this Agreement or any other Loan Document, or any Lien arising thereunder, is not the legal, valid and binding obligation of such Person or any other party thereto;
(l)    sell, convey, voluntarily transfer or voluntarily encumber any Property or other Collateral other than in compliance with the provisions of this Agreement and the other Loan Documents; or
(m)    take any action, or fail to take any action, which materially prevents, delays or hinders the perfection of the Lien of the Agent in any portion or all of the Collateral.
Section 7.9    Restricted Payments. It shall not, directly or indirectly, declare, pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing; provided, that any Borrower may declare, pay or make Permitted Distributions.
Section 7.10    Accounts. It shall not establish, maintain or suffer to exist any Deposit Account or Securities Account by or on behalf of itself except as permitted by this Agreement or another Loan Document.
Section 7.11    Equity Interests. It shall not issue or grant any right to any Person to receive, directly or indirectly, any Equity Interests.
Section 7.12    No Other Accounts. It shall not, except to the extent expressly permitted by this Agreement, (i) open or permit to remain open any cash, securities or other account with any bank, custodian or institution, (ii) open or permit to remain open any sub-account of any cash, securities or other account with any bank, custodian or institution, (iii) permit any funds of Persons other than the Borrowers to be deposited or held in any of the Collection Account, the Loan Account, the Insurance Proceeds Account or the Reserve Accounts or (iv) permit any cash (including any Collections or other proceeds of any Properties) to be deposited or held in any account other than cash and Permitted Investments that could be distributed as a Restricted Payments by a Borrower unless such account is subject to an Account Control Agreement.
ARTICLE 8
DEFAULT
Section 8.1    Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a)    Failure to Pay. Any Borrower shall default in the payment of • the Advances Outstanding on the Scheduled Maturity Date, • any Interest Payment Amount is not paid in full on any Payment Date and such failure continues for two (2) Business Days, or • any other amount (including fees, expenses or other obligations) payable to the Agent or any other Secured Party hereunder or under any other Loan Document is not paid when due and such failure continues for five (5) Business Days.
(b)    Failure to Observe Covenants. • Any Borrower shall fail to perform or comply with any term or condition contained in Section 6.2, Section 6.3, Section 6.6, Section 6.7, Section 6.8, Section 6.9, Section 6.10 or Article 7 of this Agreement, • any Borrower shall fail to perform or comply with any other term or condition contained in this Agreement (other than Section 5.19 or Section 6.15(a)) or any other Loan Document and such failure specified in this subclause (ii) shall continue for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of the Borrower Representative has knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrower Representative by the Agent or any Lender or • the Master Property Manager shall fail to perform or comply with any other term or condition contained in this Agreement and such failure specified in this subclause (iii) shall continue for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of the Master Property Manager has knowledge of such failure and (2) the date upon which written notice thereof is given to the Master Property Manager by the Agent or any Lender.
(c)    Failure to Observe OFAC. Any failure on the part of any Borrower to duly observe or perform any of its covenants set forth in Section 6.15(a) or the representation and warranty in Section 5.19 shall fail to be correct in respect of a Tenant of any Property and, in each case, the applicable Borrower fails to notify OFAC within five (5) Business Days of obtaining knowledge that such Tenant is on any of the lists described in those sections and promptly take such steps as may be required by OFAC with respect to such Tenant.
(d)    Misrepresentation. Any representation or warranty contained in this Agreement or any other Loan Document shall be or shall have been or proves to be incorrect, false or misleading in any material respect (without duplication of any materiality qualifier contained herein or therein) when made or deemed made, without regard to any knowledge or lack of knowledge thereof by the Agent or any Lender; provided that it shall not be an Event of Default under this clause (c) in the event of a breach of a representation or warranty contained on Schedule 2 hereto so long as one or more additional or substitute Eligible Properties is made part of the Facility within thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of the Borrower Representative has knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrower Representative by the Agent or any Lender and, as a result thereof, such breach ceases to exist as of such thirtieth (30th) day.

(e)    Judgments. Any judgment or order or series of judgments or orders for the payment of money • is rendered against any Borrower, the Trust Guarantor or the LLC Guarantor by a court of competent jurisdiction, unless such judgment(s) or order(s) has, within thirty (30) days of the entry thereof, been vacated, satisfied, dismissed or bonded pending appeal or, in the case of judgment(s) or order(s) the entire amount of which is covered by insurance (subject to applicable deductibles), the insurer in respect of which has accepted complete liability therefor in writing or • is rendered against the Master Property Manager or the Sponsor by a court of competent jurisdiction, which judgment or judgments (in the aggregate exceed $1,000,000, unless such judgment(s) or order(s) has, within sixty (60) days of the entry thereof, been vacated, satisfied, dismissed or bonded pending appeal or, in the case of judgment(s) or order(s) the entire amount of which is covered by insurance (subject to applicable deductibles), the insurer in respect of which has accepted complete liability therefor in writing.
(f)    Voluntary Bankruptcy; Appointment of Receiver. Any Borrower, the Borrower Representative or any Guarantor • becomes unable, or fails, or admits in writing its inability, to generally pay its debts as such debts become due, • makes an assignment for the benefit of creditors, • files a petition in bankruptcy, • petitions or applies to any tribunal for any receiver or any trustee of such Person or any substantial part of the property of such Person, • commences any proceeding relating to such Person under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed or • the board of directors (or similar governing body) of such Person (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(e).
(g)    Involuntary Bankruptcy. If, • within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against any Borrower, the Borrower Representative or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, • within thirty (30) days after the appointment, without the consent or acquiescence of such Person, of any trustee, receiver or liquidator of such Person or all or any substantial part of the properties of such Person, the appointment shall not have been vacated or (ii) any order for relief is granted in any bankruptcy proceeding against such Person.
(h)    Dissolution. Any action is taken that is intended to result, or results, in the dissolution, liquidation or termination of the existence of any Borrower, the Borrower Representative or any Guarantor.
(i)    Tax or ERISA Liens. The IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of any Borrower or any Guarantor and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Borrower or any Guarantor and such Lien shall not have been released within five (5) Business Days.
(j)    Lien Not First Priority. The Agent shall fail for any reason to have a first priority perfected security interest in all or any portion of Pledged Securities.
(k)    Defaults Under Other Agreements. Any default by the Operating Partnership or Silver Bay under any agreement to which such Person is a party, which default is not cured within any applicable cure period or waived and with respect to which the amount claimed exceeds $1,000,000, singly or in the aggregate.
(l)    Master Property Manager Event of Default. Any Master Property Manager Event of Default occurs and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of the Master Property Manager has knowledge of such event and (2) the date upon which written notice thereof is given to the Master Property Manager by the Agent or any Lender.
(m)    Termination of Master Property Management Agreement. At any time on or after the Master Property Manager Account Effective Date, the Master Property Management Agreement shall terminate.
(n)    Termination of Master Property Manager Blocked Account Agreement. The Master Property Manager Blocked Account Agreement shall terminate.
(o)    Termination of Lockbox Agreement. At any time on or after the Master Property Manager Account Effective Date, the Lockbox Agreement shall terminate without the consent of the Agent.
(p)    Failure to Maintain Master Property Manager Account or the Lockbox. At any time on or after the Master Property Manager Account Effective Date, the Master Property Manager shall fail to perform or fail to cause the Master Property Manager Account Bank to perform any of its duties relating to the Master Property Manager Account as described in Section 2.26 hereof or the Lockbox shall terminate.
(q)    Termination of an Eligible Property Management Agreement, Property Management Agreement, Property Manager Acknowledgement or Blocked Account Control Agreement. Any (i) Eligible Property Management Agreement or Property Management Agreement shall terminate and such agreement is not replaced with an Eligible Property Management Agreement with a Property Manager within sixty (60) days after the date of such termination (provided that, if such an Eligible Property Management Agreement has not been entered into within thirty (30) days after the date of such termination, the Master Property Manager shall, or shall cause one of its Affiliates to, undertake the property management duties related to such Properties in accordance with the provisions of this Agreement), (ii) Property Manager shall resign and such Person is not replaced with another Property Manager pursuant to an Eligible Property Management Agreement within thirty (30) days after the date of such resignation, (iii) any Blocked Account Control Agreement shall terminate without the consents of the Agent and the Required Lenders and such agreement is not replaced with another Blocked Account Control Agreement within thirty (30) days after the date of such termination or (iv) any Property Manager Acknowledgement shall terminate without the consents of the Agent and the Required Lenders and such agreement is not replaced within thirty (30) days after the date of such termination.
(r)    Change of Control. A Change of Control shall occur.
(s)    Loan Documents. At any time after the execution and delivery thereof, • this Agreement or any other Loan Document ceases to be in full force and effect or shall be declared null and void, or the Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or • any Borrower, the Master Property Manager, any Guarantor or any of their respective Affiliates shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party.
(t)    Insolvency Opinions. Any of the assumptions contained in any non-consolidation opinion letter delivered by Orrick, Herrington & Sutcliffe LLP on the Effective Date or in connection with any Joinder is, or shall become, untrue in any material respect.
(u)    Guarantor Default. Any Guarantor Default shall occur.
(v)    Ratio Compliance. Any of the following shall occur:
(i)    the Debt Service Coverage Ratio is less than 1.25:1;
(ii)    the Debt Yield Ratio is less than 7.0%;
(iii)    the Loan To Value Ratio for Non-Stabilized Properties exceeds 70% for thirty (30) consecutive days after the most recent Quarterly Valuation; or
(iv)    the Loan To Value Ratio for Stabilized Properties exceeds 70% for thirty (30) consecutive days after the most recent Quarterly Valuation.
(w)    Sponsor Financial Covenants. The failure by Silver Bay to be in compliance with any Sponsor Financial Covenant at any time.
(x)    [Reserved].

(y)    Monthly Net Cash Flow Reserve Account Required Deposit Amounts. The Borrowers shall fail to deposit to the Monthly Net Cash Flow Reserve Account any Monthly Net Cash Flow Required Deposit Amount, in full in immediately available funds, on the related Monthly Net Cash Flow Reserve Account Required Deposit Amount Deposit Date.
(z)    Linked Accounts. The Master Property Manager Account or any Property Manager Account that is at any time subject to a Blocked Account Control Agreement shall at any time have any other account, other than the Collection Account, linked to such account, whether by a zero balance account connection or other automated funding mechanism.
Section 8.2    Remedies Upon Default.
(j)    Upon the occurrence of any Event of Default, the obligation, if any, of each Lender to make Advances shall terminate and the Agent may, and at the direction of the Required Lenders shall, by notice to the Borrower Representative, declare the Termination Date to have occurred (provided, that upon the occurrence of any Event of Default described in Section 8.1(e), (f) or (g), no such declaration shall be necessary and the acceleration hereinafter described shall occur automatically), whereupon the Advances Outstanding shall be accelerated and the same, and all interest accrued thereon and all other Obligations, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding, and the Agent, on behalf of the Lenders, shall have any and all rights and remedies available to it under Applicable Law, this Agreement and the other Loan Documents or otherwise and shall, at the direction of the Required Lenders and subject to compliance with the provisions of Article 9, take such actions and exercise such powers as so directed and to enforce such rights and remedies under Applicable Law, this Agreement and the other Loan Documents, including with respect to the Collateral and in any event, including, without limiting the generality of the foregoing, the right to sell, assign or otherwise dispose of the Collateral or any part thereof, at public or private sale in accordance with Applicable Law.
(k)    No right or remedy herein conferred upon the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.
(l)    No course of dealing between the Borrowers, on the one hand, and the Agent or any Secured Party, on the other hand, or any failure or delay on any Secured Party’ or Agent’s part in exercising any rights or remedies hereunder or under any Loan Document shall operate as a waiver of any rights or remedies of the Agent or any Secured Party and no single or partial exercise of any rights or remedies hereunder or thereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.
(m)    For the avoidance of doubt, any sales, use, excise, value-added, gross receipts (in the nature of a sales tax), services, consumption, and other similar transaction-based taxes, however designated, that are properly levied by any Governmental Authority upon or in respect of the exercise of rights and remedies by the Agent and the other Secured Parties under this Agreement shall be deemed to be, for all purposes, an Advance.
ARTICLE 9
THE AGENT
Section 9.1    Authorization and Action.
(n)    Each Lender hereby designates and appoints Bank of America, National Association (and Bank of America, National Association accepts such designation and appointment) as Agent hereunder, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any other party hereto or any of their respective successors or assigns. The Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.
(o)    Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.
Section 9.2    Delegation of Duties. The Agent may execute any of its duties under any of the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 9.3    Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by any Borrower, the Borrower

Representative, the Master Property Manager, the Sponsor or any other party in this Agreement or in any other Loan Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any Borrower, the Borrower Representative, any Guarantor, the Master Property Manager or the Sponsor to perform any of their respective obligations hereunder, or for the satisfaction of any condition specified herein. The Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower, the Borrower Representative, any Guarantor, the Master Property Manager or the Sponsor.
Section 9.4    Reliance.
(k)    The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by the Agent.
(l)    The Agent shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders, on a several basis, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
(m)    The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or any Lender, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.
(n)    The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or any Lender, as applicable.
(o)    The Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice thereof from a Borrower, the Borrower Representative, any Guarantor, the Master Property Manager, the Sponsor or a Secured Party. In the event that the Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders.
Section 9.5    Non-Reliance on Agent. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, the Borrower Representative, any Guarantor, the Master Property Manager or the Sponsor shall be deemed to constitute any representation or warranty by the Agent to the Lenders. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers, the Borrower Representative, any Guarantor, the Master Property Manager and the Sponsor and the Collateral and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers, the Borrower Representative, any Guarantor, the Master Property Manager and the Sponsor and the Collateral. Except for notices, reports and other documents received by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower, the Borrower Representative, any Guarantor, the Master Property Manage, the Sponsor or the Collateral which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.6    Indemnification. Each Lender agrees to indemnify, severally, in proportion to each such Lender's then-applicable Pro Rata Share, the Agent in its capacity as such (without limiting the obligation (if any) of the Borrowers to reimburse the Agent for any such amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Agent.
Section 9.7    Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower, the Borrower Representative, any Guarantor, the Master Property Manager, the Sponsor and any other party to a Loan Document as though it were not the Agent hereunder. None of the provisions to this Agreement shall require the Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Section 9.8    Successor Agents. The Agent may resign as Agent upon thirty (30) days’ notice to each Lender and the Borrower Representative with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. In addition, the Required Lenders may remove the Agent as Agent upon thirty (30) days' notice to the Agent, each Lender and the Borrower Representative upon a finding certified to by such Required Lenders that the Agent has materially breached its duties hereunder, which notice shall set forth with specificity the nature and dates of any such material breaches. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent, which may be a Lender, and, if not a Lender, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed). Any successor Agent shall succeed to the rights, powers and duties of resigning or removed Agent, and the term “Agent” shall mean such successor Agent, effective upon (and the former Agent's rights, powers and duties as Agent shall be terminated upon) (i) the execution, acknowledgement, and delivery by such successor Agent of an instrument accepting such appointment and assuming all duties and obligations of the Agent under this Agreement and (ii) the execution, acknowledgement, and delivery by such successor Agent of instruments accepting such appointment and assuming all duties and obligations of the Agent under each other Loan Document to which the Agent is a party. Thereupon, the resignation or removal of the former Agent shall become effective and the former Agent's rights, powers and duties as Agent shall be terminated and such successor Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of the former Agent under this Agreement, with like effect as if originally named as Agent. After the retiring Agent's resignation as Agent or the removal of the Agent as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
ARTICLE 10
ASSIGNMENTS AND PARTICIPATIONS

Section 10.1    Assignments and Participations.
(a)    Any Lender may, at its option, sell with novation all or any part of their right, title and interest in, and to, and under the Advances and this Agreement, on either a pro rata or senior/subordinate basis or otherwise, in the sole discretion of such Lender (an “Assignment”), to one or more additional Lenders. Prior to the occurrence of any Event of Default, the prior consent of the Borrower Representative will be required for any Assignment to any Person other than another Lender, any Participant or any Affiliate of any Lender or any Participant; such consent will not be unreasonably withheld or delayed. Each additional Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of a Lender’s (the “Assigning Lender”) rights and obligations under the Advances, and pursuant to which the additional Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each new Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of the Assigning Lender in respect of the Advances, and (ii) the Assigning Lender shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.
(b)    Each of the Borrowers agrees that it shall, in connection with any sale of all or any portion of the Advances, whether in whole or to any new Lender or Participant, within ten (10) Business Days after requested by the Agent, furnish the Agent with the certificate required under Section 6.12 hereof and such other information as reasonably requested by any new Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Advances.
(c)    Each of the Borrowers shall execute supplemental notes in the principal amount of each new Lender’s Pro Rata Share of the Advances substantially in the form of the Note, and such supplemental note shall • be payable to order of such new Lender, • be dated as of the Effective Date, and • mature on the Scheduled Maturity Date. Each such supplemental note shall provide that it evidences a portion of the existing Obligations hereunder and under the Note and not any new or additional indebtedness of the Borrowers. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.
(d)    The Agent shall maintain at its domestic lending office, or at such other location as the Agent, shall designate in writing to each Lender and the Borrower Representative, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of each Lender, the amount of each Lender’s Pro Rata Share of the Advances and the name and address of each Lender’s agent for service of process (the “Register”)

and shall provide the Calculation Agent and the Paying Agent with notice of the names and addresses of each Lender and the amount of each Lender’s Pro Rata Share of the Advances after giving effect to such Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and each Lender, and each party hereto may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by the Borrowers, the Paying Agent, the Calculation Agent and each Lender during normal business hours upon reasonable prior notice to the Agent. Any Lender may change its address and its agent for service of process upon written notice to the Agent, which notice shall only be effective upon actual receipt by the Agent, which receipt will be acknowledged by the Agent upon request.
(e)    Notwithstanding anything herein to the contrary, any Lender may sell to any financial institution or other entity (such financial institution or entity, a “Participant”) a participation interest in the portion of the Advances made by such Lender (a “Participation”). Prior to the occurrence of any Event of Default, the prior consent of the Borrower Representative will be required for any Participation; such consent will not be unreasonably withheld or delayed. No Participant shall be considered a Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and a Participant’s rights in respect of such participation shall be solely against the related Lender as set forth in the participation agreement executed by and between the related Lender and such Participant. No participation shall relieve the related Lender from its obligations hereunder or under the Note or the Loan Documents and such Lender shall remain solely responsible for the performance of its obligations hereunder.
(f)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release such Lender from its funding obligations hereunder.
ARTICLE 11
THE MASTER PROPERTY MANAGER
Section 11.1    Representations and Warranties of the Master Property Manager.
To induce each Lender to enter into this Agreement and the other Loan Documents and to make Advances, the Master Property Manager hereby represents and warrants to each Lender and the Agent, on the Effective Date and on each Borrowing Date that the following statements are true and correct:

(a)    Formation and Good Standing. It has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b)    Due Qualification. It is duly qualified to do business as a limited partnership, is in good standing as a limited partnership, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to maintain such qualification, licenses or approvals could be reasonably expected to have a material adverse effect on its ability to perform its duties and obligations hereunder or under any other Loan Document to which it is a party, the ownership or lease of its property and/or the conduct of its business as currently constituted.
(c)    Power and Authority; Due Authorization. It • has all necessary partnership power, authority and legal right to o execute and deliver this Agreement and the Master Property Management Agreement and each of the other Loan Documents to which it is a party and o carry out the terms of the Loan Documents to which it is a party and • has duly authorized by all necessary partnership action the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.
(d)    Binding Obligation. This Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principals of equity (whether considered in a suit at law or in equity).
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms hereof and thereof will not • conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its Governing Documents, • result in the creation or imposition of any Lien upon any of its properties (except the Liens created by the Loan Documents), or • violate any Applicable Laws in any material respect.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority • asserting the invalidity of this Agreement or any other Loan Document, • seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or • seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the business, properties or prospects of the Master Property Manager.
(g)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution,

delivery and performance by it of this Agreement and any other Loan Document to which it is a party have been obtained.
(h)    Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by it to the Agent or any Lender in connection with this Agreement or any other Loan Document are, in all material respects, accurate, true and correct in all material respects as of the date specified therein or the date so furnished (as applicable) and, solely with respect to any unaudited financial statements delivered hereunder, subject to normal year-end audit adjustments and the absence of footnotes.
(i)    Performance. It has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder and under the Master Property Management Agreement.
Section 11.2    Covenants of the Master Property Manager.
For so long as this Agreement is outstanding:
(p)    Compliance with all Applicable Laws. The Master Property Manager will comply with all Applicable Laws, except in each case where such non-compliance could not be reasonably expected to have a material adverse effect on its ability to perform its duties and obligations hereunder or under any other Loan Document to which it is a party, the ownership or lease of its property and/or the conduct of its business as currently constituted.
(q)    Preservation of Existence. The Master Property Manager will preserve and maintain its existence as a limited partnership, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited partnership in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a material adverse effect on its ability to perform its duties and obligations hereunder or under any other Loan Document to which it is a party, on the ownership or lease of its property and/or the conduct of its business as currently constituted.
(r)    Obligations. The Master Property Manager’s duties shall include coordination and oversight of all Property Managers, including maintaining compliance by each Property Manager with its Eligible Property Management Agreement or Property Management Agreement, as applicable, and the Cash Management Requirements.
(s)    Keeping of Records and Books of Account. The Master Property Manager will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the performance of its obligations hereunder and under the Master Property Management Agreement.
(t)    Performance and Compliance with Loan Documents. The Master Property Manager will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under each Loan Document to which it is a party.
(u)    Notices. The Master Property Manager will notify the Agent and each Lender in writing and in reasonable detail as soon as possible and in any event within three (3) Business Days after the occurrence of • each Backup Property Manager Reporting Event, • each Master Property Manager Event of Default (which notice shall include a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Master Property Manager proposes to take with respect thereto), • any Lien asserted or claim made against any portion of the Collateral hereunder, any Property and any collateral under the Guarantor Pledge Agreement, of which it has or obtains knowledge or notice, • the occurrence of any breach by the Master Property Manager of any of its representations, warranties and covenants contained herein or in the Master Property Management Agreement and • the occurrence of any other event, of which it has or obtains knowledge or notice, which could reasonably be expected to have a material adverse effect on the security interest granted herein or in the Guarantor Pledge Agreement.
(v)    Enforcement of Eligible Property Management Agreements and Property Management Agreements. The Master Property Manager shall • enforce the provisions of each Eligible Property Management Agreement and Property Management Agreement in accordance with its terms, • ensure that each Property Manager complies with the Leasing Standards with respect to each of the Properties, • ensure that each Property Manager complies with the applicable Cash Management Requirements and • ensure that each Property Manager manages the Properties subject to the related Eligible Property Management Agreement or Property Management Agreement, as applicable, in accordance with Accepted Management Practices. The Master Property Manager will exercise its rights under each Eligible Property Management Agreement or Property Management Agreement, as applicable, in a manner that will not have an adverse effect upon any of the Properties, the timeliness of receipt of any Collections, the ability of the Borrowers to pay the Obligations as provided for in the Loan Documents or the interests of any Secured Party.
(a)    Maintenance of Master Property Manager Account and Lockbox. On and after the Master Property Manager Account Effective Date, the Master Property Manager shall perform all of its duties and obligations under Section 2.26 hereof relating to the Master Property Manager Account and the Lockbox.
(b)    Maintenance of Documents Relating to Properties. The Master Property Manager shall maintain at its offices the original Purchase Agreements, Title Insurance Policies, deeds and other documents that are part of each Document Package and shall provide access to the Agent and the Lenders to review each such document, upon request therefor.
(c)    Reporting. The Master Property Manager shall provide the Agent with a Monthly Report for each Property financed by the Facility (i) on each Reporting Date and (ii) annually on the twentieth (20th) day after the end of each fiscal year.
(d)    Delivery of Information. It shall furnish, or cause to be furnished, to the Agent:
(i)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Master Property Manager, the audited consolidated balance sheet of the Master Property Manager and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows of the Master Property Manager and its consolidated subsidiaries for such fiscal year, commencing with its fiscal year ending in calendar year 2014, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the opinion thereon of an independent public accountant reasonably acceptable to the Agent, together with such information as shall be reasonably required to permit the reconciliation of the net worth and liquidity of the Master Property Manager as set forth in such financial statements to the Net Worth and Liquidity required to be maintained by the Master Property Manager pursuant to the Sponsor Financial Covenants;
(ii)    as soon as available and in any event within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Master Property Manager, an unaudited consolidated balance sheet of the Master Property Manager and its consolidated subsidiaries as at the end of each such fiscal quarter and the related statements of income and cash flows of the Master Property Manager and its consolidated subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, commencing with its fiscal quarters ending in calendar year 2014, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP (other than with respect to lack of footnotes and being subject to normal year-end adjustments) by a Responsible Officer of the Master Property Manager, together with such information as shall be reasonably required to permit the reconciliation of the net worth and liquidity of the Master Property Manager as set forth in such financial statements to the Net Worth and Liquidity required to be maintained by the Master Property Manager pursuant to the Sponsor Financial Covenants; and
(iii)    simultaneously with the delivery of each set of financial statements referred to in subclauses (i) and (ii) above, a certificate of a Responsible Officer of the Master Property

Manager certifying (i) that the Master Property Manager has complied with all covenants and agreements in the Loan Documents applicable to such Person and (ii) that no Default or Event of Default relating to the Master Property Manager exists on the date of such certificate, and if any such Default or Event of Default then exists, setting forth the details thereof and the action which the Master Property Manager is taking or proposes to take with respect thereto.
(e)    OFAC. At all times that any Obligations remain unpaid, it shall, and shall cause the Master Property Manager to be, in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.
(f)    Cooperation. Upon the occurrence of a Master Property Manager Event of Default, the Master Property Manager will cooperate with the Backup Property Manager in order to cause the duties and obligations of the Master Property Manager to be transferred on a timely basis to the Backup Property Manager, including providing the Backup Property Manager with access to the books and records of the Master Property Manager such that the Backup Property Manager can track all property management activities of the Property Managers and coordinate the management of each of the Properties by the related Property Managers under each Property Management Agreement and Eligible Property Management Agreement.
(g)    Other. The Master Property Manager will furnish to each Lender and the Agent, promptly, from time to time, such other information, documents, records or reports respecting the Properties, the Property Managers and the Eligible Property Management Agreements and Property Management Agreements as any Lender or the Agent may from time to time reasonably request.
Section 11.3    Grant of Security Interest. To secure the full and prompt performance of its duties hereunder, the Master Property Manager hereby Grants to the Agent, on behalf of the Secured Parties, a continuing first priority Lien on and security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (but none of its obligations under) (i) the Master Property Manager Account, and all items received by the Lockbox and processed by the Depositary Bank (as defined in the Lockbox Agreement) for deposit in the Master Property Manager Account, (ii) each Eligible Property Management Agreement, each Property Management Agreement and the Property Management Agreements Assignment, in each case only to the extent that such Eligible Property Management Agreements, such Property Management Agreements and such Property Management Agreements Assignment relate to any Property, (iii) the Property Management Agreement, dated as of May 17, 2013, between the Master Property Manager and Silver Bay Property Corp. relating to Phoenix, including the Trust Operating Account as defined therein and the security interest granted by Silver Bay Property Corp. to the Master Property Manager in such Trust Operating Account, (iv) the Property Management Agreement, dated as of May 17, 2013, between the Master Property Manager and Silver Bay Property Corp. relating to Atlanta, including the Trust Operating Account as defined therein and the security interest granted by Silver Bay Property Corp. to the Master Property Manager in such Trust Operating Account, and (v) all proceeds thereof, and assigns to the Agent, on behalf of the Secured Parties, (I) the security interest granted by Silver Bay Property Corp. to the Master Property Manager in the Trust Operating Account as defined in the Property Management Agreement, dated as of May 17, 2013, between the Master Property Manager and Silver Bay Property Corp. relating to Phoenix, and (II) the security interest granted by Silver Bay Property Corp. to the Master Property Manager in the Trust Operating Account as defined in the Property Management Agreement, dated as of May 17, 2013, between the Master Property Manager and Silver Bay Property Corp. relating to Atlanta.
ARTICLE 12
CROSS-GUARANTY
Section 12.1    Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Secured Parties and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations and other obligations owed or hereafter owing to any Secured Party by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article 12 shall be absolute and unconditional, irrespective of, and unaffected by:
(h)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
(i)    the absence of any action to enforce this Agreement (including this Article 12) or any other Loan Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions thereof;
(j)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect thereof (including the release of any such security);
(k)    the insolvency of any Borrower or any of their respective Affiliates; or
(l)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
Section 12.2    Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any Secured Party to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and the Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article 12 and such waivers, each Lender would decline to enter into this Agreement and to make any Advance requested hereunder.
Section 12.3    Benefit of Guaranty. Each Borrower agrees that the provisions of this Article 12 are for the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Secured Parties, the obligations of such other Borrower under the Loan Documents.
Section 12.4    Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Secured Parties and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article 12, and that each Secured Party and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.
Section 12.5    Liability Cumulative. The liability of Borrowers under this Article 12 is in addition to and shall be cumulative with all liabilities of each Borrower to the Secured Parties under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
ARTICLE 13
MISCELLANEOUS

Section 13.1    Amendments and Waivers.
Except as provided in this Section, no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrowers, the Agent and the Required Lenders; provided that no such amendment, waiver or other modification shall:
(a)    extend or increase the Commitment of any Lender without the written consent of such Lender directly adversely affected thereby;
(b)    extend Scheduled Maturity Date without the written consent of such Lender directly adversely affected thereby;
(c)    extend or increase the Commitment of any Lender without the written consent of such Lender directly adversely affected thereby;
(d)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest owing under or change the order of the application of Available Funds specified herein without the written consent of each Lender directly adversely affected thereby;
(e)    reduce the amount of Advances Outstanding, the rate of interest specified herein on, any fee payable to any Lender or the currency applied to amounts due and payable in respect of the Advances Outstanding without the written consent of each Lender directly affected thereby;
(f)    change any provision of this Section 13.1, the definitions of “Pro Rata Share” or “Required Lenders” or any other provision specifying the number of Lenders or portion of the Advances Outstanding to take action under the Loan Documents, without the written consent of each Lender affected thereby;
(g)    waive any Event of Default or release any claims accruing to the Lenders as secured parties hereunder or under Applicable Laws upon the occurrence of an Event of Default, without the written consent of each Lender affected thereby;
(h)    accept any additional property as Collateral on any basis other than a pro rata basis;
(i)    approve the incurrence of any security interest on any Collateral senior to the interest of the Secured Parties’ interest;
(j)    release any Borrower, any Guarantor, the Master Property Manager, the Sponsor or any Collateral from the provisions of any Loan Document;

(k)    amend, waive or modify any provision of this Agreement applicable to the Paying Agent without the written consent of the Paying Agent;
(l)    amend, waive or modify any provision of this Agreement applicable to the Calculation Agent without the written consent of the Calculation Agent;
(m)    amend, waive or modify any provision of this Agreement applicable to the Master Property Manager without the written consent of the Master Property Manager;
(n)    amend, waive or modify any provision of this Agreement applicable to the Valuation Agent without the written consent of the Valuation Agent;
(o)    amend, waive or modify any provision of this Agreement applicable to the Borrower Representative without the written consent of the Borrower Representative; or
(p)    adversely affect in any material respect the interests of any Account Bank without the written consent of such Account Bank.
Section 13.2    Governing Law; Consent to Jurisdiction.
THIS AGREEMENT AND ANY CLAIM WITH RESPECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).
EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN.
EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 13.3    Waiver of Jury Trial. Each party hereto hereby expressly waives, to the fullest extent it may effectively do so under Applicable Law, any right to a trial by jury in any action or proceeding to enforce or defend any rights or remedies under or pursuant to this Agreement or under any other Loan Document, and agrees, to the fullest extent it may effectively do so under Applicable Law, that any such action or proceeding shall be tried before a court and not before a jury.

Section 13.4    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Borrower, whether by operation of law or otherwise, without the prior written consents of the Agent and the Lenders. Each Lender may assign their rights, interests or obligations under this Agreement as provided in Article 10 hereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law).
Section 13.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given and received § when sent by telecopy, upon receipt of an electronically generated confirmation of receipt by the addressee, or delivered personally or § upon receipt of email confirmation of receipt by addressee after being sent by email or § on the first (1st) Business Day after being sent by nationally recognized overnight delivery service or § on the third (3rd) Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the telecopy number, email address or street address set forth below or in a Counterpart Agreement:
Any Borrower:

c/o the Borrower Representative:

The Borrower Representative:

SB Financing Trust Owner, LLC
3300 Fernbrook Lane North, Suite 210
Plymouth, MN 55345
Attention: Legal Department

Agent:

Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby, Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

and

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
One Bryant Park, 17th Floor
New York, New York 10036
Attention: Mr. Michael J. Berg
Telephone: 646-855-0706
Facsimile: 212.378.3460
Email: Michael.j.berg@bankofamerica.com

Calculation Agent:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attention: Structured Finance/SB Financing Trust Owner LLC

With a copy to:
U.S. Bank National Association
190 South LaSalle Street
MK-IL-SL7F
Chicago, IL 60603
Attention: SB Financing Trust/Silver Bay

Paying Agent:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attention: Structured Finance/SB Financing Trust

Each Lender:

At its address next to it signature on the signature pages to this Agreement or as set forth in the related Assignment and Assumption.

Section 13.6    Data Site; Access to Information.
(a)    Data Site. The Agent shall establish, for the purpose of posting the Document Packages relating to Advances and the notices, reports, valuations, inspections, Borrowing Notices, certifications, documents and other deliverables under this Agreement and the other Loan Documents as contemplated by Section 13.6(b), an on-line data website which provides prompt email notification to the Agent, the Lenders, the Calculation Agent, the Paying Agent, the Valuation Agent, the Borrowers, the Borrower Representative and the Master Property Manager of any item posted thereto and which shall be owned by and under the sole control of the Agent (the “Data Site”). The Agent, each Lender, the Borrowers, the Borrower Representative, the Master Property Manager, the Guarantors, the Valuation Agent, the Paying Agent and the Calculation Agent shall each be granted access to the Data Site, in each case subject to agreement by each of such Persons to confidentiality and use restrictions from time to time proscribed by the Agent. The Agent shall have no liability for any use made of the Data Site or for any inability of any of Lender, the Borrowers, the Borrower Representative, the Master Property Manager, the Guarantors, the Valuation Agent and the Calculation Agent to access the Data Site at any time or from time to time. The cost of the Agent in establishing and maintaining the Data Site shall be reimbursed by the Borrowers upon demand upon delivery by the Agent to the Borrower Representative of an invoice therefor. Each Borrower and the Borrower Representative will and will cause their respective representatives to comply with all procedures established by the Agent from time to time for the delivery, maintenance and use of documents to Data Site. Without limitation of the foregoing, no Party shall modify, alter or remove any document or information previously delivered to the Data Site.
(b)    Access to Information. Concurrently with the delivery of any notice, report, valuation, inspection, Document Package, Borrowing Notice, certification, document or other deliverable under this Agreement or any other Loan Document, the party required to provide such notice or deliver such deliverable, including, without limitation, the Borrowers, the Borrower Representative, the Master Property Manager, the Agent, the Lenders, the Calculation Agent and the Valuation Agent, shall post the same to the Data Site. Any notice or deliverable required to be delivered under the Agreement or any other Loan Document shall be deemed to be delivered on the date such notice or deliverable is posted to the Data Site if posted prior to 4:00 p.m. New York time on such date.

(c)    Data Site Unavailability. If the Data Site is not available or not functioning for any reason, the parties hereto agree that, until the Data Site is available, if such party is the party required to provide any notice, report, valuation, inspection, Document Package, Borrowing Notice, certification, document or other deliverable under this Agreement or any other Loan Document, such party shall deliver such notice or deliverable to each other party hereto by electronic mail and each such notice or deliverable shall be deemed posted to the Data Site upon receipt of email confirmation of receipt by addressee of such electronic mail and, promptly after the Data Site becomes available for use, post each such notice or deliverable that such party has delivered by electronic mail to the Data Site.
Section 13.7    Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction. The remaining provisions of this Agreement shall be valid and binding and shall remain in full force and effect as though such provision was not included.
Section 13.8    Entire Agreement; Amendments; No Third Party Beneficiaries. This Agreement and the other Loan Documents represent the entire agreement between the parties hereto with regard to the matters addressed herein and therein and all prior agreements are superseded hereby. This Agreement may be amended only by a written instrument executed and delivered in accordance with the provisions of Section 13.1. Except as otherwise expressly provided herein, the parties hereby agree that no Person other than the parties hereto shall have any rights, remedies, or benefits under any provision of this Agreement.
Section 13.9    Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.
Section 13.10    Expenses. Each of the Borrowers agrees to pay promptly § all the Agent’s and the Joint Lead Arranger’s actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, § all the reasonable fees, expenses and disbursements of external counsel to the Agent and the Joint Lead Arranger in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers, any Guarantor or any of their respective Affiliates, § all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Agent for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of external counsel to each Lender and the Agent and of external counsel providing any opinions that the Agent may request in respect of the Collateral or the Liens created pursuant to the Loan Documents, § all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Paying Agent, the Calculation Agent, the Valuation Agent and the Agent and their respective external counsel) in connection with the custody or preservation of any of the collateral hereunder or under the Guarantor Pledge Agreement, § after the occurrence of a Default or an Event of Default, all costs and expenses, including external attorneys’ fees and costs of settlement, incurred by each Lender and the Agent in enforcing any Obligations or in collecting any payments due from the Borrowers hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, proceeds from, or other realization upon any of the collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings and § the Agent’s actual costs and reasonable fees, expenses for, and disbursements of the Agent’s auditors, accountants, consultants or appraisers incurred by the Agent in connection with any of the foregoing. The Borrower Representative, on behalf of the Borrowers, shall pay on demand any and all stamp, sales, excise and other, similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Loan Documents.
Section 13.11    Indemnity.
(a)    Without limiting any other rights which any Secured Party may have hereunder or under applicable law (including the right to recover damages for breach of contract and the rights pursuant to Sections 13.10 and 13.11(b)), each Borrower hereby agrees to indemnify, on a joint and several basis, each of the Secured Parties and their respective directors, officers, employees, affiliates, agents, advisors, sub-agents and the parent company or holding company that controls such Person (each, an “Indemnified Party”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (which shall be limited to attorneys’ fees and disbursements of one external counsel to the Agent and the Lenders and one local counsel in each applicable jurisdiction) and Taxes awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Advances made by a Lender hereunder; provided, however, that the Borrowers shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the breach by such Indemnified Party of any of its duties or obligations under this Agreement, (y) resulting from the gross negligence, fraud or willful misconduct of such Indemnified Party, or (z) constituting Excluded Taxes. Any amounts subject to the indemnification provisions of this Section 13.11(a) shall be paid by the Borrowers to the related Indemnified Party within ten (10) Business Days following written demand therefor. The provisions set forth in this Section 13.11(a) shall survive the termination of this Agreement.

(b)    Without limiting any other rights which any Secured Party may have hereunder or under applicable law (including the right to recover damages for breach of contract and the rights pursuant to Sections 13.10 and 13.11(a)), the Master Property Manager hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (which shall be limited to attorneys’ fees and disbursements of one external counsel to the Secured Parties and one local counsel in each applicable jurisdiction) and Taxes awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of the breach by the Master Property Manager of any of its agreements, duties or obligations under this Agreement or any other Loan Document to which it is a party; provided, however, that the Master Property Manager shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the breach by such Indemnified Party of any of its duties or obligations under this Agreement, (y) resulting from the gross negligence, fraud or willful misconduct of such Indemnified Party, or (y) constituting Excluded Taxes. Any amounts subject to the indemnification provisions of this Section 13.11(b) shall be paid by the Master Property Manager to the related Indemnified Party within ten (10) Business Days following written demand therefor. The provisions set forth in this Section 13.11(b) shall survive the termination of this Agreement.
Section 13.12    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the Advances Outstanding shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Advances made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to each Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of each Lender and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall, at each Lender’ option, be applied to the Advances Outstanding or be refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by each Lender exceeds the Highest Lawful Rate, a Lender may, to the extent permitted by Applicable Law, § characterize any payment that is not principal as an expense, fee, or premium rather than interest, § exclude voluntary prepayments and the effects thereof and § amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 13.13    Set-off. In addition to any rights and remedies of any Secured Party hereunder and by law, the Agent and each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set-off and appropriate and apply against any Debt of any of the Borrowers or any of their respective Subsidiaries to the Agent, any such Lender or any of their respective Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Agent, any Lender or any of their respective Affiliates thereof to or for the credit or the account of any Borrower or any of their respective Subsidiaries. The Agent and each Lender agrees promptly to notify the Borrowers after any such set off and application made by such Person; provided that the failure to give such notice shall not affect the validity of such set off and application. The Agent and each Lender shall at any time have the right, in each case until such time as it determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that it would otherwise be obligated to pay, remit or deliver to any Borrower hereunder if an Event of Default or Default has occurred.
Section 13.14    Confidentiality.
(a)    Each of the parties hereto hereby acknowledges and agrees that the Loan Documents and all written or computer-readable information received by such party from any other party regarding the terms set forth in any of the Loan Documents or the transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of the parties to the Loan Documents or the party providing such Confidential Terms, as applicable, except (i) to its affiliates, controlling persons, controlling persons of any affiliates, officers, directors, employees, investors, potential investors, sources of financing (in the case of participations, subject to Section 10.1), hedging counterparties, nationally recognized statistical rating organizations, agents, counsel, accountants, subservicers, auditors, advisors or representatives (such Persons, “Excepted Persons”); provided, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of other parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, such party hereto and its Affiliates, and shall not be further disclosed by such Excepted Person, (ii) to the extent it is (a) required by Applicable Law (including filing a copy of this Agreement and the other Loan Documents (other than the Fee Letter)) as exhibits to filings required to be made with the Securities and Exchange Commission, or in connection with any legal or regulatory proceeding or (b) requested by any Governmental Authority to disclose such information, (iii) to the extent that

(a) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (b) any of the Confidential Terms are in the public domain (including a filing of this Agreement and the other Loan Documents (other than the Fee Letter) with the Securities and Exchange Commission as described above) other than due to a breach of this covenant, (c) in connection with any assignment or Participation or proposed assignment or Participation in compliance with Article 10, or (d) in the event of an Event of Default any Lender or the Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Collateral or otherwise to enforce or exercise their rights hereunder or (iv) by a Borrower-Related Party to its investors in accordance with Applicable Law, provided that no public notices or disclosures of any Confidential Terms shall be made without the prior written consents of the Agent and each Lender. Notwithstanding the limitations (and without limiting the exclusions) listed above or anything to the contrary contained herein or in any other Loan Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Advances, any fact relevant to understanding the federal, state and local tax treatment of the Advances, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that, except as permitted otherwise in this Section 13.14, the Borrower may not disclose any pricing terms (including, without limitation, the Applicable Margin, Interest Rate, Facility Fee and Advance Rates) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Advances and is not relevant to understanding the federal, state and local tax treatment of the Advances, without the prior written consent of each Lender or Agent. The provisions set forth in this Section 13.14 shall survive the termination of this Agreement.
(b)    Each of the parties hereto further acknowledges and agrees that that it is aware that the securities laws of the United States (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning a party from purchasing or selling that party’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.
Section 13.15    Limitation of Liability.
(a)    No claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith, except to the extent such damages are recovered by third parties in connection with claims made by third parties that are indemnified under this Agreement; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that, for the avoidance of doubt, the foregoing limitations shall not be applicable to principal, interest, fees and other amounts that are due and payable under the Loan Documents.
(b)    No recourse under any obligation, covenant or agreement of any Secured Party contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Secured Party or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Secured Party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Secured Party or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Secured Party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.
Section 13.16    No Joint Venture. Notwithstanding anything to the contrary herein contained, neither the Agent nor any Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with the Borrowers. The Calculation Agent and the Paying Agent are not Lenders, and are performing only ministerial and administrative duties as specified in this Agreement.
Section 13.17    No Insolvency Proceedings. Notwithstanding any prior termination of this Agreement, (a) neither the Master Property Manager nor the Borrower Representative, each in its capacity as a creditor of a Borrower, shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against any Borrower under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of any Borrower, (b) none the Master Property Manager or any Borrower, each in its capacity as a creditor of the Borrower Representative, shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental

Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower Representative under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower Representative or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower Representative and (c) no Borrower, each in its capacity as a creditor of another Borrower shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against any other Borrower under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any other Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of any other Borrower.
Section 13.18    Lender Communications; Lender Objections.
(a)    Communications. The Parties hereto acknowledge and agree that the Lenders may communicate with each other concerning any matters relating to this Agreement and the other Loan Documents, whether for the purpose of approving or objecting to matters under the Loan Documents, protecting their rights and interests, enforcing remedies or otherwise.
(b)    Objections. If any Lender desires to make any Formal Objection in relation to any provision of this Agreement where such Formal Objection is expressly permitted, such Lender shall provide an objection that satisfies each of the following conditions: (i) such objection shall be in writing and executed by each of the Lenders exercising such objection right, (ii) such objection shall specify the nature of the objection, (iii) such objection shall be posted to the Data Site within the applicable timeframe provided by this Agreement in a sub-folder designated for objections, (iv) the objecting Lenders shall provide written notice thereof to the Borrower Representative and the Agent at the time of posting of such objection, and (v) such objection shall provide contact information for each of the objecting Lenders (any objection that satisfies each of the foregoing conditions, a “Formal Objection”). Upon the posting of an such Formal Objection, the Agent shall contact the objecting Lender and discuss such objecting Lender’s stated objections. If the Agent or the objecting Lender determines that a Borrower-Related Party should be contacted regarding such objecting Lender’s objection, the Agent shall notify the Borrower Representative thereof and the Borrower Representative, the Borrower-Related Parties, the objecting Lender and the Agent shall continue such discussions. Any Formal Objection shall be deemed to be a denied consent until such time that it is approved by the Agent and the objecting Lender. Notwithstanding anything to the contrary herein contained, the Agent shall have no duty or obligation to resolve any objection raised by any Lender or take or refrain from taking any action in connection with any such objection and no Formal Objection or action by the Agent, or failure by the Agent to act, in connection therewith shall constitute the basis, or any part thereof, for any determination by the Required Lenders to remove the Agent as Agent pursuant to the provisions of Section 9.8.

Section 13.19    Omnibus Reaffirmation. Each Guarantor hereby ratifies and reaffirms its obligations under Guaranty Documents to which it is a party. Each of the Guaranty Documents and the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Each representation and warranty (i) by LLC Guarantor or Trust Guarantor in the Guaranty is true and correct as of the Restatement Effective Date in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) by Operating Partnership and Silver Bay in the Limited Guarantee is true and correct as of the Restatement Effective Date in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date). Each Guarantor agrees that all references to the “Credit Agreement” contained in the Guaranty Documents and the other Loan Documents shall be a reference to this Credit Agreement, and as the same may from time to time hereafter be amended, restated or otherwise modified.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.
SILVER BAY OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as Master Property Manager, solely with respect to Sections 2.8(a), 2.8(b)(ii), 2.8(b)(xii), 2.8(c), 2.13, 2.14(b), 2.15, 2.16, 2.18, 2.22(a), 2.23, 2.25(a)(iii), 2.25(g), 2.26, 3.1(f), 3.1(q), 3.1(r), 3.1(s), 6.7(i), 6.7(j), 13.1(m), 13.11(b), 13.14, 13.15 and 13.17, Article 11 and Schedule 6

By:     Silver Bay Management LLC,
a Delaware limited liability company,
its general partner

By:    Silver Bay Realty Trust Corp.,
a Maryland corporation
its sole member

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company,
as the Borrower Representative

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

THPI ACQUISITION HOLDINGS LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

PROVIDENT RESIDENTIAL
REAL ESTATE FUND LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

2012-B PROPERTY HOLDINGS LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

2012-C PROPERTY HOLDINGS LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

POLAR CACTUS LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

POLAR CACTUS II LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

POLAR CACTUS III LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

ARCTIC CITRUS LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

DESERT CHILL LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

RESI II LLC,
a Delaware limited liability company,
as a Borrower

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Manager

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Calculation Agent and as Paying Agent

By: /s/ Shannon M. Rantz
Name: Shannon M. Rantz
Title:Vice President

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

BANK OF AMERICA, NATIONAL ASSOCIATION, as Joint Lead Arranger, a Lender and Agent

By: /s/ Charu Venkat Mani
Name: Charu Venkat Mani
Title: Director

Commitment: $200,000,000

Notice Address:

Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby, Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

and

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
One Bryant Park, 17th Floor
New York, New York 10036
Attention: Mr. Michael J. Berg
Telephone: 646-855-0706
Facsimile: 212.378.3460
Email: Michael.j.berg@bankofamerica.com

[Signature Page to Revolving Credit Agreement]

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arranger and a Lender

By: Noah Qua Noonan
Name: Noah Qua Noonan
Title: Executive Director

Commitment: $200,000,000

Notice Address:

JPMorgan Chase Bank, N.A.
Attention: Glenn E. Ansiel
383 Madison Avenue, Floor 23
New York, New York 10179
Telephone Number: (212) 270-1790
Facsimile Number: (212) 270-5177
E-mail: glenn.e.ansiel@jpmorgan.com

And

JPMorgan Chase Bank, N.A.
Attention: Sophia Redzaj
500 Stanton Christiana Road, OPS 2
Newark, Delaware 19713
Telephone Number: (302) 634-1381
Facsimile Number: (302) 504-8969
E-mail: spg_mf_team@jpmorgan.com

And

JPMorgan Chase Bank, N.A.
Attention: Samuel E. Peckham
383 Madison Avenue, Floor 32
New York, New York 10179
Telephone Number: (212) 648-0870
Facsimile Number: (917) 456-3160
E-mail: samuel.e.peckham@jpmchase.com

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

Acknowledged:

SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company,
as Guarantor

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

SB FINANCING TRUST,
a Delaware Statutory Trust,
as Guarantor

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Administrator

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

SILVER BAY OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership,
as Guarantor

By:     Silver Bay Management LLC,
a Delaware limited liability company,
its general partner

By:    Silver Bay Realty Trust Corp.,
a Maryland corporation
its sole member

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

SILVER BAY REALTY TRUST CORP.,
a Maryland corporation,
as Guarantor

By:    /s/ Christine Battist
Christine Battist,
Chief Financial Officer

[End of signatures]

[Signature Page to Revolving Credit Agreement]

Exhibit A
FORM OF BORROWING NOTICE

__________, 20___

Bank of America, National Association, as Agent
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance

U.S. Bank National Association, as Calculation Agent
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attention: Structured Finance/SB Financing Trust

Green River Capital, LLC
2691 S. Decker Lake Lane
West Valley City, UT 84119

Ladies and Gentlemen:
Reference is made to the Revolving Credit Agreement, dated as of May 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Silver Bay Operating Partnership L.P., as the Master Property Manager, SB Financing Trust Owner LLC, as representative for all of the Borrowers (in such capacity, the “Borrower Representative”), the borrowers party thereto from time to time (the “Borrowers”), U.S. Bank National Association, as Calculation Agent and as Paying Agent, Bank of America, National Association as Joint Lead Arranger, as a Lender and as agent for each Lender (in such capacity, the “Agent”), JPMorgan Chase Bank, National Association, as Joint Lead Arranger and a Lender and each Lender party thereto from time to time (the “Lender”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower Representative, on behalf of the Borrowers, hereby gives irrevocable notice to the Agent and each Lender, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests on behalf of the Borrowers an Advance under the Credit Agreement, and sets forth below the information relating to such Advance (the “Proposed Advance”) as required by Section 2.2 of the Credit Agreement:

Exhibit A - 1

(i)	The Borrowing Date of the Proposed Advance is __________, 20____.

(ii)	The Borrower and the Properties related to the Proposed Advance are identified on Schedule 2 attached hereto.

(iii)	The principal amount of the Proposed Advance is $__________.

(iv)	The proceeds of the Proposed Advance shall be deposited into the Loan Account.
The undersigned hereby certifies on behalf of each of the Borrowers that the following statements are and will be true and correct on the date of the Proposed Advance:

(A)
the representations and warranties contained in the Credit Agreement and in any other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) on and as of the date of the Proposed Advance, as though made on and as of the date of such Proposed Advance, except to the extent that such representation or warranty expressly relates to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) on and as of such earlier date;

(B)	complete Document Packages for each Property related to the Proposed Advance is available on the Data Site and each document contained therein is true and correct;

(C)	no Default or Event of Default has occurred and is continuing or will occur as a result of such Proposed Advance;

(D)
with respect to each of the Properties funded by the related to the Proposed Advance: (i) such Property is an Eligible Property and (ii) all of the representations and warranties on Schedule 2 to the Credit Agreement with respect to such Property are true and correct;

(E)	the Advances Outstanding, determined after giving effect to the Proposed Advance, will not exceed the Facility Amount;

(F)	after giving effect to the Proposed Advance, the Allocated Loan Amount for any Property will not exceed the Allocated Loan Amount agreed to by the Agent for such Property;

Exhibit A - 2

(G)	after giving effect to the Proposed Advance, the Allocated Loan Amount for any Property will not exceed the Maximum Allocated Loan Amount for such Property;

(H)	no Trigger Event exists on the date of such Proposed Advance;

(I)
the amount on deposit in the Interest Reserve Account on the related Borrowing Date is at least equal to the Interest Reserve Account Required Amount (determined after giving effect to the requested Advance);

(J)
the amount on deposit in the Ongoing Reserve Account on the related Borrowing Date is at least equal to the Ongoing Reserve Account Required Amount (determined after giving effect to the requested Advance);

(K)
the amount on deposit in the Monthly Net Cash Flow Reserve Account on the related Borrowing Date is at least equal to the Monthly Net Cash Flow Reserve Account Required Amount (determined after giving effect to the requested Advance);

(L)
the amount on deposit in the Insurance and Tax Reserve Account on the related Borrowing Date is at least equal to the Insurance and Tax Reserve Account Required Amount (determined after giving effect to the requested Advance);

(M)	all amounts required to be deposited in the Special Reserve Account in connection with the proposed Advance have been credited to the Special Reserve Account;

(N)	on a pro forma basis and after giving effect to the Properties relating to such requested Advance, no Trigger Event would occur;

(O)	[reserved];

(P)	the amount on deposit in the Renovation Cost Reserve Account is at least equal to the Renovation Cost Reserve Account Required Amount (determined after giving effect to the requested Advance);

(Q)	the information set forth on the Supplemental Schedule of Properties attached as Schedule 1 hereto is complete, true and correct as of the date hereof; and

(R)	all other conditions to the funding of such Proposed Advance contained in Section 2.2 and Section 3.2 of the Credit Agreement have been satisfied.

Exhibit A - 3

Delivery of an executed counterpart of this Borrowing Notice by facsimile or other electronic means will be effective as delivery of any original executed counterpart of this Borrowing Notice.

[Signature follows]

Exhibit A - 4

SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company, as Borrower Representative

By:    __________________________
Christine Battist,
Chief Financial Officer

Exhibit A - 5

Schedule 1
to Borrowing Notice
dated ____ __, 20__

Supplemental Schedule of Properties

Exhibit A - 6

Exhibit A-1
FORM OF BORROWING NOTICE CERTIFICATE

Exhibit A-1 - 1

Exhibit A-2
FORM OF BORROWER REPRESENTATIVE CERTIFICATION

Exhibit A-2 - 2

Exhibit B
FORM OF NOTE
$[____________]                                New York, New York

[_____], 2013

FOR VALUE RECEIVED, the undersigned, [_______________], a [Delaware] limited liability company having its principal place of business at [_________], as maker (the “Borrower”), promises to pay to the order of [●] (the “Lender”), at the office of the Lender set forth in the Revolving Credit Agreement, dated as of May 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Silver Bay Operating Partnership L.P., as the Master Property Manager, SB Financing Trust Owner LLC, as representative for all of the Borrowers (in such capacity, the “Borrower Representative”), the borrowers party thereto from time to time (the “Borrowers”), U.S. Bank National Association, as Calculation Agent and as Paying Agent, Bank of America, National Association as Joint Lead Arranger, as a Lender and as agent for each Lender (in such capacity, the “Agent”), JPMorgan Chase Bank, National Association, as Joint Lead Arranger and a Lender and each Lender party thereto from time to time (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of [●], or, if less, such Lender’s Pro Rata Share of the Advances Outstanding under the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s Pro Rata Share of the Advances Outstanding at the rates and on the dates specified in the Credit Agreement.
The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s Pro Rata Share of Advances, each continuation thereof, the interest period for such Advances and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement in respect of the Advances Outstanding.
This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Credit Agreement. This Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Credit Agreement.
Upon the occurrence of an Event of Default, the Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Credit Agreement. The Borrowers each hereby waive presentment, demand, protest, and all notices of any kind.

Exhibit B - 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[__________________], as a Borrower

By:
Name:
Title:

[__________________], as a Borrower

By:
Name:
Title:

[__________________], as a Borrower

By:
Name:
Title:

Exhibit B - 2

Schedule 1 to
Note

Advances Outstanding	Interest on Advances Outstanding	Payments on Advances Outstanding	Notation by Date
____________________	_____________	______________	______________

Exhibit B - 3

Exhibit C
FORM OF NO LIEN CERTIFICATE

Attached as Exhibit “E” to each Work Order (as defined in the Valuation Agent Agreement)

Exhibit C - 1

Exhibit D
FORM OF MONTHLY REPORT

Bank of America, National Association, as Agent
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance

U.S. Bank National Association, as Calculation Agent
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attention: Structured Finance/SB Financing Trust

Ladies and Gentlemen:
Reference is made to the Revolving Credit Agreement, dated as of May 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Silver Bay Operating Partnership L.P., as the Master Property Manager, SB Financing Trust Owner LLC, as representative for all of the Borrowers (in such capacity, the “Borrower Representative”), the borrowers party thereto from time to time (the “Borrowers”), U.S. Bank, National Association, as Calculation Agent and as Paying Agent, Bank of America, National Association as Joint Lead Arranger, as a Lender and as agent for each Lender (in such capacity, the “Agent”), JPMorgan Chase Bank, National Association, as Joint Lead Arranger and as a Lender, and each Lender party thereto from time to time (the “Lender”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
This certificate relates to the Payment Date on .
The Borrower Representative, on behalf of the Borrowers, hereby certifies as of the date hereof, to the Agent, the Lenders and the Calculation Agent that all of the information and calculations set forth in the Monthly Report attached hereto as Annex A is true, accurate and correct as of the date hereof and does not omit anything necessary to make the information or calculations set forth therein true, accurate and correct as of the date hereof.

The Master Property Manager hereby certifies as of the date hereof, to the Agent, the Lenders and the Calculation Agent that all of the information and calculations in columns 12, 13, 14, 15, 17 through 28 (inclusive), 39 through 46 (inclusive), 49, 86, 86, 88 and 91 through 96 (inclusive) set forth in the Monthly Report attached hereto as Annex A is true, accurate and correct as of the date hereof and does not omit anything necessary to make the information or calculations set forth in such columns true, accurate and correct as of the date hereof.

Delivery of an executed counterpart of this Monthly Report by facsimile or other electronic means will be effective as delivery of any original executed counterpart of this Monthly Report.
SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company

By:	__________________________
Christine Battist,
Chief Financial Officer

SILVER BAY OPERATING PARTNERSHIP L.P., a Delaware limited partnership

By:	Silver Bay Management LLC,
a Delaware limited liability company,
its general partner

By:    Silver Bay Realty Trust Corp.,
a Maryland corporation
its sole member

By:	________________________
Christine Battist,
Chief Financial Officer

ANNEX A

To

MONTHLY REPORT

[submitted electronically]

Exhibit D - 1

Exhibit E
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT
This JOINDER AGREEMENT, dated [_____] (this “Joinder Agreement”) is delivered by [NAME OF PROPERTY OWNER] (the “New Borrower”) to BANK OF AMERICA, NATIONAL ASSOCIATION, as agent for each Lender (the “Agent”), pursuant to that certain Revolving Credit Agreement, dated as of May 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Silver Bay Operating Partnership L.P., as the Master Property Manager, SB Financing Trust Owner LLC, as representative for all of the Borrowers (in such capacity, the “Borrower Representative”), the borrowers party thereto from time to time (the “Borrowers”), U.S. Bank National Association, as Calculation Agent and as Paying Agent, Bank of America, National Association as Joint Lead Arranger, as a Lender and as agent for each Lender, JPMorgan Chase Bank, National Association, as Joint Lead Arranger and a Lender and each Lender party thereto from time to time (the “Lender”); the terms defined therein and not otherwise defined herein being used herein as defined in the Credit Agreement).
Section 1.    Pursuant to Section 3.2(b) of the Credit Agreement, the New Borrower hereby:
(1)    agrees that this Joinder Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the New Borrower hereby accepts the duties and responsibilities of a Borrower under the Credit Agreement and the other Loan Documents, and agrees to assume the duties and be bound by each of the obligations of a Borrower and is hereby made a party to, and a Borrower under, the Credit Agreement and the other Loan Documents.
(2)    makes each of the representations and warranties made by the Borrowers under the Credit Agreement and each other Loan Document, as if each such representation or warranty was set forth herein, mutatis mutandis.
(3)    makes each of the covenants and agreements made by the Borrowers under the Credit Agreement and each other Loan Document, as if each such covenant was set forth herein, mutatis mutandis.
(4)    certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby, that would constitute an Event of Default or a Default;
(5)    (a) agrees that the undersigned will comply with all the terms and conditions of the Credit Agreement as if it were an original signatory thereto and (b) agrees to provide to each Lender such

Exhibit E - 1

all such documents, instruments, agreements, and certificates required by such Lender in connection with the undersigned’s execution of this Joinder Agreement.
Section 2.    Effective as of the date hereof, the Agent, on behalf of each Lender, hereby consents to this Joinder Agreement and the New Borrower becoming a Borrower under the Loan Documents.
Section 3.    This Joinder Agreement shall become effective on the first date on which the New Borrower shall have delivered to the Agent the following documents and instruments, all of which shall be in form and substance acceptable to the Agent:
(a)    This Joinder Agreement, duly executed by an authorized officer of the New Borrower and each of the Guarantors.
(b)    An amendment to the Account Control Agreement, duly executed by an authorized officer of the New Borrower and each of the other parties thereto, pursuant to which such New Borrower becomes a party thereto.
(c)    An amendment to the Deposit Account Control Agreement relating to the Loan Account, duly executed by an authorized officer of the New Borrower and each of the other parties thereto, pursuant to which such New Borrower becomes a party thereto.
(d)    Original executed copies of the favorable written opinions of [_____], counsel for the New Borrower, as to such matters as the Agent may reasonably request, dated as of the date hereof and otherwise in form and substance reasonably satisfactory to the Agent (and the New Borrower hereby instructs such counsel to deliver such opinions to the Agent).
(e)    A certificate of the secretary or assistant secretary of the New Borrower certifying as to the incumbency and genuineness of the signature of each officer of the New Borrower executing this Joinder Agreement and certifying that attached thereto is a true, correct and complete copy of (A) the certificate of formation or comparable Governing Documents, if any, of the New Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in the New Borrower’s jurisdiction of organization, (B) the Governing Documents of the New Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the board of directors or comparable governing body of the New Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Joinder Agreement, the Credit Agreement and the other Loan Documents, and (D) certificates as of a recent date of the good standing or active status, as applicable, of the New Borrower under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of the New Borrower under the laws of each other jurisdiction where the New Borrower is qualified

Exhibit E - 2

to do business and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
(f)    The New Borrower shall be a limited liability company and shall have provided to the Agent the executed and delivered Governing Document of the New Borrower, in form and substance satisfactory to the Agent, which shall provide that such New Borrower is subject to the SPE Requirements.
(g)    Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Agent, for the benefit of the Secured Parties, a perfected, first-priority security interest in the Collateral related to the New Borrower, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Agent determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.
(h)    The Pledged Security related to such New Borrower and such instruments of assignment acceptable to the Agent duly executed in blank by the Trust Guarantor as are required to effect the transfer such Pledged Security.
(i)    Evidence in form and substance satisfactory to Agent that it has a first priority perfected security interest in the Pledged Security related to such New Borrower in accordance with the terms of the Loan Documents subject to no other Liens.
(j)    All other documents, certificates, resolutions, instruments and agreements as the Agent deems reasonably necessary in connection with this Joinder Agreement and by the other Loan Documents, including without limitation, each of the documents, certificates and opinions described in Article 3 of the Credit Agreement, in each case to the extent not previously executed and/or delivered by the New Borrower.
Section 4.    The undersigned agrees from time to time, upon request of the Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Joinder Agreement. Neither this Joinder Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the Agent. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 13.5 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Joinder Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or

Exhibit E - 3

of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 5.    THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
[remainder of page intentionally blank]

Exhibit E - 4

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.
[NEW BORROWER]

By:______________________
Name:
Title:

Address for Notices:
______________
______________
______________

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Agent

By:_____________________
Name:
Title:

SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company,
as Guarantor

By:    __________________________
Christine Battist,
Chief Financial Officer

SB FINANCING TRUST,
a Delaware Statutory Trust,
as Guarantor

By:    SB Financing Trust Owner LLC,
a Delaware limited liability company,
its Administrator

By:    __________________________
Christine Battist,
Chief Financial Officer

Exhibit E - 5

SILVER BAY OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership,
as Guarantor

By:     Silver Bay Management LLC,
a Delaware limited liability company,
its general partner

By:    Silver Bay Realty Trust Corp.,
a Maryland corporation
its sole member

By:    __________________________
Christine Battist,
Chief Financial Officer

SILVER BAY REALTY TRUST CORP.,
a Maryland corporation,
as Guarantor

By:    __________________________
Christine Battist,
Chief Financial Officer

Exhibit E - 6

Exhibit F
FORM OF FINANCING STATEMENT
[See attached]

Exhibit F - 1

Exhibit G
FORM OF CERTIFICATE OF COMPLETION

Property Name and Location:

Property Owner: [Borrower Name]

Date:

I hereby certify that as of the above date, with respect to the above reference property as follows:
The renovations have been completed in accordance with the Scheduled Renovation Work for [each] such Property.
[Each] such Property has been carefully inspected by an agent of the Borrower or the Borrower Representative promptly after completion of such Scheduled Renovation Work.
The work described above has been completed in accordance with the plans and specifications or other specified documents.
The renovations satisfy the Renovation Standards.
[Name of Borrower]

By:_______________________
Name:
Title:

Exhibit G - 1

Exhibit H
FORM OF MONTHLY REPORT CERTIFICATION

Bank of America, National Association, as Agent and a Lender One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Vice President, Mortgage Finance	U.S. Bank National Association, as Paying Agent 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107 Attention: Structured Finance/SB Financing Trust
SB Financing Trust Owner, LLC 601 Carlson Parkway, Suite 250, Room C-1 Minnetonka, MN 55305 Attention: Legal Department	JPMorgan Chase Bank, N.A., as a Lender Attention: Sophia Redzaj 500 Stanton Christiana Road, OPS 2 Newark, Delaware 19713

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement, dated as of May 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Silver Bay Operating Partnership L.P., as the Master Property Manager, SB Financing Trust Owner LLC, as representative for all of the Borrowers (in such capacity, the “Borrower Representative”), the borrowers party thereto from time to time (the “Borrowers”), U.S. Bank National Association, as Calculation Agent and as Paying Agent, Bank of America, National Association as Joint Lead Arranger, as a Lender and as agent for each Lender (in such capacity, the “Agent”), JPMorgan Chase Bank, National Association, as Joint Lead Arranger and a Lender, and each Lender party thereto from time to time (the “Lender”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

This Monthly Report Certification is provided in connection with the _______, 20__ Payment
Date and the Monthly Report delivered by the Borrower Representative and dated ____ __,
20__.

In connection with such Monthly Report, the Calculation Agent, based solely on information provided by the Borrowers and the requirements of the Credit Agreement, has verified the calculations of the Borrowers contained in the Notice, and hereby certifies, as set forth in the reports attached hereto as Appendix A, that no exceptions were identified with respect to such calculations.
[Signature follows]

Exhibit H - 1

U.S. BANK NATIONAL ASSOCIATION, as
Calculation Agent

By:
Name:
Title:

Exhibit H - 2

Exhibit I
FORM OF BACKUP PROPERTY MANAGER REPORT
[On File With Agent]

Exhibit I - 1

Exhibit J
FORM OF ELIGIBLE PROPERTY MANAGEMENT AGREEMENT
[See Attached]

Exhibit J - 1

PROPERTY MANAGEMENT AGREEMENT
This Property Management Agreement (the “Agreement”) is made and entered into as of [_________________] (the “Effective Date”) by and between Silver Bay Operating Partnership L.P., a Delaware limited partnership (“Operating Partnership”), and _______________, a ______________ (“Property Manager”) (each sometimes referred to as a “Party” and, collectively, the “Parties”) with reference to the following:
RECITALS
A.    Property Manager is in the business of managing single-family and other residences.
B.    Upon the terms and conditions set forth below, Operating Partnership desires to retain Property Manager to operate, maintain, repair, manage and lease the Property (defined below) on behalf of Operating Partnership and one or more potential owners which are indirect subsidiaries of the Operating Partnership (hereafter, “Owner”).
C.    Owner is party to certain Loan Documents (defined below) with the Bank of America, National Association, as agent for the lenders (the “Agent”) and the lenders party thereto from time to time (collectively, the “Lender”), pursuant to which the Agent has been granted a security interest in Owner and Owner’s personal property.
D.    Certain capitalized terms shall have the meanings set forth herein and on Exhibit A.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Operating Partnership and Property Manager agree as follows:
ARTICLE 14    APPOINTMENT; PROFESSIONAL MANAGEMENT STANDARDS.
Section 14.1    Engagement. Operating Partnership, as master property manager for the Owner, engages Property Manager, to be the manager of the properties identified on Exhibit B attached hereto (collectively, as may be updated from time to time, the “Property”), and Property Manager accepts the engagement, on the terms and conditions set forth herein.
(a)    Acquisitions. From time to time hereafter, Operating Partnership shall have the right, at its sole option, to cause additional single family and other residential properties that are acquired by Owner to become part of the “Property” (an “Acquisition”) by providing written notice to Property Manager (an “Acquisition Notice”). Upon Property Manager’s receipt of an Acquisition Notice and Operating Partnership’s approval of an Approved Budget relating to the

Exhibit J - 2

property identified in such Acquisition Notice in accordance with Section 4.13 hereof, such property shall be deemed part of the “Property”, and Exhibit B shall be updated accordingly.
(b)    Dispositions. From time to time hereafter, Operating Partnership shall have the right, at its sole option, to cause any Property that is sold or transferred to be removed as part of the “Property” (a “Disposition”) by providing written notice to Property Manager (a “Disposition Notice”). Upon Property Manager’s receipt of a Disposition Notice, such Property shall no longer be deemed part of the “Property”, and Exhibit B shall be updated accordingly.
(c)    Financings. From time to time hereafter, Operating Partnership shall have the right, at its sole option in accordance with the terms of the Loan Documents, to cause any Property that ceases to directly or indirectly be security for the Agent under the Loan Documents to be removed as part of the “Property” and transferred to that certain Amended and Restated Property Management Agreement dated _________ between Operating Partnership and Property Manager by providing written notice to Property Manager (a “Release Notice”), with a copy to the Agent. Upon Property Manager’s receipt of a Release Notice, if the Agent does not object to such Release Notice within ten (10) days, such Property shall no longer be deemed part of the “Property”, and Exhibit B shall be updated accordingly.
Section 14.2    Property Manager Status. Property Manager is not a joint venturer, partner or employee of Operating Partnership. In the performance of its duties hereunder, Property Manager shall act solely as property manager for the account of Operating Partnership but only to the extent expressly set forth herein.
Section 14.3    Standards. Property Manager will perform the services required of it under this Agreement (the “Services”) in conformance with the following standards (the “Standards”): (a) those management, rental, sales and collection practices of prudent companies that manage single family and 2-4 family residential homes for rent and sale of a type similar to the Properties in the jurisdiction where the related Property is located, (b) in accordance with commercially reasonable professional standards, (c) in compliance with all Legal Requirements; (d) using good faith and commercially reasonable efforts; and (e) in accordance with instructions that Operating Partnership issues from time to time.
ARTICLE 15    TERM.
Section 15.1    Initial Term. The initial term of this Agreement commences on the Effective Date and ends on ______________ (the “Term”).
Section 15.2    Termination. Following the initial Term, this Agreement shall continue on a monthly basis. Article 8 hereof contains provisions regarding termination of this Agreement.

Exhibit J - 3

ARTICLE 16    COMPENSATION
PROPERTY MANAGER WILL BE COMPENSATED FOR ITS SERVICES UNDER THIS AGREEMENT AS OUTLINED ON EXHIBIT C ATTACHED HERETO. SUCH COMPENSATION IS REFERRED TO HEREIN AS THE “MANAGEMENT FEE”.
ARTICLE 17    PROPERTY MANAGER’S RESPONSIBILITIES.
Section 17.1    Property Management Report. Property Manager shall populate App Folio, or another accounting system selected by Operating Partnership, with the data contemplated by such program, in a timely fashion (and no later than five (5) calendar days after the data is available).
Section 17.2    Initial Renovation of Properties. Property Manager shall negotiate agreements with contractors for renovation work to Properties consistent with a standardized scope of work as approved by Operating Partnership. All renovation agreements must be approved in advance by Operating Partnership. Property Manager will oversee completion of the approved renovation work.
Section 17.3    Management and Maintenance. Property Manager shall maintain and manage the Property in conformance with the Standards. Property Manager shall comply with the provisions of Property Management Plan attached hereto as Exhibit D.
Section 17.4    Leasing. Property Manager shall provide Operating Partnership with an estimated projected rent for each Property. Property Manager shall lease in conformance with the Leasing Plan attached hereto as Exhibit E, as the same may be modified by Operating Partnership. Property Manager must obtain Operating Partnership’s approval prior to any Lease that would be 95% or less of the projected rent set forth in the Approved Budget.
(a)    Lease Form. Property Manager shall use the lease form (the “Lease Form”) attached hereto as Exhibit F.
(b)    Lease Parameters. Property Manager shall negotiate leases in compliance with the lease parameters attached as Exhibit G which Operating Partnership may revise from time to time in Operating Partnership’s sole and absolute discretion (the “Lease Parameters”). Property Manager shall not discriminate in the leasing of the Property in violation of any applicable law.
(c)    Authority. Subject to the terms of this Agreement, Property Manager is authorized to enter into Leases with Tenants.
Section 17.5    Marketing. Property Manager shall use commercially reasonable efforts and advertising to attract, procure and retain Tenants at each Property.

Exhibit J - 4

Section 17.6    Legal Proceedings and Legal Counsel. The selection of attorneys and professionals for legal matters that relate to any Property and Lease shall be subject to Operating Partnership’s prior approval. All legal action with respect to any Property or Tenants must be approved by Operating Partnership; with such approval, Property Manager may file unlawful detainer actions and actions to recover rent and other amounts payable by Tenants. Any legal fees incurred by Property Manager under $1,500 shall be considered “Operating Expenses” hereunder, and Property Manager shall incur no other legal fees. Property Manager shall promptly notify Operating Partnership of any claims related to any Property or any Lease.
Section 17.7    Government Approvals/Rental Taxes. Property Manager shall timely secure tax or business licenses in the name of Owner or Operating Partnership as may be required for the rental of the Property and shall register the Property if required by Legal Requirements.
Section 17.8    Cooperation With Financing and Sales Efforts. Property Manager shall cooperate with any financing, sale, or other transfer or disposition relating to any Property or to Operating Partnership, Silver Bay Property Corp. (“OP Manager”) or any of their affiliates.
Section 17.9    Accounts.
(a)    Trust Deposit Account.  All funds received by Property Manager as a refundable security deposit (the “Security Deposits”) in connection with the Lease shall be either (i) at Operating Partnership’s request, transferred to Operating Partnership or (ii) placed in trust for Owner’s benefit into an account at a financial institution approved in advance by Operating Partnership whose deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) and in a manner to indicate the custodial nature of such account (the “Trust Deposit Account”).  Property Manager shall, as applicable, establish a separate Trust Deposit Account for each Owner that is not an affiliate of the Operating Partnership; provided, however, that Property Manager shall not be required to establish separate Trust Deposit Accounts for Owners that are affiliates of the Operating Partnership.
(b)    [Master Collection Account. Except for Security Deposits as provided above in Section 4.9.1, all Gross Collections shall be directed to the Master Collection Account. Property Manager shall direct all Tenants to send checks directly to the Lockbox or, if any such Tenant pays by electronic means, including direct debit, credit card or ACH, such Tenants shall be directed to make such payments directly to the Master Collection Account. If Property Manager receives any payment directly from a Tenant, Property Manager shall immediately deposit such payment into the Master Collection Account or direct such payment to the Lockbox.]
(c)    [Trust Operating Account. Except for Security Deposits as provided above in Section 4.9.1, all Gross Collections shall be placed in trust for Owner’s benefit into an account at a financial institution approved in advance by Operating Partnership whose deposits are

Exhibit J - 5

insured by the FDIC and in a manner to indicate the custodial nature of such account (the “Trust Operating Account”). As of the date hereof, the Trust Operating Account is account number [____________] maintained at [___________] in the name [____________________]. Property Manager shall establish a separate Trust Operating Account for each Owner that is not an affiliate of any other Owner; provided, however, that Property Manager shall not be required to establish separate Trust Operating Accounts for affiliated Owners. Property Manager shall not link any account to the Trust Operating Account other than the Collection Account (as defined in the Loan Documents), whether by a zero balance account connection or other automated funding mechanism.]
[Trust Operating Account.  Except for Security Deposits as provided above in Section 4.9.1, and Gross Collections as provided above in Section 4.9.2, all funds held by Property Manager shall be placed in trust for Owner’s benefit into an account at a financial institution approved in advance by Operating Partnership whose deposits are insured by the FDIC and in a manner to indicate the custodial nature of such account (the “Trust Operating Account”).  Property Manager shall establish a separate Trust Operating Account for each Owner that is not an affiliate of the Operating Partnership; provided, however, that Property Manager shall not be required to establish separate Trust Operating Accounts for affiliates of the Operating Partnership.]
(d)    No Commingling. Without limiting the foregoing, in no event shall any Security Deposits, any Gross Collections or any other funds from the Property be commingled with any other funds of third parties that are not affiliates of the Operating Patnership, and in no event shall any funds attributable to the Property of one Owner be used for the benefit of the Property of another Owner.
(e)    Access to Accounts. Operating Partnership shall be given read-only access, the account number and password to all Property accounts.
(f)    [Security Interest. Property Manager hereby grants to Operating Partnership a security interest in the Trust Operating Account to secure performance of Property Manager’s obligations under this Agreement. The parties intend for this Agreement to create a security interest in and to such accounts, and Operating Partnership shall have all the rights of a secured party, as provided in the Uniform Commercial Code, as in effect from time to time. Property Manager agrees to authorize and file any financing statements required to perfect Operating Partnership’s interest in such accounts. Property Manager acknowledges that the security interest described in this Section 4.9.6 will be assigned to the Agent.]
Section 17.10    Disbursements.
(c)    Requests for Funds. Property Manager may provide a written request to Operating Partnership with respect to funding the Trust Operating Accounts for the ensuing month

Exhibit J - 6

to the extent reasonably required. Property Manager’s request shall describe and document any request for funds in excess of those anticipated in the Approved Budget.
(d)    Operating Expenses. Property Manager shall pay all Operating Expenses on a timely basis from the funds in the applicable Trust Operating Account; provided, however, that except as otherwise provided in the Approved Budget, any maintenance or repair outlay estimated to cost more than $500.00 shall require the prior written approval of Operating Partnership.
(e)    [Remittance to Operating Partnership. Each month, after deducting all authorized Operating Expenses from the Gross Collections for the immediately preceding calendar month, the net remaining amount of Gross Collections in excess of a reserve of $200 for each Property shall be remitted by Property Manager to Operating Partnership at the address or account as Operating Partnership directs in writing. Such remittance shall be made no later than the eighth (8th) calendar day of each month.]
[Payment of Management Fee.  The Operating Partnership shall, solely with funds provided by Owner, pay Property Manager the Management Fee on the eighth (8th) calendar day of each month, or if such day is not a banking day, the following calendar day, calculated on all rent collected since the last payment date.]
(f)    Property Manager Not Entitled to Rents and Other Charges and Collections. Property Manager acknowledges and agrees that it is collecting and processing rents and other charges and collections solely as the property manager for Owners and Operating Partnership (as master property manager for the Owners). Property Manager has no right to, or title in, the rents and other charges and collections collected or processed with respect to the Property. In any bankruptcy, insolvency or similar proceeding the Property Manager, or any trustee acting on behalf of the Property Manager, waives any claim to such rents and other charges and collections other than as such may be used to pay the fees and compensation of the Property Manager pursuant to the terms and conditions of this Agreement.
Section 17.11    Reports. Property Manager shall cause the following statements, reports and documentation (collectively, the “Reports”) to be delivered to Operating Partnership at the time and in the form and manner referenced below:
(c)    Periodic Inspections. Promptly after each inspection, which shall be at least annually, an update of any material changes, damage, problems or issues.
(d)    Claim Reports. A report of any claims that may be made by a Tenant or any other Person arising out of the Property relating to any injury, damage, loss, liability, cost, expense or other similar issues, whether or not covered by insurance (the “Claims Report”), a copy of which will be transmitted to Operating Partnership and its insurance agent within 48 hours of receipt by Property Manager.

Exhibit J - 7

(e)    Account Reconciliations. A monthly reconciliation of the Trust Deposit Accounts and Trust Operating Accounts, as applicable, and all deposits, disbursements, fees and charges, fund balances and all related information (the “Account Reconciliations”), not later than five (5) calendar days following the end of each month.
(f)    Monthly Reports. On or before the fifth (5th) calendar day of each month:
(i)    a monthly income and expense statement (on a form furnished or approved by Operating Partnership and certified by Property Manager) that shows detail of all Gross Collection and Operating Expenses;
(ii)    an up-to-date rent roll, including a Tenant delinquency report and a vacancy report, in excel format;
(iii)    security deposit funds detail;
(iv)    a balance sheet;
(v)    accounts receivable
(vi)    accounts payable aging;
(vii)    expense distribution in excel format;
(viii)    income register in excel format;
(ix)    Management Fee support;
(x)    the monthly close and reporting checklist attached as Exhibit H hereto; and
(xi)    and such other reports and supporting data as as reasonably requested by Operating Partnership.
(g)    Database Updates. At least weekly, Property Manager shall update Operating Partnership’s proprietary database with such information as Operating Partnership may reasonably request.
Section 17.12    Records. Property Manager shall organize and maintain accurate records of all of the information and data prepared by or utilized by Property Manager in the performance of its duties, including the following (collectively, the “Records”):
(a)    All Security Deposits, Gross Collections, Operating Expenses and Management Fees;

Exhibit J - 8

(b)    The original of each Lease and Tenant application;
(c)    Each Approved Budget;
(d)    The banking statements, Account Reconciliations and all back-up information (including proposals, invoices, receipts, etc.) for both the Trust Deposit Accounts and Trust Operating Accounts, as applicable; and
(e)    Insurance policies, all reports required hereunder and all correspondence and activities with respect thereto.
(f)    The Records shall be open for inspection by Operating Partnership at all reasonable times and shall be sufficiently detailed to allow Operating Partnership to trace payments and withdrawals to each individual Property. Property Manager shall provide reasonable assistance in the conduct of any audit of the financial statements of Operating Partnership or any of its clients or affiliates. Manager shall keep safe and intact all such Records for a period of three (3) years after the year to which the records pertain.
Section 17.13    Budgets.
(a)    Initial Budget. Property Manager shall promptly and diligently prepare an initial budget for the operation, maintenance, repair and leasing of each Property and shall submit it to Operating Partnership for Operating Partnership’s approval.
(b)    Updated Budgets. As reasonably necessary in accordance with the Standards, and when otherwise requested by Operating Partnership, Property Manager shall prepare and submit to Operating Partnership for Operating Partnership’s approval a proposed updated budget for the Property (broken out for each Property). The applicable (initial or updated) budget is the “Approved Budget”.
Section 17.14    Compliance With Laws and Requirements. Property Manager shall comply with all Legal Requirements applicable to the performance of the Services and with all insurance policies, surety bonds, agreements and contracts delivered to Property Manager by Operating Partnership, including all documents and instruments entered into respecting loans for Owner, Operating Partnership, OP Manager or any of their affiliates (the “Loan Documents”). Notwithstanding the foregoing, Property Manager shall not take any action required by Legal Requirements if Operating Partnership has notified Property Manager that Operating Partnership is contesting or has affirmed its intention to contest and promptly institute proceedings contesting such Legal Requirements, unless failure to comply promptly with any such Legal Requirements would expose Property Manager to civil and/or criminal liability.

Exhibit J - 9

Section 17.15    Other Forms of Compensation Prohibited. Property Manager agrees that its compensation as described in Article 3 hereof is the consideration for all services of Property Manager under this Agreement. Expenses related to Property Manager’s Employees or to Property Manager’s office overhead (including marketing expenses), whether or not allocable to services rendered in the management of Property, are not to be an Operating Expense of the Properties. All rebates, discounts or commissions collected by Property Manager, or credited to Property Manager’s use, that relate to the purchasing of supplies or to the rendering of services for the Property, shall be for the benefit of Owner, other than de minimis discounts for bulk purchases or handling charges. Property Manager shall not collect or charge any undisclosed fee, rebate or discount in connection with the management or leasing of the Property.
Section 17.16    Inspections of Properties. Property Manager shall cooperate with Operating Partnership and Operating Partnership’s representatives in order to allow them to inspect the Property.
Section 17.17    Internal Controls. Property Manager will establish internal controls to the extent necessary to permit Operating Partnership and its clients and affiliates to fully comply with the requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), which includes establishing and maintaining disclosure controls and procedures under the Exchange Act (rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting under the Exchange Act (rules 13a-15(f) and 15d-15(f)). Property Manager and Operating Partnership will consult on the proposed internal controls (along related policies and procedures) prior to adoption of any such controls.
Section 17.18    Customer Information. Upon the request of Operating Partnership, Property Manager shall (a) implement and maintain “appropriate safeguards”, as such term is used in the FTC Safeguard Rule, 16 CFR § 314 (as may be amended, the “FTC Safeguard Rule”), for all “customer information”, as such term is defined in the FTC Safeguard Rule, obtained by Property Manager from Owner, Operating Partnership, OP Manager, any of their affiliates or any tenant or prospective tenant of a Property and (b) implement an information security program as required by the FTC Safeguard Rule.  Property Manager shall promptly notify Operating Partnership, in writing, of each instance of (i) unauthorized access to or use of nonpublic customer information that could result in substantial harm or inconvenience to a customer of Owner, Operating Partnership, OP Manager or any of their affiliates or (ii) unauthorized disclosure, misuse, alteration, destruction or other compromise of such nonpublic customer information.
ARTICLE 18    INSURANCE; DAMAGE.
Section 18.1    Insurance. Property Manager shall at all times obtain and keep in force, at no expense to Operating Partnership or Owner, the following policies of insurance:

Exhibit J - 10

(d)    a commercial general liability policy of insurance protecting Property Manager, Operating Partnership, OP Manager and Owner against claims and damages, including punitive damages, for bodily injury, property damage and personal injury, based upon or arising out of the ownership, use, occupancy or maintenance of the Property and all areas appurtenant thereto, to the extent arising out of an act or omission of Property Manager. Such insurance shall be on an occurrence basis providing single limit coverage in an amount at limits of not less than $l,000,000 per occurrence, with a $2,000,000 aggregate limit.
(e)    statutory workers’ compensation and employers’ liability insurance with minimum limits of $100,000 per accident, $100,000 per disease for each of employee of Property Manager, and $100,000 per policy limit, covering all of Property Manager’s employees;
(f)    professional liability or errors and omissions insurance with minimum limits of at least $1,000,000.00 per occurrence, with a $1,000,000.00 aggregate limit, and with a minimum five (5) year extended reporting period.
Deductibles shall be subject to Operating Partnership’s approval, in its sole and absolute discretion. The limits of the foregoing insurance shall not limit the liability of Property Manager nor relieve Property Manager of any obligation hereunder. All insurance carried by Property Manager shall be primary to and not contributory with any similar insurance carried by Operating Partnership, OP Manager or Owner, whose insurance shall be considered excess insurance only. Property Manager shall name Operating Partnership, OP Manager and Owner and their respective directors, officers, members, managers, employees, and agents as named or additional insureds on the commercial general liability policy and the professional liability policy. Property Manager shall not do or permit to be done anything that invalidates the required insurance policies. Property Manager shall deliver to Operating Partnership certified copies of all policies of insurance or certificates evidencing the existence and amounts of the required insurance within ten (10) days following the execution of this Agreement. No such policy shall be cancelable or subject to modification except after thirty (30) days prior to written notice to Operating Partnership. Property Manager shall, at least thirty (30) days prior to the expiration of such policies, furnish Operating Partnership with evidence of renewals or “insurance binders” evidencing renewal thereof. The cost of Property Manager’s insurance hereunder shall not be included in Operating Expenses. Operating Partnership may at its option obtain any insurance required by this Section 5.1 and deduct the cost thereof from Property Manager’s fees hereunder, and may terminate this Agreement upon notice to Property Manager in the event that Property Manager does not timely provide to Operating Partnership the evidence of insurance required hereunder.
Section 18.2    Insurance Policies. The insurance policies required under this Agreement shall contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a fire. The policies shall not contain any intra-insured exclusions as between insured persons or organizations. The policies required herein shall be issued by companies duly

Exhibit J - 11

licensed or admitted to transact business in the state where the Property is located, and maintaining during the policy term a “General Policyholders Rating”, as set forth in the most current issue of AM Best’s Insurance Guide, of A/VII or higher. In the event of a rating downgrade below the required minimum level, Property Manager shall use good faith and commercially diligent efforts to replace the policy with a carrier that has the agreed-upon minimum rating.
Section 18.3    Contractors. Other than “handyman” services costing less than $1,000, Property Manager shall require all contractors providing services to the Property to carry insurance in accordance with the Standards. Property Manager shall deliver to Operating Partnership evidence that such insurance policies are valid and in effect prior to a contractor beginning work on any of the Properties.
Section 18.4    Waiver of Subrogation. Property Manager shall have its respective insurance carriers waive any right to subrogation that such companies may have against Owner, Operating Partnership, OP Manager or Property Manager, as the case may be, so long as the insurance is not invalidated thereby.
Section 18.5    Damage. Property Manager shall promptly investigate and make a full timely written report to Operating Partnership of all damage or destruction to any Property and all accidents or claims for damages relating to the ownership, operation or maintenance of each Property (each report, a “Damage Report”).
ARTICLE 19    REPRESENTATIONS AND WARRANTIES.
Section 19.1    Representations, Warranties and Covenants of Property Manager. Property Manager covenants, represents and warrants to:
(a)    Due Organization and Authorization. Property Manager is validly existing and in good standing and has full power and authority to enter into this Agreement.
(b)    Licenses. Property Manager and its employees possess all licenses and permits under the laws of the state in which the Property is located as are necessary for them to perform their duties set forth in this Agreement, and all such licenses and permits are in good standing.
(c)    Financial Success. Property Manager has not relied on any historical financial statement of the Property, or any projection of earnings or any statements as to the possibility of future success or other similar matter that may have been delivered or made available to Property Manager, and Property Manager understands that Operating Partnership does not make nor has made any guarantee as to the future financial success of the Property.

Exhibit J - 12

Section 19.2    No Operating Partnership Warranties or Representations as to the Property. Property Manager acknowledges and agrees that Operating Partnership has not made, nor shall Operating Partnership be deemed to have made, any warranty or representation, express or implied, with respect to the Property.
Section 19.3    Representations and Warranties of Operating Partnership. Operating Partnership represents and warrants to Property Manager that Operating Partnership is validly existing and in good standing, and has full power and authority to enter into this Agreement.
ARTICLE 20    CONFIDENTIALITY.
Property Manager will keep confidential all information regarding Operating Partnership and any related parties. The provisions of this Article 7 shall survive any termination of this Agreement.
ARTICLE 21    TERMINATION.
Section 21.1    Voluntary Termination. Either party may terminate this Agreement after the initial Term upon thirty (30) days written notice to the other party. Operating Partnership may terminate this Agreement during the initial Term upon thirty (30) days written notice to Property Manager for a fee of $150 for each Property.
Section 21.2    Effect of Dispositions. This Agreement shall automatically and immediately terminate with respect to any Property upon the sale or other disposition of such Property.
Section 21.3    Termination for Cause Without Prior Notice. At any time Operating Partnership may terminate this Agreement for cause (“Cause”), which includes any of the following: (a) dissolution or termination of Property Manager; (b)  termination or suspension of any of Property Manager licenses required to perform the Services; (c)  Property Manager ceases to do business; (d) bankruptcy, insolvency, or assignment for the benefit of creditors of Property Manager; (e) appointment of a receiver, liquidator or trustee of Property Manager; (f) gross negligence, intentional misconduct or fraud in the performance of Property Manager’s duties and obligations; (g) breach of any material representation, warranty or covenant of Property Manager hereunder; (h) conviction of any senior executive of Property Manager on any criminal charge related to fraud or misappropriation; or (i) a final non-appealable determination against or implicating Property Manager by any licensing board or other governmental or quasi-governmental entity.
Section 21.4    Effect of Termination. On termination or expiration of this Agreement:
(a)    Property Manager shall deliver to Operating Partnership as quickly as practical, but in any event within ten (10) days following the termination date, all original

Exhibit J - 13

Records, and all electronic records, and to provide each original record in hard copy format as Operating Partnership may request at Operating Partnership’s expense.
(b)    Property Manager shall deliver to Operating Partnership as quickly as practical, (and within five (5) days following the termination), all keys to the Property.
(c)    Property Manager shall cooperate in transferring the Trust Deposit Accounts and Trust Operating Accounts, as applicable, as directed by Operating Partnership.
(d)    Any payments received by Property Manager related to each Property following expiration of this Agreement shall be promptly forwarded to Operating Partnership.
(e)    Property Manager shall immediately transfer control of any pending litigation against Tenants or former Tenants to Operating Partnership or its designee.
(f)    Property Manager shall, within thirty (30) days of such termination (or sooner if required by an applicable sale contract), deliver a final accounting reflecting the balance of income and expenses for each Property as of the date of termination.
(g)    Property Manager’s right to compensation shall immediately cease upon the effective date of the termination and shall be prorated through that date.
(h)    Property Manager shall assign and does hereby assign any leases or agreements entered into by Property Manager with respect to the Properties as requested by Operating Partnership.
ARTICLE 22    NOTICES.
All notices, waivers, demands, requests or other communications required or permitted by this Agreement (sometimes collectively referred to herein as “Notices”), to be effective, shall be in writing, properly addressed to the address specified below, and shall be given: (a) by personal delivery; (b) by established overnight commercial courier with delivery charges prepaid or duly charged; (c) by registered or certified mail, return receipt requested, first class postage prepaid; or (d) by facsimile transmission, to the address specified below.

If to Operating Partnership:	Silver Bay Operating Partnership L.P. Attention: CFO 601 Carlson Parkway, Suite 250 Minnetonka, MN 55305

With a copy to:	Pine River Capital Management L.P.
601 Carlson Parkway, Suite 330

Exhibit J - 14

Minnetonka, MN 55305
Attn: General Counsel

If to Property Manager:	[__]

Notices delivered by personal delivery shall be deemed to have been given upon tender to a natural person at the address shown. Notices delivered by overnight courier shall be deemed to have been given the next business day after delivery to such overnight commercial courier. Notices delivered by mail shall be deemed to have been given on the third day after deposit into the United States Postal System. Notices delivered by facsimile transmission shall be deemed to have been given upon confirmation of transmission to the correct telecopy phone number of the intended recipient. Either Party may change its address for notices by giving notice to the other Party as provided herein.
ARTICLE 23    POWER OF ATTORNEY.
Operating Partnership grants a Special Power of Attorney to Property Manager with limited powers, and authorizes Property Manager to act as Operating Partnership’s Attorney in Fact in relation to each Property, for the following limited purposes: (a) to make contracts for any and all utilities including electricity, gas, water, waste management, etc.; (b) to put these services in place (until a Tenant takes occupancy of the pertinent Property) with billing delivered to Property Manager; (c) to obtain utility account information for each Property; (d) to communicate and act on Operating Partnership’s behalf with respect to all home owners association matters; (e) to obtain any and all required sales tax licenses relative to the rents to be collected from each Property; (f) to engage and terminate tenancies using the approved form of lease; (g) to deliver to Tenants all notices required by all applicable landlord/tenant laws; and (h) to prosecute, release, settle and otherwise pursue all legal actions permitted by but in strict accordance with this Agreement.
ARTICLE 24    MEDIATION; ARBITRATION.
If any dispute between the Parties related to this Agreement is not resolved by negotiation, then the dispute shall be mediated. Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association. If the mediation is unsuccessful, then the dispute shall be arbitrated under the rules of the American Arbitration Association.

Exhibit J - 15

ARTICLE 25    MISCELLANEOUS.
Section 25.1    Operating Partnership’s Consent. Except as otherwise expressly provided, Operating Partnership’s consent to matters may be granted or withheld in Operating Partnership’s sole and absolute discretion.
Section 25.2    Backup Property Manager. Upon receipt by the Property Manager of a notice from the Agent that a “Backup Property Manager Reporting Event” has occurred under the Loan Documents, the Property Manager shall provide to any backup servicer or backup property manager (the “Backup Servicer”) appointed by the Agent with respect to the Properties all reports and other information delivered to the Operating Partnership hereunder without seeking further instruction from the Owner or the Operating Partnership, and, by its execution hereof, the Property Manager agrees to do so. The Property Manager may rely upon the contents of any notice or instructions from the Agent or the Backup Servicer without any independent investigation and shall have no liability to the Owner or the Operating Partnership for acting in accordance with such notice.
Section 25.3    Relationship. The relationship of Property Manager to Operating Partnership is that of an agent with limited authority as described herein and otherwise, as an independent contractor, and it is not that of an employee, partner or joint venturer.
Section 25.4    Ambiguities. The doctrine that any ambiguity in this Agreement is construed against the Party whose counsel has drafted it is expressly waived by each of the Parties.
Section 25.5    Time of Essence. Time is of the essence in this Agreement.
Section 25.6    No Assignment; Successors. This Agreement shall be for the benefit of and binding upon the permitted successors and assigns of the Parties. Property Manager may not assign its rights or obligations hereunder, by operation of law or otherwise, without Operating Partnership’s prior written consent.
Section 25.7    Waiver of Trial by Jury. EACH OF THE PARTIES, WITH ADVICE OF LEGAL COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PROPERTIES OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACCOUNTS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT.

Exhibit J - 16

Section 25.8    Counterparts; Electronic Signatures. This Agreement may be executed by original, facsimile or electronic image signature in any number of counterparts, and such counterparts together shall constitute one and the same instrument.
Section 25.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of laws and conflicts of law rules and principles of such state.
Section 25.10    Recitals. The Recitals of this Agreement are incorporated herein as part of this Agreement.
Section 25.11    Modification. This Agreement may be modified or amended by a written agreement executed by both Parties.
Section 25.12    Severability. If any Article, Section, paragraph, sentence, clause or phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining Articles, Sections, paragraphs, sentences, clauses or phrases contained in this Agreement shall not thereby be construed to also be illegal, null and void or against public policy.
Section 25.13    Third Party Beneficiaries. Property Manager and Operating Partnership expressly agree that the Agent, OP Manager, Owner and their affiliates shall each be a beneficiary of all rights and benefits of Operating Partnership hereunder, and no other Person shall have any right or cause of action hereunder.
Section 25.14    Subordination and Attornment.
(a)    Subordination. This Agreement, including Management Fees and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held, by Property Manager in and to the Properties, are and shall be in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of the Agent under the Loan Documents and any other agreement executed in connection therewith, and all renewals, extensions, increases supplements, amendments, modifications or replacements thereof. In confirmation of such subordination, each Party agrees that it shall execute and deliver to a Agent such documents or subordination instruments as Agent may reasonably request. The Property Manager hereby agrees not to contest or impede the exercise by Agent of any right it has under or in connection with this Agreement.
(b)    Termination. At such time as the debt under the Loan Documents is paid in full and the Agent’s security interest under the Loan Documents is released by the Agent, all of the Agent’s right, title and interest hereunder shall terminate.

Exhibit J - 17

(c)    Representations. Property Manager represents and warrants that (a) neither Property Manager nor, to Property Manager’s knowledge, Operating Partnership is in default under any of the terms, covenants or provisions of this Agreement or any other or prior agreement related to the Property, and Property Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under this Agreement; (b) neither Property Manager nor, to Property Manager’s knowledge, Operating Partnership has commenced any action or given or received any notice for the purpose of terminating this Agreement or any other or prior agreement related to the Property; and (c) the Management Fees and all other sums due and payable to Property Manager under this Agreement, and any other or prior agreement related to the Property, as of the date hereof have been paid in full.
Section 25.15    Further Assurances. Each Party shall take all such actions, and execute all such documents, as the other Party shall reasonably request to give effect to this Agreement.
Section 25.16    Entire Agreement. This Agreement supersedes and cancels any and all prior discussions, negotiations and writings between the Parties which may have occurred with respect to the subject matter of this Agreement.
[Signaure Page Follows]

Exhibit J - 18

IN WITNESS WHEREOF, the Parties have executed this Property Management Agreement as of the Effective Date.

SERVICER: SILVER BAY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership By: Name: Title:	PROPERTY MANAGER: [_____________________________] By: Name: Title:

Exhibit J - 19

EXHIBIT A
DEFINITIONS

“Building Systems” means the electrical, mechanical, plumbing, heating, ventilating, and air conditioning, hot water, landscape irrigation, swimming pool, spa fountain or other circulation or filtration systems at a Property.
“CCRs” means, collectively, the declarations of covenants, conditions, easements and restrictions of any HOA plus the applicable bylaws of the HOA and its rules and regulations.
“Gross Collections” means all amounts actually collected in respect of the Property, including, rents, utility payments and deposit forfeitures, interest earned on the Trust Operating Accounts, interest earned on the Trust Deposit Accounts in excess of related banking charges, and other collected revenues. Notwithstanding the foregoing, it is expressly agreed that Gross Collections shall exclude: (a) one half of late charges and insufficient fund charges collected by Property Manager from Tenants; (b) Security Deposits and other refundable deposits received from Tenants that have not been forfeited; (c) any and all proceeds from property insurance policies; (d) the proceeds of any taking by condemnation or eminent domain; and (e) any awards from suits not related to the collection of rent and related charges.
“HOA” means any homeowners or condominium association that includes a Property.
“Lease” means a lease agreement for a Property in accordance with this Agreement.
“Legal Requirements” means governmental statutes, laws, constitutions, codes, ordinances, regulations or rules of governmental entities having jurisdiction over the Property Manager or the Property, orders of any insurance company, and the CCRs, rules and regulations and bylaws of any HOA.
“Lockbox” means that certain post office box established by the Operating Partnership and identified as the “Lockbox” to Property Manager. As of the date hereof, the Lockbox is [insert PO Box address].
“Master Collection Account” means that certain collection account established by the Operating Partnership and identified as the “Master Collection Account” to Property Manager. As of the date hereof, the Master Collection Account is account number ________ maintained at ________ in the name “[Account Name].”
“Net Operating Income” means Gross Collections minus Operating Expenses.

Exhibit J - 20

“Operating Expenses” means: (a) the Management Fee calculated in accordance with the terms of this Agreement and (b) all expenses reasonably and necessarily incurred in connection with the business, operation and maintenance of the Properties during the Term as provided in the Approved Budget, including rental taxes, utilities, casualty and liability insurance premiums, real and personal property taxes, costs and expenses of Operating Supplies, but excluding leasing incentives.
“Operating Supplies” means consumables used by Property Manager or its Employees in the operation of the Properties, including light bulbs, cleaning supplies, batteries, furnace filters, pool chemicals, and other items of a similar nature.
“Person” means any natural person, or any partnership, joint venture, limited liability company, limited partnership, corporation, association, trust or trustee, or any other legal entity.
“Property” refers to the Property collectively; “each,” “any,” or “a” Property, or phrases of similar import, refers to each residence unit comprising a portion of the Property.
“Tenant” means, collectively, any person leasing or otherwise entitled to occupy any Property pursuant to a Lease.

Exhibit J - 21

EXHIBIT B
Property
(SEE ATTACHED)

Exhibit J - 22

EXHIBIT C
COMPENSATION; MANAGEMENT FEE

Exhibit J - 23

EXHIBIT D
MANAGEMENT PLAN

Property Manager shall:
1.    Cause each Property to comply with all applicable Legal Requirements, and forward to Operating Partnership promptly upon receipt all notices regarding any Property;
1.    Promptly notify Operating Partnership in the event that Property Manager becomes aware of any violation of environmental laws or that hazardous materials are present or in the event that any mold, mildew or infestation by pests or rodents is present;
2.    Cause each Property to be maintained and repaired in accordance with the Standards;
3.    Conduct inspections of each Property as frequently as necessary, (at least semi-annually), to monitor the condition of the Property, and arrange for semi-annual “winterizing” and “summerizing” of each Property, and operations checks and filter checks and changes;
4.    Purchase materials, supplies, equipment, tools, appliances and services that are necessary for the operation and maintenance of the Property, using suppliers approved by Operating Partnership; all in compliance with the Approved Budget or as approved by Operating Partnership;
5.    Deliver to Tenants all disclosures and as when required by Legal Requirements;
6.    Prepare, disseminate and enforce rules and regulations for conduct of Tenant and its invitees at each Property, subject to Operating Partnership’s approval;
7.    Prepare for Operating Partnership’s approval a life safety plan, as required by applicable law, and to familiarize Tenant with the plan, as the same may be modified from time to time;
8.    Diligently and promptly receive and investigate all service requests from Tenant, including responding to all emergency requests within not more than twenty-four (24) hours, maintain written records of such requests, and promptly notify Operating Partnership of all such requests and emergencies;
9.    Not knowingly permit the use of any Property for any purpose that might void any policy of insurance, or limit the recovery for any loss thereunder;

Exhibit J - 24

10.    Promptly investigate and report in detail to Operating Partnership all significant accidents and all claims for damage relating to any Property within 48 hours of such occurrence or receipt of claim;
11.    Provide required notices and reports under any applicable HOA or CCRs;
12.    Pay as and when due all applicable HOA assessments and fees, and work to comply with HOAs and CCRs;
13.    Charge Tenants for violations of the CCRs caused by Tenants or their invitees;
14.    Perform other services reasonably necessary for the care and protection of the Tenants and their invitees, for the prevention of waste, damage or injury to any Property;
15.    Pursuant to the Approved Budget, ensure the necessary operation, maintenance and repair of each Property, in compliance with Legal Requirements and the Standards. Property Manager may not enter into any general service agreements for such services without the prior written consent of Operating Partnership. Although Property Manager shall be the contract party for contractors related to the foregoing, Operating Partnership shall have the right to require Property Manager to terminate such contractors upon reasonable notice;
16.    Enter into contracts for electricity, gas, fuel, water, trash, or rubbish hauling and other utility services at each Property in accordance with the Standards;
17.    Monitor the provision of all services and utilities necessary for the efficient operation and maintenance of each Property;
18.    When a Property is vacant, pay from the applicable Trust Operating Account the costs of all utilities and standard services; and
19.    Pay applicable real estate taxes as part of the Operating Expenses of each Property set forth in the Approved Budget.

Exhibit J - 25

EXHIBIT E
LEASING PLAN

20.    Applications. Property Manager will use commercially reasonable efforts to secure the most appropriate tenants possible; and to require all prospective Tenants to complete Property Manager’s rental application approved by Operating Partnership. The cost of applications, to the extent possible, shall be paid by the prospective Tenant.
21.    Tenant Policies. Property Manager shall adhere to the “Tenant Policies” section of Schedule 1 attached hereto (the “Tenant Policies”), which may be revised from time to time.
22.    Lease Form. Property Manager shall use a state approved lease form approved by Operating Partnership.
23.    Lease Renewals, Modifications. Lease renewals and modifications must be in accordance with the Lease Parameters. Property Manager will attempt to raise the rent when feasible.
24.    Utilities. Property Manager shall require the Tenant to post any utility deposit and to pay all utility bills.
25.    Move-Out/Pre-Occupancy Inspections. Prior to a Tenant taking occupancy of any Property, Property Manager shall verify that such Property is clean, that the building systems and all light bulbs, fireplaces, appliances (if any), fire and smoke detectors are in good operating conditions; shall ensure that such Property is in a good and habitable condition; and shall document these conditions. Property Manager shall require that each Tenant complete its own move-in inspection and document such inspection.
26.    Tenant Negotiations; Problems. Property Manager shall receive, consider and promptly investigate and respond to all Tenant complaints or problems in a professional manner. Serious complaints shall be promptly reported to Operating Partnership with appropriate recommendations.
27.    Collections. Property Manager shall use commercially reasonable efforts to collect, and enforce the collection of, all rentals and other charges due.
28.    Lease Enforcement. Property Manager shall enforce the Lease in accordance with the Lease Enforcement Plan attached hereto as Schedule 2, which Operating Partnership may revise from time to time. Property Manager is authorized to serve notices to vacate on Tenants and to institute any action or proceeding it deems necessary to: (a) recover possession of a leased Property; or (b) recover rent, charges or other sums from Tenants; and may compromise and settle or otherwise

Exhibit J - 1

discontinue any such action or proceeding. To the extent practical charges related to enforcement actions shall be billed to Tenant as additional rent.
29.    Leasing Incentives. Leasing incentives may be granted only as approved by Operating Partnership.

Exhibit J - 2

EXHIBIT F
LEASE FORM

[See attached]

Exhibit J - 1

EXHIBIT G
LEASING PARAMETERS

1.	Property Manager is not authorized to enter into a Lease with a prospective Tenant who does not meet the following requirements without Operating Partnership’s prior written approval.

a.
Rental History. Property Manager will verify two years of rental history whenever possible. Any late payments or negative references should result in Tenant being denied or additional conditions being imposed, e.g. requiring additional security deposit. Prior evictions will cause an application to be denied, unless approved by Operating Partnership.

b.
Income/Employment. Prospective Tenants must have verifiable income of at least three (3) times the monthly rental rate, evidenced by most recent paystub, bank statement, or a letter from a supervisor on employer letterhead.

c.
Felonies. A criminal background check must not contain any felonies, and may not contain any other charges or convictions which should cause denial in Property Manager’s commercially reasonable judgment.

2.
In the event that a prospective tenant’s application for a lease is denied due to their inability to meet the aforementioned qualification standards, Property Manager will issue an adverse action letter to that prospective tenant in conformity with Legal Requirements.

3.	Property Manager will obtain a security deposit from each tenant in amounts based on FICO Score, past rental history, and other factors Property Manager deems appropriate.

4.	The minimal monthly rental amounts shall be approved by Operating Partnership in advance and updated upon the termination of a prior Lease or upon Operating Partnership’s request.

5.	Except as otherwise required by Legal Requirements, the term of a Lease shall not be less than one (1) year or greater than two (2) years unless otherwise approved by the Operating Partnership.

6.
Property Manager may allow the Tenant to terminate its Lease early dependent upon certain conditions being met such as Tenant paying applicable termination fees as determined by Property Manager using commercially reasonable judgment.

7.	If pets are allowed on a Property, Tenant will pay a minimum fee of $150.00 per pet.

Exhibit J - 1

8.
Tenant shall be required to pay applicable rent tax, procure in Tenant’s own name all utilities that are typically required to be in a Tenant’s name, pay for all utilities consumed during Tenant’s tenancy, pay any HOA violations issued, and perform any duties or pay any other utilities or fees as outlined in the Lease.

9.	No Tenant shall be granted occupancy without Operating Partnership’s prior, written approval unless there is a fully signed Lease and all prepaid rent and security/pet deposits have been paid.

10.	Leasing concessions, including, for example, the abatement of any rent, may be granted only on a case-by-case basis after approval in writing by Operating Partnership.

Exhibit J - 2

EXHIBIT H
PROPERTY MANAGEMENT CLOSE AND REPORTING CHECKLIST
[See attached]

Exhibit J - 3

SCHEDULE 1

APPLICANT POLICIES AND TENANT POLICIES

[See attached]

Exhibit J - 1

SCHEDULE 2

LEASE ENFORCEMENT PLAN

[See attached]

Exhibit J - 2

Exhibit K
TITLE REVIEW AND SPECIALLY PERMITTED LIENS
[See Attached]

Exhibit K - 1

Exhibit L
FORM OF PROPERTY MANAGER ACKNOWLEDGEMENT
[See Attached]

ACKNOWLEDGMENT AGREEMENT

May 14, 2013

[PROPERTY MANAGER], as Property Manager
[ADDRESS]
Attn: [_____________]

Re:
Property Management Agreement dated as of [____], 2012 (the “Property Management Agreement”) between [PROPERTY MANAGER] (the “Property Manager”) and Silver Bay Operating Partnership L.P. (the “Master Property Manager”), as successor by assignment to Silver Bay Property Corp.

Ladies and Gentlemen:

As Property Manager of certain residential real properties pursuant to the Property Management Agreement (the “Properties”), you are hereby notified pursuant to this acknowledgment agreement (the “Letter Agreement”) that as of [______], 2013 (the “Effective Date”), [OWNER] (the “Owner”) has pledged certain rights relating to certain of the Properties, which Properties are identified on Schedule I hereto, as amended from time to time (the “Financed Properties”) to Bank of America, National Association, as agent on behalf the lenders (the “Agent”) under that certain Revolving Credit Agreement, dated as of May [___], 2013 (the “Credit Agreement”) among the Owner, other borrowers from time to time a party thereto, the Master Property Manager, SB Financing Trust Owner LLC, U.S. Bank National Association, the Agent and the lenders from time to time a party thereto. All capitalized terms not defined herein have the meaning set forth in the Property Management Agreement.
This Letter Agreement acknowledges that:
30.    Recognition of Owner. The Owner is entitled to all of the rights and benefits under the Property Management Agreement and the Master Property Manager is acting as master property manager for the Owner thereunder. Until such time that the Property Manager receives a Transfer Notice or a Default Notice (each as defined below) from the Agent, the Property Manager shall continue to take all direction regarding the Financed Properties from the Master Property Manager.
31.    Notice of Assignment to Agent. You have been notified that, as additional collateral security under the Credit Agreement, the Owner has granted to Agent a security interest in all of the Owner’s right, title and interest in and to the Property Management Agreement.
32.    Rents Belong to Owner. Property Manager acknowledges and agrees that it is collecting and processing the rents solely as the property manager for the Owner and Property Manager has no right to, or title in, the rents, Security Deposits or other Gross Collections. Notwithstanding anything to the contrary in the Property Management Agreement, the Manager acknowledges and agrees that the rents, Security Deposits and other Gross Collections are the sole property of the Owner, encumbered by the lien of the Credit Agreement and other loan documents in favor of the Agent. In any bankruptcy, insolvency or similar proceeding the Property Manager, or any trustee acting on behalf of the Property Manager, waives any claim to the rents, Security Deposits and other Gross Collections, other than as set forth in Paragraph 6.
33.    Transfer Notice. The Owner and the Master Property Manager hereby instructs the Property Manager that, upon receipt by the Property Manager of a notice from the Agent that a “Master Property Manager Event of Default” has occurred under the Credit Agreement (a “Transfer Notice”), the Property Manager shall recognize and follow the direction of any backup property manager (the “Backup Master Property Manager”) appointed by the Agent with respect to the Financed Properties without seeking further instruction from the Owner or the Master Property Manager, and, by its execution hereof, the Property Manager agrees to do so. After receipt of such Transfer Notice, the Property Manager shall reasonably cooperate with the Agent, the Backup Master Property Manager, potential purchasers of any of the Financed Properties, appraisers, auditors and their respective agents and representatives in connection with both the management and disposition of the Financed Properties. The Property Manager may rely upon the contents of any Transfer Notice or instructions from the Agent or the Backup Master Property Manager without any independent investigation and shall have no liability to the Owner or the Master Property Manager for acting in accordance with such Transfer Notice.
34.    Default Notice. The Owner and the Master Property Manager hereby instruct the Property Manager that, upon receipt by the Property Manager of notice from the Agent that an “Event of Default” has occurred under the Credit Agreement (a “Default Notice”), the Property Manager shall act upon any instruction delivered to it by the Agent (or the Backup Master Property Manager specified in such Default Notice) with respect to the Financed Properties without seeking further instruction from the Owner or the Master Property Manager, and, by its execution hereof, the Property Manager agrees to do so. Upon receipt of such Default Notice, the Property Manager shall reasonably cooperate with the Agent, the Backup Master Property Manager, potential purchasers of any of the Financed Properties, appraisers, auditors and their respective agents and representatives in connection with both the management and disposition of the Financed Properties. The Property Manager may rely upon the contents of any Default Notice or instructions from the Agent or the Backup Master Property Manager without any independent investigation and shall have no liability to the Owner or the Master Property Manager for acting in accordance with such Default Notice.
35.    Receipt of Management Fee. Property Manager shall be entitled to continue to receive any Management Fees, expense reimbursements or other amounts payable to Property Manager under the Property Management Agreement for so long as the engagement of the Property Manager has not been terminated under the Property Management Agreement. Notwithstanding anything to the contrary in the Property Management Agreement, Property Manager agrees that it is not entitled to be paid or entitled to deduct Management Fees or expenses due or incurred with respect to any Property that is not a Financed Property from the rents, Security Deposits or any other Gross Collections received in respect of a Financed Property.
36.    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail or facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by electronic mail or facsimile, to each party hereto, at its address set forth on Schedule II hereto.

[NO FURTHER TEXT ON THIS PAGE]

Please acknowledge receipt of this Letter Agreement by signing in the signature block below and forwarding an executed copy to the Agent promptly upon receipt.

Very truly yours,

[__________________], as Owner

By:_______________________________
Name:
Title:

SILVER BAY OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership

By:     Silver Bay Management LLC,
a Delaware limited liability company,
its general partner

By:    Silver Bay Realty Trust Corp.,
a Maryland corporation
its sole member

By:    ________________________
Christine Battist,
Chief Financial Officer

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent

By:_______________________________
Name:
Title:

Exhibit L - 5

Acknowledged and Agreed as of this __ day of ___________, 2013:

[PROPERTY MANAGER], as Property Manager

By:________________________________
Name:
Title:

Exhibit L - 6

SCHEDULE I
(Financed Properties)

Exhibit L - 7

SCHEDULE II
(Notice Addresses)

Exhibit L - 8

SCHEDULE 1
BORROWERS

1. THPI Acquisition Holdings LLC
2. Provident Residential Real Estate Fund LLC

Schedule 1 - 1

SCHEDULE 2
ELIGIBILITY REQUIREMENTS
(a)    Property As Described. All information furnished to the Agent, the Lenders and the Valuation Agent with respect to such Property, including without limitation, all information set forth in the Borrowing Notice and the Document Package with respect to such Property, was complete, true and correct in all material respects as of the date such information was furnished to the Agent, the Lenders or the Valuation Agent, as applicable. There is no fact known to any Borrower or the Borrower Representative which has not been disclosed to the Agent and the Lenders with respect to such Property or the local housing market containing such Property that could reasonably be expected to have a material adverse effect on the value of such Property or the interest of the Lenders in such Property.
(b)    Title. The related Borrower has, or will concurrently with acquisition thereof, good and marketable fee simple title to the Property with full right to transfer and sell the Property, free and clear of all Liens other than Permitted Liens.
(c)    Deed. A deed conveying the Property to the related Borrower (i) has been recorded in the applicable real estate recording office, which deed is in proper form and has been duly executed by all necessary parties and all recording and other fees and expenses related thereto have been paid in full or (ii) for an Acquisition Financed Property, has been recorded or presented to and accepted for recording by the applicable title insurance company issuing the related Title Insurance Policy or binding commitment to Borrower with all fees, premiums and deed stamps and other transfer taxes required to be paid through escrow.
(d)    Taxes and Other Charges. All real property taxes related to such Property, including supplemental or other taxes, if any, governmental assessments, water, sewer and municipal charges, home owners association dues, fees and penalties, condominium charges and assessments, leasehold payments or ground rents (“Real Property Taxes and Charges”) which previously became due and owing have been paid or, for an Acquisition Financed Property, are being paid concurrently with the acquisition, except (i) in the case of any delinquent Real Property Taxes and Charges that arose after the Borrowing Date related to such Property, where the validity or amount thereof is being contested in good faith by appropriate proceeding and the applicable Borrower has deposited into the Special Reserve Account an amount equal to such unpaid Real Estate Taxes and Charges and such contest operates to suspend collection of the contested Real Property Taxes and Charges and the imposition of a Lien on the related Property and (ii) the aggregate amount of delinquent Real Property Taxes and Charges for all Borrowers and all Properties entitled to such exemption does not exceed $250,000.

Schedule 2 - 1

(e)    No Violation of Law. There exists no material and adverse violation of any local, state or federal environmental law, rule or regulation with respect to the Property. There has been no violation of any law or regulation or breach of any contractual obligation by the Borrowers, the related Borrower or the related Property Manager in connection with the management of the Property in each case which is material and adverse to any Secured Party.
(f)    Environmental Laws. The Property is in material compliance with all Environmental Laws. No Borrower-Related Party has caused, or has knowledge of, any Release on to the Property or any adjoining property and to each Borrower-Related Party’s knowledge, no tenant of such Property is involved in any activity that could give rise to any environmental liability for any Borrower-Related Party. There is no condition existing and no event has occurred or failed to occur concerning the Property relating to any Hazardous Material that could reasonably be expected to have a material adverse effect on such Property or its value.
(g)    Compliance. The Property (including the leasing and intended use thereof) complies with all Applicable Laws, including without limitation all ordinances applicable to residential real property and improvements thereon and all applicable zoning ordinances of the jurisdiction in which such Property is located, except to the extent any failure to comply could not be reasonably expected to have a material adverse effect on such Property or its value. There is no consent, approval, order or authorization of, and no filing with or notice to, any Governmental Authority related to the use, operation or leasing of the Property which has not been obtained or made other than construction permits relating to the renovation of such Property, and except as to which the failure to obtain could reasonably be expected to have a material adverse effect on such Property or its value. There has not been committed by any Borrower or by any other Person in occupancy of or involved with the operation, use or leasing of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof.
(h)    Document Package. The Document Package and any other documents required to be delivered by the Borrowers with respect to such Property under this Agreement have been posted to the Data Website.
(i)    No Condemnation; No Damage. Such Property has not been condemned in whole or in part. No proceeding is pending or, to the knowledge of any Borrower-Related Party, threatened for the Condemnation of the Property. Such Property has not been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, vandalism, natural disaster or other casualty except for any such damage that has not been repaired or which has not had a material adverse effect on the value of such Property.
(j)    Property Management. The Property (i) has been and is currently being managed and maintained by a Property Manager pursuant to an Eligible Property Management Agreement

Schedule 2 - 2

or Property Management Agreement, as applicable, or (ii) for an Acquisition Financed Property, will be managed and maintained by a Property Manager pursuant to an Eligible Property Management Agreement or Property Management Agreement following the applicable Borrower’s acquisition thereof.
(k)    Management and Other Contracts. There are no management, service, supply, security, maintenance or other similar contracts or agreements entered into by any Borrower-Related Party with respect to such Property, other than the related Eligible Property Management Agreement or Property Management Agreement, as applicable, which are not terminable upon thirty (30) days’ notice. No Borrower has a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument by which such Property is bound, other than obligations under the Loan Documents
(l)    Residential Property. The Property is a one-to-four family residential home, an individual condominium unit in a low-rise or high-rise condominium project, an individual townhome or an individual unit in a planned unit development.
(m)    Condominiums. If such Property is a condominium unit, none of the Borrowers are “sponsors” or nominees of a “sponsor” under any plan of condominium organization affecting the unit, the ownership and sale of any such condominium unit will not violate any federal, state or local law or regulation regarding condominiums or require registration, qualification or similar action under such law or regulation and such condominium unit is in conformity with all requirement of the Federal National Mortgage Association relating to condominium units.
(n)    No Manufactured Housing; No Mobile Home. Such Property is not manufactured housing or a mobile home.
(o)    No Occupants. Other than an Eligible Tenant pursuant to an Eligible Lease, no Person has any right to occupy or is currently occupying such Property.
(p)    Location in United States. Such Property is located in the District of Columbia or in a state of the United States of America, other than Alaska or Hawaii.
(q)    Owner’s Title Insurance Policy. Such Property is covered by an American Land Title Association (or other form approved for use in the jurisdiction in which such Property is located) owner’s title insurance policy, insuring the related Borrower as fee owner or, if unavailable, a marked or initialed irrevocable binding commitment that is effective as a Title Insurance Policy (a “Title Insurance Policy”) issued by a title insurer generally acceptable to prudent institutional purchasers of residential real property (a “Qualified Title Insurance Company”), ensuring that the related Borrower is the holder of good and marketable, fee simple title to such Property, subject only to Permitted Liens. Such Title Insurance Policy is in an amount at least equal to the original

Schedule 2 - 3

purchase price for such Property. The related Borrower is the sole insured under such owner’s title insurance policy and such owner’s title insurance policy is in full force and effect. No claims have been made under such owner’s title insurance policy that have not been disclosed in writing to the Agent and the Valuation Agent, and no current or prior owner of such Property, including the related Borrower, has done, by act or omission, anything which would impair the coverage of such Title Insurance Policy.
(r)    Litigation. There is no action, suit or proceeding, in law or in equity or other litigation pending, or, to the Borrower’s knowledge, threatened, relating to such Property and none of the Borrowers has received notice from any Person (including without limitation any Governmental Authority) that such Property is subject to any consumer litigation which could have a material and adverse effect on the value of any such Property.
(s)    Utility Easements. Such Property is subject to such legal, valid, binding and enforceable utility and public access easements as are typical and required for residential real properties of a type similar to such Property in the jurisdiction in which such Property is located.
(t)    Capital Expenditure Reserve Account. The Borrower or the related Property Manager has established and fully funded a capital expenditure reserve account in respect of such Property in an amount at least equal to $200.
(u)    Lease. If such Property is a Stabilized Property, the related lease is an Eligible Lease with an Eligible Tenant.
(v)    Property Value Limitation. The Property Value of such Property does not exceed $500,000.
(w)    Brokers. There is no unpaid commission or other compensation payable to any broker or finder in connection with the purchase of the Property by the applicable Borrower other than any such commission or compensation which will be paid upon the acquisition of an Acquisition Financed Property.
(x)    Orders, Injunctions, Etc. There are no orders, injunctions, decrees or judgments outstanding with respect to the Property that (i) would reasonably be expected to have a material adverse effect on such Property or (ii) have not been paid in full.
(y)    Insurance Coverage. Such Property is covered (or concurrently with acquisition thereof will be covered) by one or more insurance policies that satisfy the requirements of Section 6.7 of the Credit Agreement, which insurance policies are each in full force and effect.

Schedule 2 - 4

(z)    Compliance with Renovation Standards. If the Property is a Stabilized Property at the time of the related Borrowing Notice or if the Property is a Non-Stabilized Property that becomes a Stabilized Property, the Property satisfies the Renovation Standards in all material respects.
For the avoidance of doubt, if on any date of determination a Property does not satisfy the foregoing criteria, such Property shall not be an Eligible Property as of such date of determination.

Schedule 2 - 5

SCHEDULE 3
FILING OFFICES

1. Secretary of State of the State of Delaware

Schedule 3 - 1

SCHEDULE 4
SCHEDULE OF PROPERTIES

Data on Schedule of Properties:

Legal Entity
Property Code
Address
City
County
State
Zip

Schedule 4 - 1

SCHEDULE 5
LEASING STANDARDS

1.	Property Managers are not authorized to enter into a lease with a prospective tenant who does not meet the following requirements without prior approval of the Master Property Manager:

•
Property Managers will verify at least one (1) year of rental history whenever possible for each prospective tenant. Late payments or negative references should result in a prospective tenant being denied or additional conditions being imposed. Recent prior evictions will cause an application to be denied.

•
Prospective tenants must have income or assets to support the monthly rental rate, as evidenced by a recent paystub, bank statement, letter from a supervisor on employer letterhead, or similar source of verification.

•	Background checks should not contain felonies or any other charges or convictions of a type that should cause denial in property managers’ commercially reasonable judgment.

2.	Property Managers will obtain a security deposit from each tenant.

3.	The minimal monthly rental amounts shall be approved in advance and may be adjusted upon termination of a prior lease or upon request of the Master Property Manager.

4.
Except as otherwise required by applicable law, at least 75% of all initial leases shall have a term of not be less than one (1) year or greater than two (2) years unless otherwise approved by the Master Property Manager.

5.	Property managers will use commercially reasonable judgment in determining whether to allow a tenant to terminate its lease early and what, if any, conditions to impose.

6.	If pets are requested and allowed on a Property, tenant shall pay a pet fee approved by the Master Property Manager, if permitted under Applicable Laws .

7.	No tenant will be granted occupancy without the Master Property Manager’s prior approval unless the Property Manager has a fully signed lease and all prepaid rent and deposits have been received.

8.	Leasing concessions may be granted on a case-by-case basis after approval by the Master Property Manager.

Schedule 5 - 1

Schedule 5 - 2

SCHEDULE 6
SPONSOR FINANCIAL COVENANTS
The Operating Partnership shall, at all times, have Liquidity equal to at least $25,000,000 (including at least $15,000,000 in Unrestricted Cash) and a Net Worth of at least $125,000,000.
As used in this Schedule 6, the following terms shall have the following meanings:
Borrower Equity: On any date of determination, with respect to all Properties which have not been funded by an Advance under the Facility and have no Allocated Loan Amounts, the aggregate amount, as the same would appear on a consolidated balance sheet of the Operating Partnership and its Subsidiaries, attributable to the asset value of such Properties.
Cash Equivalents: Any (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of the Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
Liquidity: With respect to (a) the Operating Partnership and any date of determination, all Unrestricted Cash of the Operating Partnership, without regard to any Unrestricted Cash of Silver Bay and (b) the aggregate of all additional Advances that could be taken under the Facility by financing Properties owned by the Borrowers that are not Financed Properties but have otherwise met the requirements for financing under Section 2.2 of the Credit Agreement, not to exceed the aggregate of all undrawn Commitments.

Schedule 6 - 1

Net Worth: With respect to the Operating Partnership and any date of determination, an amount equal to (i) the excess of total assets over total liabilities on such date, as the same would appear on a consolidated balance sheet of the Operating Partnership and its Subsidiaries (excluding the assets and liabilities of the Borrowers, the Trust Guarantor and the LLC Guarantor, provided, however, that an amount equal to the Borrower Equity may be included in total assets) at the date of said calculation prepared in accordance with GAAP, minus (ii) to the extent included in such total assets under clause (i), all cash and Permitted Investments of the Operating Partnership, other than Unrestricted Cash, provided that in determining the Operating Partnership’s Net Worth, no assets, liabilities, cash or Permitted Investments of Silver Bay shall be included in such determination.
Unrestricted Cash: With respect to a specified Person, all unpledged and unencumbered cash and Cash Equivalents (excluding all such amounts or items held in any reserve account, collection account, disbursement account, rent receipts account, tenant deposit account or similar account) of such Person.

Schedule 6 - 2